UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

American International Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Preliminary Proxy Materials
Subject to Completion

AMERICAN INTERNATIONAL GROUP, INC.
70 Pine Street, New York, N.Y. 10270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2009

June [  ], 2009

To the Shareholders of
 AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on June 30, 2009, at 11:00 a.m., for the following purposes:

1.	To elect the eleven nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote upon a non-binding shareholder resolution to approve executive compensation;

3.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of common stock from 5,000,000,000 shares to 9,225,000,000 shares;

4.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of AIG’s outstanding common stock at a ratio of one-for-twenty;

5.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock from 6,000,000 shares to 100,000,000 shares;

6.

To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of preferred stock that are not of equal rank and (ii) cause the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock and any other series of preferred stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of preferred stock;

7.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG;

8.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009;

9.	To act upon a shareholder proposal relating to executive compensation retention upon termination of employment;

10.	To act upon a shareholder proposal relating to special meetings of shareholders;

11.	To act upon a shareholder proposal relating to reincorporation of AIG in North Dakota; and

12.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on May 22, 2009 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 30, 2009. The Proxy Statement, Annual Report to Shareholders and other Soliciting Material are available in the Investor Information section of AIG’s corporate website at www.aigcorporate.com.

By Order of the Board of Directors
KATHLEEN E. SHANNON
Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you should bring an account statement or other acceptable evidence of ownership of AIG common stock as of the close of business on May 22, 2009. If you cannot be present at the meeting, please sign the enclosed proxy card or voting instruction card and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or through the Internet.

Preliminary Proxy Materials
Subject to Completion

AMERICAN INTERNATIONAL GROUP, INC.
70 Pine Street, New York, N.Y. 10270

PROXY STATEMENT

June [  ], 2009

TIME AND DATE	11:00 a.m. on Wednesday, June 30, 2009.

PLACE	72 Wall Street, Eighth Floor, New York, New York 10270.

MAILING DATE	These materials are being mailed to shareholders of AIG commencing on or about June [ ], 2009.

ITEMS OF BUSINESS	•	To elect the eleven nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

	•	To vote upon a non-binding shareholder resolution to approve executive compensation;

	•	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of common stock from 5,000,000,000 shares to 9,225,000,000 shares;

	•	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of AIG’s outstanding common stock at a ratio of one-for-twenty;

	•	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock from 6,000,000 shares to 100,000,000 shares;

•

To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of preferred stock that are not of equal rank and (ii) cause the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock and any other series of preferred stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of preferred stock;

	•	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG;

	•	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009;

	•	To act upon a shareholder proposal relating to executive compensation retention upon termination of employment;

	•	To act upon a shareholder proposal relating to special meetings of shareholders;

• To act upon a shareholder proposal relating to reincorporation of AIG in North Dakota; and

• To transact any other business that may properly come before the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on May 22, 2009.

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD

A list of the shareholders of record as of May 22, 2009 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 70 Pine Street, New York, New York 10270.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the meeting is included in the accompanying proxy materials.

PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TABLE OF CONTENTS

Page
VOTING INSTRUCTIONS AND INFORMATION	4
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	10
RELATIONSHIPS WITH THE FEDERAL RESERVE BANK OF NEW YORK, THE AIG CREDIT FACILITY TRUST AND THE UNITED STATES DEPARTMENT OF THE TREASURY	11
ELECTION OF DIRECTORS	13
CORPORATE GOVERNANCE	16
Governance	16
Report of the Nominating and Corporate Governance Committee	18
Committees	20
Compensation of Directors	23
Compensation and Management Resources Committee Interlocks and Insider Participation	26
OWNERSHIP OF CERTAIN SECURITIES	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	29
EXECUTIVE COMPENSATION	31
Report of the Compensation and Management Resources Committee	31
Compensation Discussion and Analysis	32
2008 Compensation	42
Exercises and Holdings of Previously Awarded Equity	50
Post-Employment Compensation	53
Potential Payments on Termination and Arrangements with Former Officers	60
NON-BINDING SHAREHOLDER RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	64
AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF AIG COMMON STOCK	64
AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUTSTANDING AIG COMMON STOCK	65
AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF AIG PREFERRED STOCK	70
AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT ISSUANCE OF SERIES OF AIG PREFERRED STOCK THAT ARE NOT OF EQUAL RANK AND TO RANK THE AIG SERIES E PREFERRED STOCK, THE AIG SERIES F PREFERRED STOCK AND ANY OTHER SERIES OF AIG PREFERRED STOCK SUBSEQUENTLY ISSUED TO THE DEPARTMENT OF THE TREASURY SENIOR TO ALL OTHER AIG PREFERRED STOCK	71
AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE RESTRICTIONS ON PLEDGE OF ALL OR SUBSTANTIALLY ALL OF AIG’S ASSETS	72
REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS	73
Report of the Audit Committee	73
RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP	75
Fees Paid to PricewaterhouseCoopers LLP	75
EQUITY COMPENSATION PLAN INFORMATION	77
SHAREHOLDER PROPOSALS	78
SHAREHOLDER PROPOSAL—Executive Compensation Retention upon Termination of Employment	78
AIG Statement in Opposition	78
SHAREHOLDER PROPOSAL—Special Meetings of Shareholders	79
AIG Statement in Opposition	80
SHAREHOLDER PROPOSAL—Reincorporation of AIG in North Dakota	81
AIG Statement in Opposition	82
OTHER MATTERS	83
Other Matters to be Presented at the 2009 Annual Meeting	83
Shareholder Proposals for 2010 Annual Meeting	83
Communications with the Board of Directors	83
Important Notice Regarding Delivery of Shareholder Documents	83
Proxy Solicitation	83
Incorporation by Reference	83
CORPORATE GOVERNANCE GUIDELINES	A-1
PROPOSED AMENDMENT TO ARTICLE FOUR OF AMERICAN INTERNATIONAL GROUP, INC.’S RESTATED CERTIFICATE OF INCORPORATION RELATING TO PROPOSALS 3, 4, 5 and 6	B-1
PROPOSED AMENDMENTS TO ARTICLE EIGHT OF AMERICAN INTERNATIONAL GROUP, INC.’S RESTATED CERTIFICATE OF INCORPORATION RELATING TO PROPOSAL 7	C-1

VOTING INSTRUCTIONS AND INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors (Board of Directors or Board) of American International Group, Inc., a Delaware corporation (AIG), for use at the AIG Annual Meeting of Shareholders to be held on June 30, 2009, or at any adjournment thereof (Annual Meeting or 2009 Annual Meeting of Shareholders). These proxy materials are being mailed to shareholders of AIG commencing on or about June [  ], 2009.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of AIG common stock, par value $2.50 per share (AIG Common Stock), if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on May 22, 2009. On that date, [  ] shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by [  ] shareholders of record. You may cast one vote for each share of AIG Common Stock held by you on the record date.

Holders of Series C Perpetual, Convertible, Participating Preferred Stock (AIG Series C Preferred Stock) are also entitled to vote or direct the voting of their shares of AIG Series C Preferred Stock, if they were shareholders of record at the close of business on May 22, 2009. On that date, 100,000 shares of AIG Series C Preferred Stock were outstanding, held by one shareholder of record. Holders of AIG Series C Preferred Stock may cast approximately [  ] votes for each share of AIG Series C Preferred Stock held by them on the record date ([  ] in the aggregate).

With respect to Proposal 5 and only with respect to Proposal 5, holders of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock (AIG Series E Preferred Stock) and Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (AIG Series F Preferred Stock) are also entitled to vote or direct the voting of their shares of AIG Series E Preferred Stock or AIG Series F Preferred Stock, as applicable, if they were shareholders of record at the close of business on May 22, 2009. On that date, 400,000 shares of AIG Series E Preferred Stock were outstanding, held by one shareholder of record and 300,000 shares of AIG Series F Preferred Stock were outstanding, held by one shareholder of record. Holders of AIG Series E Preferred Stock may cast one vote for each share of AIG Series E Preferred Stock held by them on the record date. Holders of AIG Series F Preferred Stock may cast one vote for each share of AIG Series F Preferred Stock held by them on the record date.

Who is a shareholder of record?

During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York 10270.

•

If you hold AIG Common Stock, AIG Series C Preferred Stock, AIG Series E Preferred Stock or AIG Series F Preferred Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record.

•	If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold in “street name.”

If you are a shareholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

What proposals will be voted on at the Annual Meeting?

There are eight proposals from AIG to be considered and voted on at the Annual Meeting:

1.	To elect the eleven nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote upon a non-binding shareholder resolution to approve executive compensation;

3.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Common Stock from 5,000,000,000 shares to 9,225,000,000 shares;

4.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of the outstanding AIG Common Stock at a ratio of one-for-twenty;

5.

To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock of AIG (AIG Preferred Stock) from 6,000,000 shares to 100,000,000 shares.

6.

To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to (i) permit the Board to issue series of AIG Preferred Stock that are not of equal rank and (ii) cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of AIG Preferred Stock;

7.	To act upon a proposal to amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG; and

8.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009.

In addition, there are three proposals from shareholders to be considered and voted on at the Annual Meeting:

9.	To act upon a shareholder proposal relating to executive compensation retention upon termination of employment;

10.	To act upon a shareholder proposal relating to special meetings of shareholders; and

11.	To act upon a shareholder proposal relating to reincorporation of AIG in North Dakota.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

AIG’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees to the Board of Directors.

2.	“FOR” the approval of the non-binding shareholder resolution on executive compensation.

3.	“FOR” the proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Common Stock from 5,000,000,000 shares to 9,225,000,000 shares.

4.	“FOR” the proposal to amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of the outstanding AIG Common Stock at a ratio of one-for-twenty.

5.	“FOR” the proposal to amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Preferred Stock from 6,000,000 shares to 100,000,000 shares.

6.

“FOR” the proposal to amend AIG’s Restated Certificate of Incorporation to (i) permit the Board to issue series of AIG Preferred Stock that are not of equal rank and (ii) cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of AIG Preferred Stock.

7.	“FOR” the proposal to amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG.

8.	“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009.

9.	“AGAINST” the shareholder proposal relating to executive compensation retention upon termination of employment.

10.	“AGAINST” the shareholder proposal relating to special meetings of shareholders.

11.	“AGAINST” the shareholder proposal relating to reincorporation of AIG in North Dakota.

The Board of Directors is required by the terms of the Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009 (the Series C Stock Purchase Agreement), entered into by AIG with the AIG Credit Facility Trust, to recommend that shareholders vote for proposals 6 and 7 and to solicit proxies in favor of those proposals. See “Relationships with the Federal Reserve Bank of New York, the AIG Credit Facility Trust and the United States Department of the Treasury” for more information on AIG’s relationship with the U.S. government.

What do I need to attend the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you should bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on May 22, 2009, the record date for voting. In order to vote at the Annual Meeting, you will also need a valid “legal proxy”, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.eproxy.com/aig. You may submit a proxy by Internet 24 hours a day. Enter the information requested on your computer screen and follow the simple instructions. If you choose to submit a proxy by Internet, then you do not need to return the proxy card. To be valid, your proxy by Internet must be received by 11:59 a.m., Eastern Daylight Saving Time, on June 29, 2009. Please have your proxy card and the last four digits of your Social Security number or tax identification number available.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone (within the United States and Canada), call toll free 1-800-560-1965 in the United States or Canada any time on a touch tone telephone. You may submit a proxy by telephone 24 hours a day, 7 days a week. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message. If you choose to submit a proxy by telephone, then you do not need to return the proxy card. To be valid, your proxy by telephone must be received by 11:59 a.m., Eastern Daylight Saving Time, on June 29, 2009.

•

By Submitting a Proxy by Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope that has been provided. To be valid, your proxy by mail must be received by 10:00 a.m., Eastern Daylight Saving Time, on June 30, 2009.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above, under “What do I need to attend the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by AIG prior to 10:00 a.m., Eastern Daylight Saving Time, on June 30, 2009; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to AIG’s Secretary at 70 Pine Street, New York, New York 10270 that is received by AIG prior to 10:00 a.m., Eastern Daylight Saving Time, on June 30, 2009; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees; FOR the approval of the non-binding shareholder resolution on executive compensation; FOR the amendment of AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Common Stock from 5,000,000,000 shares to 9,225,000,000 shares; FOR the amendment of AIG’s Restated Certificate of Incorporation to effect a reverse stock split of the outstanding AIG Common Stock at a ratio of one-for-twenty; FOR the amendment of AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Preferred Stock from 6,000,000 shares to 100,000,000 shares; FOR the amendment of AIG’s Restated Certificate of Incorporation to (i) permit the Board to issue series of AIG Preferred Stock that are not of equal rank and (ii) cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of AIG Preferred Stock; FOR the amendment of AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009; AGAINST each of the shareholder proposals; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors, the non-binding shareholder vote on executive compensation and the ratification of the appointment of independent auditors because these are considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to each proposal.

Under NYSE rules, each other proposal is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on any of those proposals.

How are votes counted?

Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the shareholders of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee who is currently a director fails to receive the required vote at the Annual Meeting, the Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.

Proposal 2—Non-binding Shareholder Vote to Approve Executive Compensation. Adoption of the resolution of the non-binding shareholder vote to approve executive compensation requires a “for” vote of a majority of the voting power represented by the votes cast by the shareholders of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, which votes cast are either “for” or “against” the resolution.

Proposal 3—Amendment of AIG’s Restated Certificate of Incorporation to Increase the Authorized Shares of AIG Common Stock. This amendment of the Restated Certificate of Incorporation requires a “for” vote of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, plus a “for” vote of a majority of the outstanding shares of AIG Common Stock, voting as a separate class.

Proposal 4—Amendment of AIG’s Restated Certificate of Incorporation to Effect a Reverse Stock Split of AIG’s Outstanding Common Stock at a Ratio of One-for-Twenty. This amendment of the Restated Certificate of Incorporation requires a “for” vote of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class.

Proposal 5—Amendment of AIG’s Restated Certificate of Incorporation to increase the authorized shares of AIG Preferred Stock. This amendment of the Restated Certificate of Incorporation requires:

•	A “for” vote of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class; plus

•	A “for” vote of a majority of the voting power of AIG Series C Preferred Stock, voting as a separate class; plus

•	A “for” vote of at least 66 2/3 percent of the outstanding shares of each of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock, voting as separate classes.

Proposal 6—Amendment of AIG’s Restated Certificate of Incorporation to (i) Permit AIG’s Board of Directors to Issue Series of AIG Preferred Stock that Are Not of Equal Rank and (ii) Cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and Any Other Series of AIG Preferred Stock Subsequently Issued to the United States Department of the Treasury to Rank Senior to All Other Series of AIG Preferred Stock. This amendment of the Restated Certificate of Incorporation requires:

•	A “for” vote of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class; plus

•	A “for” vote of at least 66 2/3 percent of the outstanding shares of AIG Series C Preferred Stock, voting as a separate class.

Proposal 7—Amendment of AIG’s Restated Certificate of Incorporation to Eliminate Any Restriction on the Pledging of All or Substantially All of the Property or Assets of AIG. This amendment of the Restated Certificate of Incorporation requires a “for” vote of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class.

Proposal 8—Ratification of the Selection of PricewaterhouseCoopers LLP as AIG’s Independent Registered Public Accounting Firm. Ratification of the selection of accountants requires a “for” vote of a majority of the voting power represented by the votes cast by the shareholders of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, which votes are cast “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Shareholder Proposals 9-11. Approval of each shareholder proposal requires a “for” vote by a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class.

Broker Non-Votes and Abstentions. Because directors are elected by a majority of the votes cast, an abstention or broker non-vote will have no effect on the election, although a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.”

In the case of the adoption of the non-binding resolution on executive compensation and ratification of the appointment of PricewaterhouseCoopers LLP, only votes cast “for” or “against” the ratification will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” these proposals and therefore will have no effect on the vote. With respect to each other proposal, an abstention, broker non-vote or withheld vote will have the effect of a vote “against” such proposals.

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the combined voting power of AIG Common Stock and AIG Series C Preferred Stock, treated as a single class, will constitute a quorum.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

How do I obtain more information about AIG?

A copy of AIG’s 2008 Annual Report to Shareholders, which includes AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 (AIG’s 2008 Annual Report on Form 10-K) filed with the U.S. Securities and Exchange Commission (SEC), has been previously delivered to shareholders. You also may obtain, free of charge, a copy of the 2008 Annual Report to Shareholders and AIG’s 2008 Annual Report on Form 10-K by writing to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Investor Relations. These documents also are available in the Investor Information section of AIG’s corporate website at www.aigcorporate.com.

Why was approval of the issuance of the AIG Series C Preferred Stock, which is convertible into more than 20 percent of AIG Common Stock, not sought?

Section 312.03 of the NYSE Listed Company Manual generally requires shareholder approval (the Shareholder Approval Policy) prior to the issuance by NYSE-listed companies of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if:

•

The common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock, or

•

The number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

There is an exception under Section 312.05 to the Shareholder Approval Policy when (1) the delay in securing shareholder approval would seriously jeopardize the financial viability of the listed company’s enterprise and (2) reliance by the listed company on such exception is expressly approved by the Audit Committee of the Board of Directors.

The Audit Committee of AIG’s Board of Directors determined that the issuance of the AIG Series C Preferred Stock was necessary to procure funds the delay of which would have seriously jeopardized the financial viability of AIG. Notice of such determination was sent to shareholders on September 26, 2008 in accordance with NYSE rules.

Who pays for the expenses of this proxy solicitation?

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $17,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the outcome of the proposed and completed transactions with the NY Fed and the Department of the Treasury, the number, size, terms, cost and timing of dispositions and their potential effect on AIG’s businesses, financial condition, results of operations, cash flows and liquidity (and AIG at any time and from time to time may change its plans with respect to the sale of one or more businesses), AIG’s exposures to subprime mortgages, monoline insurers and the residential and commercial real estate markets and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements include a failure of the completed transactions with the Department of the Treasury to achieve their desired objectives or a failure to complete the proposed transactions with the NY Fed, developments in global credit markets and such other factors as discussed throughout part II, Item 7. in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Item 1A. Risk Factors, of AIG’s 2008 Annual Report on Form 10-K and in part II, Item 1A. Risk Factors, of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. AIG is not under any obligation (and expressly disclaims any obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RELATIONSHIPS WITH THE FEDERAL RESERVE BANK OF NEW YORK, THE AIG CREDIT FACILITY
TRUST AND THE UNITED STATES DEPARTMENT OF THE TREASURY

AIG has entered into several important transactions and relationships, as well as certain agreements in principle, with the Federal Reserve Bank of New York (NY Fed), the AIG Credit Facility Trust (the Trust) and the United States Department of the Treasury (the Department of the Treasury). These are summarized below and discussed in more detail in AIG’s 2008 Annual Report on Form 10-K, and two Current Reports on Form 8-K, dated April 17, 2009.

Credit Facility with the NY Fed

AIG and the NY Fed entered into a revolving credit facility (as amended, the Fed Credit Agreement) and a Guarantee and Pledge Agreement on September 22, 2008.

AIG Series C Preferred Stock

As of March 4, 2009, the Trust, established for the sole benefit of the United States Treasury in connection with the Fed Credit Agreement and issuance of AIG Series C Preferred Stock, holds all of the outstanding 100,000 shares of AIG Series C Preferred Stock, which are, to the extent permitted by law, entitled to vote on all matters with the AIG Common Stock. As of the record date, the holders of the AIG Series C Preferred Stock are entitled to (i) approximately [  ] percent of the voting power of AIG’s shareholders entitled to vote on any particular matter and (ii) approximately [  ] percent of the aggregate dividend rights of the outstanding AIG Common Stock and the AIG Series C Preferred Stock, in each case, on an as converted basis. As of the record date, the AIG Series C Preferred Stock was entitled to [                             ] votes, less

•	The shares of AIG Common Stock subject to the Warrants (as defined below);

•	Any shares of AIG Common Stock underlying any other instrument convertible into, exchangeable for or representing the right to receive AIG Common Stock owned by the Department of the Treasury; and

•	Any shares of AIG Common Stock otherwise directly owned by the Department of the Treasury.

This calculation is made as if the AIG Series C Preferred Stock had been converted into AIG Common Stock. Thus, as of the record date, the total AIG Series C Preferred Stock voting power of [                             ] shares was reduced by the 53,801,766 shares of AIG Common Stock subject to the Warrants (AIG understands that, as of the record date, the Department of the Treasury did not otherwise own any shares of AIG Common Stock or any other instrument convertible into, exchangeable for or representing the right to receive shares of AIG Common Stock.

The Series C Stock Purchase Agreement requires the Board of Directors to recommend to shareholders, and solicit proxies for, Proposals 6 and 7.

AIG Series E Preferred Stock, AIG Series F Preferred Stock and Warrants

The Department of the Treasury holds all the outstanding 400,000 shares of AIG Series E Preferred Stock, the 300,000 shares of AIG Series F Preferred Stock and two 10-year warrants (the Warrants) to purchase 53,801,766 shares of AIG Common Stock (the TARP Investment), as part of the Troubled Asset Relief Program (TARP) and the Systemically Significant Failing Institutions Program.

The terms of the TARP Investment, among other things:

•	Contain limitations on the payment of dividends on AIG Common Stock and on AIG’s ability to repurchase AIG Common Stock; and

•

Subject AIG to the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the EESA), including the provisions for Systemically Significant Failing Institutions. Each of AIG’s “senior executive officers” (as defined under the EESA) and certain other senior employees executed waivers and entered into letter agreements relating to modifications to compensation or benefits necessary to comply with the executive compensation limitations included in the EESA and the terms of the TARP Investment during the period in which any obligation of AIG arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding.

On April 17, 2009, AIG entered into an agreement with the Department of the Treasury to exchange all of the outstanding shares of Series D Fixed Rate Cumulative Perpetual Preferred Stock (AIG Series D Preferred Stock) for 400,000 shares of AIG Series E Preferred Stock, with a liquidation preference of $104,011.44 per share. The terms of the AIG Series E Preferred Stock are substantially the same as for the AIG Series D Preferred Stock, except that the dividends are not cumulative. In connection with the agreement, AIG agreed that, while any AIG obligations under TARP remain outstanding, other than under any warrant held by the Department of the Treasury, AIG would comply with Section 111 of the EESA, as amended, as implemented by any guidance or regulations issued and/or to be issued thereunder, including any amendments to the guidelines implementing the Systemically Significant Failing Institutions Program.

Resolution of Securities Lending Program

AIG and various U.S. life insurance company subsidiaries of AIG and AIG Securities Lending Corp. (the AIG Agent) entered into an Asset Purchase Agreement, dated as of December 12, 2008 (the Purchase Agreement), with Maiden Lane II LLC, whose sole member is the NY Fed. Pursuant to the Purchase Agreement, the life insurance subsidiaries sold to Maiden Lane II LLC all of their undivided interests in a pool of $39.3 billion face amount of residential mortgage-backed securities held by the AIG Agent as agent of the life insurance subsidiaries in connection with AIG’s U.S. securities lending program.

Termination of Certain CDS

On November 25, 2008, AIG entered into a Master Investment and Credit Agreement (the ML III Agreement) with the NY Fed, Maiden Lane III LLC (ML III), and The Bank of New York Mellon, which established arrangements, through ML III, to fund the purchase of the multi-sector super senior collateralized debt obligations underlying or related to certain credit default swaps and other similar derivative instruments (CDS) written by AIG Financial Products Corp. in connection with the termination of such CDS transactions.

Equity Capital Commitment Facility

On April 17, 2009, the Department of the Treasury and AIG entered into a 5-year equity capital commitment facility of $29.835 billion. AIG has issued 300,000 shares of AIG Series F Preferred Stock to the Department of the Treasury, each share with a zero initial liquidation preference. The liquidation preference of the AIG Series F Preferred Stock will automatically increase, on a pro rata basis, by the amount of any drawdown on the commitment. The Department of the Treasury also received a warrant exercisable for 3,000 shares of AIG Common Stock, and, as described under “AIG Series C Preferred Stock” above, the voting power of the AIG Series C Preferred Stock was reduced by the number of shares of AIG Common Stock underlying the warrant.

Repayment of Borrowings under Fed Credit Agreement with Subsidiary Preferred Equity

On March 2, 2009, AIG announced its intent to enter into a transaction pursuant to which AIG will transfer to the NY Fed preferred equity interests in newly formed special purpose vehicles (SPVs). Each SPV will have (directly or indirectly) as its only asset 100 percent of the common stock of an AIG operating subsidiary (American International Assurance Company, Limited, together with American International Assurance Company (Bermuda) Limited, in one case and American Life Insurance Company in the other). AIG expects to own the common interests of each SPV and will initially have the right to appoint the entire board of directors of each SPV. In exchange for the preferred equity interests received by the NY Fed, there would be a concurrent substantial reduction in the outstanding balance and maximum available amount to be borrowed under the Fed Credit Agreement.

Securitization

On March 2, 2009, AIG announced its intent to enter into a transaction pursuant to which AIG will issue to the NY Fed senior certificates in one or more newly-formed SPVs backed by in-force blocks of life insurance policies in settlement of a portion of the outstanding balance under the Fed Credit Agreement.

Effect of Transactions with the NY Fed, the Trust and the Department of the Treasury

As a result of the arrangements described above, AIG is controlled by the Trust, which is established for the sole benefit of the United States Treasury. The interests of the Trust and the United States Treasury may not be the same as the interests of AIG’s other shareholders. As a result of its ownership, the Trust is able, subject to the terms of the AIG Credit Facility Trust Agreement, dated as of January 16, 2009 (as it may be amended from time to time, the Trust Agreement), and AIG Series C Preferred Stock, to elect all of AIG’s directors and can, to the extent permitted by law, control the vote on substantially all matters, including:

•	Approval of mergers or other business combinations;

•	A sale of all or substantially all of AIG’s assets;

•	Issuance of any additional shares of AIG Common Stock or other equity securities; and

•	Other matters that might be favorable to the United States Treasury.

Moreover, the Trust may, subject to the terms of the Trust Agreement and applicable securities laws, transfer all, or a portion of, AIG Series C Preferred Stock to another person or entity and, in the event of such a transfer, that person or entity could become AIG’s controlling shareholder.

ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. Five of the nominees, other than Harvey Golub, Laurette T. Koellner, Christopher S. Lynch, Arthur C. Martinez, Robert S. Miller and Douglas M. Steenland, are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Directors will be elected by a majority of the votes cast by the shareholders of the AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, which votes are cast “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director of AIG has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee who is currently a director of AIG fails to receive the required vote, the Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Board determines (after consideration of the Nominating and Corporate Governance Committee’s recommendation) that the best interests of AIG and its shareholders would not be served by doing so.

Ellen V. Futter, Richard C. Holbrooke, Fred H. Langhammer, Martin J. Sullivan and Robert B. Willumstad resigned from the Board of Directors during 2008 after the 2008 Annual Meeting of Shareholders. Virginia M. Rometty and Michael H. Sutton resigned from the Board of Directors on May 7, 2009. Stephen F. Bollenbach, Martin S. Feldstein and James F. Orr III informed AIG that they would not be standing for reelection at the 2009 Annual Meeting of Shareholders and Edmund Tse, after over 40 years of service, will retire from AIG and the Board of Directors at the 2009 Annual Meeting of Shareholders.

The nominees for director and certain information supplied by them to AIG are as follows:

DENNIS D. DAMMERMAN Elected November 12, 2008	Former Vice Chairman of the Board, General Electric Company; Former Chairman of GE Capital Services Age 63 Director, BlackRock, Inc. Capmark Financial Group Inc.
HARVEY GOLUB	Former Chairman and Chief Executive Officer of American Express Company Age 70 Director, Campbell Soup Company The Reader’s Digest Association, Inc.
LAURETTE T. KOELLNER	Former Senior Vice President of The Boeing Company; Former President, Boeing International Age 54 Director, Celestica Inc. Sara Lee Corporation

EDWARD M. LIDDY Elected September 18, 2008	Chairman and Chief Executive Officer, AIG Age 63 Director, 3M Company
CHRISTOPHER S. LYNCH	Former Partner, KPMG LLP Age 51 Director, Federal Home Loan Mortgage Corporation
ARTHUR C. MARTINEZ

Former Chairman of the Board, President and Chief Executive Officer, Sears, Roebuck and Co.
Age 69
Director, ABN AMRO Holding, N.V.
 HSN, Inc.
 IAC/InterActiveCorp
 International Flavors & Fragrances, Inc.
 Liz Claiborne, Inc.
 PepsiCo, Inc.

GEORGE L. MILES, JR. Director since 2005	President and Chief Executive Officer, WQED Multimedia Age 67 Director, EQT Corporation Harley-Davidson, Inc. HFF, Inc. WESCO International, Inc.
ROBERT S. MILLER	Executive Chairman, Delphi Corporation Age 67 Director, Symantec Corporation UAL Corporation
SUZANNE NORA JOHNSON Elected July 16, 2008	Former Vice Chairman, The Goldman Sachs Group, Inc. Age 51 Director, Intuit Inc. Pfizer Inc. Visa Inc.

MORRIS W. OFFIT Director since 2005	Chairman, Offit Capital Advisors LLC (a wealth management advisory firm); Founder and Former Chief Executive Officer, OFFITBANK (a private bank) Age 72
DOUGLAS M. STEENLAND	Former President and Chief Executive Officer, Northwest Airlines Corporation Age 57 Director, Delta Air Lines, Inc. Digital River, Inc.

The principal occupation or affiliation of the nominees is shown above. Except as noted below, each director has occupied an executive position with the company or organization listed above for at least five years. Mr. Dammerman retired in 2005 as Vice Chairman of the Board and Executive Officer and a member of the Corporate Executive Office of GE. Prior to his retirement, he had served on the GE Board of Directors and as Chairman and Chief Executive Officer and a director of GE Capital Services, Inc. Ms. Koellner retired as President of Boeing International, a position she held from 2006 to 2008. Prior to that, she was President of Connexion by Boeing from 2004 to 2006, and Executive Vice President, Member of the Office of the Chairman and Chief Human Resources Officer and Chief Administrative Officer. Mr. Liddy joined the private equity firm of Clayton, Dubilier & Rice, Inc. in 2008 after serving as Chairman of The Allstate Corporation, the parent of the Allstate Insurance Company, since January 2007. Prior to that, he was Allstate Chairman and Chief Executive Officer from 1999 until 2006. Mr. Lynch is an independent consultant providing a variety of services to financial intermediaries, including risk management, strategy, governance, financial and regulatory reporting and troubled-asset management. Prior to retiring from KPMG LLP in May 2007, Mr. Lynch held a variety of leadership positions at KPMG, including National Partner in Charge—Financial Services. Mr. Martinez retired as Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. in 2000. Mr. Miller was Chairman of Federal-Mogul Corporation from 2004 to 2005, prior to becoming Chairman and Chief Executive Officer of Delphi Corporation in 2005. Mr. Miller was Chairman and Chief Executive Officer of Delphi Corporation when it filed for Chapter 11 bankruptcy in October 2005. Ms. Nora Johnson retired as Vice Chairman of The Goldman Sachs Group, Inc. in 2007. Since 2003, she had held numerous roles at Goldman Sachs including Head of the Global Investment Research Division and Chairman of the Global Markets Institute. Mr. Offit served as Co-Chief Executive Officer of Offit Hall Capital Management LLC from 2002 until 2007. Mr. Steenland was President of Northwest Airlines from 2001 until 2004 and was President and Chief Executive Officer of Northwest Airlines from 2004 until 2008. Mr. Steenland was Chief Executive Officer of Northwest Airlines when it filed for Chapter 11 bankruptcy in September 2005.

Working with the Board, Edward M. Liddy, AIG’s Chairman and Chief Executive Officer, has determined that coincident with the reconfiguration of the Board, the company should also initiate the necessary actions to install a more permanent leadership team and structure. Accordingly, he has informed the Board of his intention to resign from his positions with AIG, including his service as a director, once appropriate permanent replacements are appointed. The Board concurs with Mr. Liddy’s recommendation that the roles of Chairman and Chief Executive Officer be separated going forward and intends to conduct a search to fill both positions. The search will include participation by both the reconstituted Board and the trustees of the Trust.

CORPORATE GOVERNANCE

GOVERNANCE

AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s Corporate Governance Guidelines are included as Appendix A. AIG’s Corporate Governance Guidelines and the charters of the Nominating and Corporate Governance Committee, the Compensation and Management Resources Committee, the Finance and Risk Management Committee, the Audit Committee, and the Regulatory, Compliance and Public Policy Committee are available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com or in print by writing to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Investor Relations.

AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and a Code of Conduct for employees are available, without charge, in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com or in print by writing to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the SEC and the NYSE.

Using the current AIG Director Independence Standards that are included with the Corporate Governance Guidelines as Annex A thereto, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that Ms. Nora Johnson, Ms. Koellner and Messrs. Bollenbach, Dammerman, Feldstein, Golub, Lynch, Martinez, Miles, Miller, Offit, Orr, and Steenland are independent under NYSE listing standards and AIG’s Director Independence Standards. In addition, Ms. Futter and Ms. Rometty and Messrs. Holbrooke, Langhammer and Sutton, who also served on the Board during 2008, Mr. Willumstad, until he was appointed AIG’s Chief Executive Officer in June 2008, and Marshall A. Cohen, Stephen L. Hammerman and Frank G. Zarb, who also served on the Board in 2008 before the 2008 Annual Meeting of Shareholders, were independent under NYSE listing standards and AIG’s Director Independence Standards.

In making the independence determinations, the Nominating and Corporate Governance Committee considered relationships arising from: (1) contributions by AIG to charitable organizations with which Messrs. Bollenbach, Feldstein, Hammerman, Holbrooke, Langhammer, Offit and Willumstad and Ms. Futter and Ms. Nora Johnson or members of their immediate families are affiliated; (2) in the case of Ms. Rometty, transactions between AIG and IBM Corporation; and (3) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties. Except as described in the following paragraph, none of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.

In 2008, AIG made payments totaling $410,000 to the Asia Society, of which Mr. Holbrooke was chairman of the board of directors, for membership fees, sponsorship costs and general contributions. Under AIG’s Director Independence Standards that are used to assist the Board in making independence determinations, the Board must consider the materiality of any contributions for a calendar year made to a charitable organization with which a director is affiliated if the contributions exceed $200,000. The Board, on the recommendation of the Nominating and Corporate Governance Committee, considered the payments to the Asia Society and determined that they did not impair Mr. Holbrooke’s independence. In making this determination, the Nominating and Corporate Governance Committee and the Board evaluated all facts they considered relevant, including that Mr. Holbrooke did not serve as an executive officer and did not receive compensation from the Asia Society, that he did not solicit the payments and that, given the significance of AIG’s operations in Asia, the Board and AIG management believed that the payments to the Asia Society would enhance AIG’s reputation and standing in Asia.

In 2007 and 2008, AIG made donations of $615,000 and $550,000, respectively, to Lincoln Center in New York City, of which Mr. Golub is a director. As described above, AIG’s Board is required to consider the materiality of these contributions to Mr. Golub’s independence. These contributions to Lincoln Center were made prior to Mr. Golub being considered as a candidate for election to the Board and were not solicited by Mr. Golub, and the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that these contributions did not impair Mr. Golub’s independence.

There were 19 meetings of the Board during 2008. The non-management directors meet in executive session, without any management directors present, in conjunction with each regularly scheduled Board meeting. Mr. Willumstad presided at the executive sessions before he was appointed the Chief Executive Officer of AIG and Mr. Bollenbach, as Lead Independent Director, presided at the executive sessions thereafter. For 2008 and 2007, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. Under AIG’s Corporate Governance Guidelines, any director who, for two consecutive calendar years, attends fewer than 75 percent of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board.

Directors are expected to attend the annual meetings of shareholders. All directors serving at the time of the 2008 Annual Meeting of Shareholders, except for former director Mr. Cohen, attended that meeting.

AIG has adopted policies on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These policies are available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com. Interested parties may make their concerns known to the non-management members of AIG’s Board of Directors as a group or the other members of the Board of Directors by writing in care of Special Counsel and Secretary to the Board, American International Group, Inc., 70 Pine Street, New York, New York 10270 or by email to: boardofdirectors@aig.com.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Overview

The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its committees.

Committee Organization

Committee Charter. The Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

Independence. The Board of Directors has determined that each member of the Committee is independent, as required by NYSE listing standards.

Conduct of meetings and governance process. During 2008, the Committee held five meetings. In discussing governance initiatives and in preparation for meetings, the Committee Chairman, the Chairman of the Board, the Lead Independent Director and the Special Counsel and Secretary to the Board of Directors met and consulted frequently with the other Committee and Board members.

Board Membership and Composition

Nomination and Election of Directors. Thirteen directors were elected at AIG’s Annual Meeting of Shareholders in May 2008. During 2008, after the Annual Meeting of Shareholders, five directors resigned from the Board of Directors (Ms. Futter and Messrs. Holbrooke, Langhammer, Sullivan and Willumstad). In addition, Ms. Rometty and Mr. Sutton resigned on May 7, 2009, and Messrs. Bollenbach, Feldstein and Orr informed AIG in May 2009 that they would not be standing for reelection. Mr. Tse submitted his resignation in March 2009 to become effective at the 2009 Annual Meeting of Shareholders. On September 18, 2008, in connection with the transactions entered into between AIG and the NY Fed and the Department of the Treasury described above, the Board elected Edward M. Liddy as Chief Executive Officer and a director of AIG and appointed him as Chairman of the Board, succeeding Mr. Robert B. Willumstad, who had served as Chairman since November 1, 2006. In addition, the Committee nominated, and the Board elected, two new directors after the 2008 Annual Meeting of Shareholders, Dennis D. Dammerman and Suzanne Nora Johnson. Ms. Nora Johnson was brought to the Committee’s attention by Heidrick & Struggles, an executive search firm that the Committee engaged to assist it in identifying potential director nominees. Mr. Liddy and Mr. Dammerman were identified for the Committee by members of the U.S. government in connection with the transactions entered into between AIG and the NY Fed and the Department of the Treasury. Ms. Koellner and Messrs. Golub, Lynch, Martinez and Miller were identified to the Committee by the trustees of the Trust. Their candidacies were considered in the same manner as any other director candidate brought by a shareholder to the attention of the Committee. In addition, the Committee, acting upon a referral provided by Paula Rosput Reynolds, Vice Chairman and Chief Restructuring Officer, identified Mr. Steenland to stand for election at the 2009 Annual Meeting of Shareholders. The Committee believes the depth of experience and breadth of expertise of these nominees complement the composition of the Board and provide the Board with a broader view of AIG’s businesses.

On the recommendation of the Committee, the Board appointed Mr. Stephen F. Bollenbach as Lead Independent Director in connection with creation of that position in June 2008 at the time of Mr. Willumstad’s appointment as Chief Executive Officer. As Lead Independent Director, Mr. Bollenbach became an ex-officio member of each committee of the Board of Directors of which he was not a member.

The Committee evaluated and recommended to the Board of Directors the eleven nominees standing for election at the 2009 Annual Meeting, based on the criteria set forth in AIG’s Corporate Governance Guidelines. A description of the nominees recommended by the Committee is set forth above in “Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “Committees—Nominating and Corporate Governance Committee.”

Independence. The Board of Directors, on the recommendation of the Committee, determined that each of AIG’s seven non-management directors, and Messrs. Golub, Lynch, Martinez, Miller and Steenland and Ms. Koellner, is independent within the meaning of the NYSE listing standards. Mr. Liddy, who serves as Chief Executive Officer, and Mr. Tse (who has submitted his resignation to become effective at the 2009 Annual

Meeting of Shareholders), who serves as Senior Vice Chairman—Life Insurance, are the only directors who held AIG management positions and, therefore, are not independent directors.

Corporate Governance Initiatives in 2008

Amendment of By-laws and Corporate Governance Guidelines. On the recommendation of the Committee, the Board amended the By-laws of AIG to provide for a Chairman of the Board of Directors, who may also serve as Chief Executive Officer, and to create the position of Lead Independent Director.

Conclusion

During 2008, the Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.

Nominating and Corporate Governance Committee American International Group, Inc.* George L. Miles, Jr., Chairman James F. Orr III Stephen F. Bollenbach, ex-officio

*	Ms. Rometty was a member of the Nominating and Corporate Governance Committee until she resigned from the Board on May 7, 2009.

COMMITTEES

The following table sets forth the current membership on each standing committee of the Board and the number of committee meetings held in 2008. Mr. Bollenbach became a member of the Board and the Audit Committee on January 16, 2008, a member of the Regulatory, Compliance and Legal Committee on May 14, 2008, and a member of the Compensation and Management Resources Committee on November 12, 2008. He has been an ex-officio member of the Nominating and Corporate Governance, the Finance and Risk Management and the Public Policy and Social Responsibility Committees since June 15, 2008. Mr. Liddy became a member of the Board and Chairman on September 18, 2008. Mr. Dammerman became a member of the Board and the Finance and Risk Management and the Compensation and Management Resources Committees on November 12, 2008. Ms. Nora Johnson became a member of the Board on July 16, 2008 and a member of the Compensation and Management Resources and the Finance and Risk Management Committees on January 14, 2009.

Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation and Management Resources Committee		Finance and Risk Management Committee(1)		Public Policy and Social Responsibility Committee(2)	Regulatory, Compliance and Legal Committee(2)

Stephen F. Bollenbach	✓		*		✓		*		*	✓	(C)

Dennis D. Dammerman					✓		✓

Martin S. Feldstein							✓			✓

Edward M. Liddy

George L. Miles, Jr.	✓		✓	(C)					✓

Suzanne Nora Johnson					✓		✓

Morris W. Offit	✓						✓	(C)	✓

James F. Orr III			✓		✓	(C)

Virginia M. Rometty(3)			✓		✓

Michael H. Sutton(3)	✓	(C)								✓

Edmund S.W. Tse

Number of meetings	15		5		11		12		3	5

✓ = Member
C = Chair
* Mr. Bollenbach is an ex-officio member.

(1)	On March 25, 2009, the Finance Committee was renamed the Finance and Risk Management Committee. Please see “Other Committees” below for further details.

(2)

On March 25, 2009, the Public Policy and Social Responsibility Committee and the Regulatory, Compliance and Legal Committee were combined to form the Regulatory, Compliance and Public Policy Committee. Please see “Other Committees” below for further details.

(3)	Resigned from the Board on May 7, 2009.

Audit Committee

The Audit Committee, which held 15 meetings during 2008, assists the Board in its oversight of AIG’s financial statements and compliance with legal and regulatory requirements, the qualifications and performance of AIG’s independent registered public accounting firm and the performance of AIG’s internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in performance reviews and determining compensation of AIG’s chief internal auditor.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate, as defined by NYSE listing standards, and that a majority of the members of the Committee are audit committee financial experts, as defined under SEC rules. In accordance with SEC rules, the Board of Directors designated, for purposes of AIG’s 2008 financial statements, Mr. Sutton the named audit committee financial expert and, on the recommendation of the Nominating and Corporate Governance Committee, determined that Mr. Sutton had accounting or related financial management expertise, as defined by NYSE listing standards. Although designated as an audit committee financial expert, Mr. Sutton did not act as an accountant for AIG and, under SEC rules, is not an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose. Under the Federal securities laws, Mr. Sutton did not have any responsibilities or obligations in addition to those of the other Audit Committee members; for these purposes, all Audit Committee members have identical duties and responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held 5 meetings in 2008. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary purposes of the Nominating and Corporate Governance Committee are to review and recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees, to advise the Board on corporate governance and to oversee the evaluation of the Board and its committees.

The AIG Corporate Governance Guidelines include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the 2010 Annual Meeting of Shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures described in “Other Matters—Shareholder Proposals for 2010 Annual Meeting” in this Proxy Statement.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee, which held 11 meetings during 2008, is responsible for reviewing and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and to the other key employees under its purview, including the performance measures and goals relevant to that compensation. The Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for key and other employees, for evaluating whether AIG’s compensation programs encourage AIG’s senior executives to take unnecessary and excessive risks that threaten the value of the firm and for oversight of AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

Twenty-two key employees are currently under the purview of the Compensation and Management Resources Committee, including all of the executive officers named in the 2008 Summary Compensation Table. Mr. Liddy participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s Chief Executive Officer.

The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.

To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. as a consultant and has used the services of the Cook firm since 2005. The Compensation and Management Resources Committee directly engaged the Cook firm to review and comment on AIG’s executive compensation framework in relation to the objectives of the framework and market practices. A senior member of the Cook firm regularly participates in Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs.

The Cook firm has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm reports directly to the Chairman of the Compensation and Management Resources Committee and does not provide any services to AIG’s management.

In June 2008, the Compensation and Management Resources Committee also considered materials presented by Watson Wyatt Worldwide, Inc., related to retention planning and possible changes to AIG’s long-term incentive compensation programs. For more information on this engagement, see the Compensation Discussion and Analysis. Watson Wyatt has not otherwise presented materials to the Committee.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards.

Other Committees

On March 25, 2009, the Board approved amendments to the charter of the Finance Committee of AIG and the Committee was renamed the Finance and Risk Management Committee. The Finance and Risk Management Committee assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure, the allocation of capital as to its businesses, methods of financing its businesses and other related strategic initiatives. The Committee also reports to and assists the Board in overseeing and reviewing information regarding AIG’s enterprise risk management, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. Before the amendments to the charter, the Finance Committee had functions similar to those of the Finance and Risk Management Committee, but the amendments clarified the Committee’s authority with respect to risk management. The Finance Committee held 12 meetings in 2008. The Finance and Risk Management Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

The Public Policy and Social Responsibility Committee was responsible for reviewing the position and policies of AIG relating to current and emerging corporate social responsibility and political and public policy issues. The Public Policy and Social Responsibility Committee held 3 meetings in 2008.

The Regulatory, Compliance and Legal Committee held 5 meetings during 2008. The principal purpose of the Regulatory, Compliance and Legal Committee was to assist the Board in its oversight of AIG’s legal, regulatory and compliance matters.

On March 25, 2009, the Public Policy and Social Responsibility Committee and the Regulatory, Compliance and Legal Committee were combined to form the Regulatory, Compliance and Public Policy Committee. The Regulatory, Compliance and Public Policy Committee combines the roles of the two former Committees and eliminates the prior overlapping responsibilities between the Committees. The Regulatory, Compliance and Public Policy Committee assists the Board in its oversight of AIG’s legal, regulatory and compliance matters and reviews AIG’s position and policies that relate to current and emerging corporate social responsibility and political and public policy issues. The Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

COMPENSATION OF DIRECTORS

In 2008, each non-management director of AIG received a retainer of $75,000 per year. In lieu of committee annual retainers and meeting fees, Mr. Bollenbach, as Lead Independent Director and an ex-officio member of all standing committees of the Board of which he is not a member, received an additional annual retainer of $40,000. Mr. Willumstad, as non-executive Chairman of the Board in the first two quarters of 2008, had an additional annual retainer of $200,000 in lieu of committee annual retainers and meeting fees, and received $137,500 in total retainers before payments ceased when he became Chief Executive Officer. Other non-management directors received committee meeting attendance fees of $1,500 per meeting, which included attendance, upon request, at meetings of committees of which they are not members and attendance at meetings of AIG’s International Advisory Board. The chairman of each committee received an annual committee retainer of $15,000, except the chairman of the Audit Committee, who received $25,000. For each other member of each committee, the annual committee retainer was $5,000. Retainers were paid in equal installments each quarter in advance of service, and meeting fees were paid each quarter for service in the prior quarter. See “Committees” for information on current committee memberships and committee memberships during 2008.

In 2008, non-management directors received an annual award of Deferred Stock Units (DSUs) with a grant date value of $125,000, with the number of units determined based on the closing price of AIG Common Stock on the date of grant (which was the date of the Annual Meeting of Shareholders). However, as described below, these DSUs lost most of their value in 2008.

In 2008, DSUs were granted under the Amended and Restated 2007 Stock Incentive Plan (2007 Stock Incentive Plan). Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board. The annual retainer amounts, the committee retainer amounts and the meeting fee amounts for service may be deferred, at the election of the directors, into DSUs. DSUs include dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock that underlie the DSUs had been outstanding.

In March 2009, the Nominating and Corporate Governance Committee completed a review of non-management director compensation. Based on this review, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the retention of the following components of AIG’s non-management director compensation:

•	Annual retainer of $75,000;

•	Lead Independent Director retainer of $40,000;

•	Annual committee chairman retainers of $15,000, except $25,000 for the chairman of the Audit Committee; and

•	Annual committee member retainers of $5,000.

The following components of non-management director compensation were eliminated:

•	Annual awards of DSUs;

•	Committee meeting fees; and

•

The right to defer annual retainers, the Lead Independent Director retainer, committee chair retainers and committee membership retainers into DSUs (with any such retainers for the remainder of 2009 that are required to be deferred being paid without interest upon termination of Board service).

Under director stock ownership guidelines, non-management directors should own at least 10,000 shares of AIG Common Stock (including deferred stock and DSUs).

To provide independent advice and guidance, certain of AIG’s non-management directors also serve on the boards of directors of subsidiaries of AIG. These directorships do not pay retainer fees but instead pay a fee of $1,500 per meeting attended.

In response to a derivative action filed against AIG, which is described in AIG’s 2008 Annual Report on Form 10-K, AIG’s Board of Directors appointed a special litigation committee of independent directors to review the matters asserted in the complaint. The special litigation committee was established in 2005, and Messrs. Hammerman and Miles were the members until Mr. Hammerman’s resignation from the special litigation committee effective on May 14, 2008, the date of the 2008 Annual Meeting of Shareholders. Mr. Miles is currently the only member of the special litigation committee. Fees for the special litigation committee are set by the Board and may be reviewed and adjusted by the Board if the amount of work is greater than originally anticipated.

Mr. Zarb, who retired from the Board on May 14, 2008, received fees of $40,000 (and reimbursement for out-of-pocket expenses) for his consulting services to the Nominating and Corporate Governance Committee of the Board from May to September 2008. At the time he retired from the Board, Mr. Zarb was leading several initiatives relating to AIG’s corporate governance. The Nominating and Corporate Governance Committee of the Board asked Mr. Zarb to serve as a consultant with respect to those matters as the Committee and the Board brought them to conclusion.

Messrs. Liddy and Tse did not receive any compensation for their services as directors. Mr. Sullivan served on the Board until July 1, 2008 but did not receive any compensation for his service as a director. Mr. Willumstad served on the Board until September 18, 2008. From the time he was named Chief Executive Officer in June 2008 until he resigned in September, he did not receive any compensation for his services as a director. For information on Mr. Willumstad’s compensation as non-executive Chairman of the Board in the first two quarters of 2008, see the 2008 Summary Compensation Table.

The following table contains information with respect to the compensation of the individuals other than Mr. Willumstad who served as non-management directors of AIG for all or part of 2008.

2008 Non-Management Director Compensation

Non-Management Members of the Board in 2008(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
Stephen F. Bollenbach	$0	$381,086	$3,449	$384,535
Marshall A. Cohen	$16,500	$51,134	$761	$68,395
Dennis D. Dammerman	$0	$73,941	$0	$73,941
Martin S. Feldstein	$119,500	$124,985	$2,715	$247,200
Ellen V. Futter	$75,750	$124,985	$1,629	$202,364
Stephen L. Hammerman	$195,212	$0	$667	$195,879
Richard C. Holbrooke	$10,000	$198,390	$1,910	$210,300
Fred H. Langhammer	$0	$244,413	$3,505	$247,918
George L. Miles, Jr.	$284,500	$124,985	$2,715	$412,200
Suzanne Nora Johnson	$0	$163,978	$1,355	$165,333
Morris W. Offit	$146,500	$124,985	$2,715	$274,200
James F. Orr III	$0	$240,942	$3,552	$244,494
Virginia M. Rometty	$110,173	$124,985	$2,715	$237,873
Michael H. Sutton	$139,500	$124,985	$2,715	$267,200
Frank G. Zarb	$82,212	$0	$40,667	$122,879

(1)	For information on Mr. Willumstad’s compensation as non-executive Chairman of the Board in 2008, see the 2008 Summary Compensation Table.

(2)

This column represents annual retainer fees, committee and committee chairman retainer fees and committee meeting attendance fees. The amounts also include the following amounts in meeting attendance fees for meetings of the boards of directors of subsidiaries of AIG, and retainer fees with respect to Mr. Holbrooke’s membership on the Board of Directors of AIG Global Trade & Political Risk Insurance Company: Cohen—$16,500; Feldstein—$6,000; and Holbrooke—$10,000 (including $2,500 earned in 2007 but paid in 2008). For Messrs. Hammerman and Miles, the amount also includes a fee of $150,000 paid in April 2008 for services rendered in 2005, 2006 and 2007 in connection with the special litigation committee established in 2005. Messrs. Hammerman and Miles each received fees in connection with such services of $50,000 and $25,000 in 2005 and 2006, respectively. No fees were paid in 2007 in connection with their service on the special litigation committee.

(3)

This column represents the expense in accordance with FAS 123R of DSUs (other than dividend equivalent DSUs) granted in 2008 to directors, calculated using the assumptions described in Note 17 to the Consolidated Financial Statements included in AIG’s 2008 Annual Report on Form 10-K.

Because of the decline in the value of AIG Common Stock in 2008, the amounts recognized in this column are not representative of the current value of AIG Common Stock underlying DSUs granted in 2008. If DSUs granted in 2008 had been expensed based on the market value of the underlying AIG Common Stock at year-end 2008, the amounts reported in this column would have been as follows:

Stock Awards

Name	Expense Reported in 2008 Director Compensation Table	Pro Forma Based on Market Value at December 31, 2008	Difference
Stephen F. Bollenbach	$381,086	$29,315	$(351,771)
Marshall A. Cohen*	$51,134	$1,606	$(49,528)
Dennis D. Dammerman	$73,941	$57,186	$(16,755)
Martin S. Feldstein	$124,985	$4,975	$(120,010)
Ellen V. Futter*	$124,985	$4,975	$(120,010)
Stephen L. Hammerman*	$0	N/A	N/A
Richard C. Holbrooke*	$198,390	$7,961	$(190,429)
Fred H. Langhammer*	$244,413	$24,881	$(219,532)
George L. Miles, Jr.	$124,985	$4,975	$(120,010)
Suzanne Nora Johnson	$163,978	$17,741	$(146,237)
Morris W. Offit	$124,985	$4,975	$(120,010)
James F. Orr III	$240,942	$20,366	$(220,576)
Virginia M. Rometty	$124,985	$4,975	$(120,010)
Michael H. Sutton	$124,985	$4,975	$(120,010)
Frank G. Zarb*	$0	N/A	N/A

*	For directors who retired or resigned in 2008, shares of AIG Common Stock underlying DSUs were delivered before year-end.

On May 14, 2008, AIG made annual grants of 3,169 DSUs each to the directors. Mr. Bollenbach received 2,158 DSUs, Ms. Nora Johnson received 5,369 DSUs and Mr. Dammerman received 30,788 DSUs upon their election to the Board on January 16, July 16 and November 12 of 2008, respectively. In addition, directors received DSUs representing deferred director’s fees at other dates throughout the year. In total, DSUs (other than dividend equivalent DSUs) were granted on January 2, January 16, April 1, May 14, July 1, July 16, October 1, October 28 and November 12 of 2008. The grant date fair values for the DSUs were calculated by multiplying the number of DSUs awarded by the closing price of AIG Common Stock on the date of grant. The number of DSUs granted to each director on each date, and the grant date fair value in accordance with FAS 123R per DSU granted on each date, were as follows:

Name	January 2 $56.30	January 16 $57.91	April 1 $47.00	May 14 $39.44	July 1 $26.73	July 16 $23.28	October 1 $3.95	October 28 $1.83	November 12 $2.03
Stephen F. Bollenbach	0	2,503	521	3,220	1,225	429	10,443	0	331
Marshall A. Cohen	421	0	488	114	0	0	0	0	0
Dennis D. Dammerman	0	0	0	0	0	0	0	0	36,424
Martin S. Feldstein	0	0	0	3,169	0	0	0	0	0
Ellen V. Futter	0	0	0	3,169	0	0	0	0	0
Stephen L. Hammerman	0	0	0	0	0	0	0	0	0
Richard C. Holbrooke	399	0	542	3,169	897	64	0	0	0
Fred H. Langhammer	377	0	675	3,169	1,131	0	8,037	2,459	0
George L. Miles	0	0	0	3,169	0	0	0	0	0
Suzanne Nora Johnson	0	0	0	0	0	6,174	5,126	0	0
Morris W. Offit	0	0	0	3,169	0	0	0	0	0
James F. Orr III	377	0	675	3,220	1,169	0	7,531	0	0
Virginia M. Rometty	0	0	0	3,169	0	0	0	0	0
Michael H. Sutton	0	0	0	3,169	0	0	0	0	0
Frank G. Zarb	0	0	0	0	0	0	0	0	0

(4)

This column represents DSUs awarded as dividend equivalents. As described above, the grant date fair values of the DSUs awarded as dividend equivalents were calculated by multiplying the number of DSUs awarded by the closing price of AIG Common Stock on the date of the grant. Directors received DSUs representing dividend equivalents on January 2, April 1, July 1 and October 1 of 2008. The number of DSUs granted to each director on each of these respective dates was as follows: Bollenbach—0, 10, 46 and 443; Cohen—6, 9, 0 and 0; Feldstein—6, 7, 36 and 275; Futter—6, 7, 36 and 0; Hammerman—6, 7, 0 and 0; Holbrooke—6, 9, 43 and 0; Langhammer—6, 9, 44 and 397; Miles—6, 7, 36 and 275; Nora Johnson—0, 0, 0 and 343; Offit—6, 7, 36 and 275; Orr—6, 9, 45 and 402; Rometty—6, 7, 36 and 275; Sutton—6, 7, 36 and 275; and Zarb—6, 7, 0 and 0.

The grant date fair values in accordance with FAS 123R per DSU for the DSUs awarded as dividend equivalents on the relevant date are as indicated in the table in footnote 3.

For Mr. Zarb, the amount also includes $40,000 in consulting fees from May to September 2008.

The following table sets forth information with respect to the option and stock awards outstanding at December 31, 2008 for the non-management directors of AIG.

Stock and Option Awards Outstanding at December 31, 2008

Non-Management Members of the Board in 2008(1)	Option Awards(2)	Deferred Stock(3)	Deferred Stock Units(4)
Stephen F. Bollenbach	0	0	19,171
Marshall A. Cohen	20,500	0	0
Dennis D. Dammerman	0	0	36,424
Martin S. Feldstein	20,500	2,875	5,227
Ellen V. Futter	20,500	0	0
Stephen L. Hammerman	5,000	0	0
Richard C. Holbrooke	17,500	0	0
Fred H. Langhammer	5,000	0	0
George L. Miles, Jr.	5,000	1,875	5,227
Suzanne Nora Johnson	0	0	11,643
Morris W. Offit	5,000	1,875	5,227
James F. Orr III	2,500	1,000	15,168
Virginia M. Rometty	2,500	750	5,227
Michael H. Sutton	5,000	1,625	5,227
Frank G. Zarb	17,500	0	0

(1)

For information on Mr. Willumstad’s stock and option awards related to his service as a director and Chairman of the Board, see “Executive Compensation—Exercises and Holdings of Previously Awarded Equity.”

(2)

Represents outstanding option awards made by AIG in 2006 and prior years. All options are exercisable, but have exercise prices far in excess of the value of AIG Common Stock at year-end 2008 ($1.57). The exercise price of the options ranges from $47.00 to $84.71.

(3)	No deferred stock was awarded in 2008. Deferred stock shown was awarded in 2007 and prior years. Receipt of deferred stock is deferred until the director ceases to be a member of the Board.

(4)

DSUs shown include DSUs awarded in 2008 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

No member of the Compensation and Management Resources Committee has served as an officer or employee of AIG at any time or has any relationship with AIG requiring disclosure as a related-party transaction. During 2008, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

OWNERSHIP OF CERTAIN SECURITIES

Common Stock

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent(1)
C.V. Starr & Co., Inc.; Edward E. Matthews; Maurice R. Greenberg;
The Maurice R. and Corinne P. Greenberg Family Foundation, Inc.;
Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC;
Starr International Company, Inc. (SICO); Universal Foundation, Inc.;
C.V. Starr & Co., Inc. Trust (collectively, the Starr Group)(2)
399 Park Avenue 17th Floor New York, NY 10022(3)	269,019,475	9.9979%

(1)	Percentages calculated based on AIG Common Stock outstanding as set forth in the Schedule 13D described in note 2 below.

(2)

Based on an amended Schedule 13D dated May 1, 2009 by each member of the Starr Group (Starr Group Schedule 13D), the members of the Starr Group do not affirm the existence of a group and disclaim beneficial ownership of each other member of the group; provided, however, that Maurice R. Greenberg does not disclaim beneficial ownership of the shares of AIG Common Stock held by the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC and C.V. Starr & Co., Inc. does not disclaim beneficial ownership of the shares of AIG Common Stock held by the C.V. Starr & Co., Inc. Trust. Item 5 to the Starr Group Schedule 13D provides details as to the voting and investment power of each member of the Starr Group, as well as the right of each member of the Starr Group to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to the Starr Group is provided based solely on the information set forth in the Starr Group Schedule 13D. This information has not been updated to reflect changes in the ownership by the members of the Starr Group of AIG Common Stock that are disclosed in filings made by one or more members of the Starr Group under Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act). In each case, this information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(3)

This is the principal office for all individuals and entities in the Starr Group, other than Starr International Company, Inc., which has a principal office at 101 Baarerstrasse, CH 6300 Zug, Switzerland; the Universal Foundation, which has a principal office at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda; and the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC, which has a principal office at 35 Ocean Reef Drive, Key Largo, Florida  33037.

The following table summarizes the ownership of AIG Common Stock by the current and nominee directors, by the current and former executive officers named in the 2008 Summary Compensation Table in “2008 Compensation” and by the directors and current executive officers as a group. None of the shares of AIG Common Stock listed in the following table have been pledged as security.

	AIG Common Stock Owned Beneficially as of January 30, 2009(1)
	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Steven J. Bensinger	126,767	(4)
Stephen F. Bollenbach	45,676	(4)
Dennis D. Dammerman	51,935	(4)
Martin S. Feldstein	86,931	(4)
Harvey Golub	0	(4)
David L. Herzog	180,472	.01
Laurette T. Koellner	0	(4)
Edward M. Liddy	0	(4)
Christopher S. Lynch	0	(4)
Arthur C. Martinez	0	(4)
George L. Miles, Jr.	12,102	(4)
Robert S. Miller	0	(4)
Kris P. Moor	290,244	.01
Win J. Neuger	348,430	.01
Suzanne Nora Johnson	27,972	(4)
Morris W. Offit	57,102	(4)
James F. Orr III	50,483	(4)
Martin J. Sullivan	470,337	.02
Douglas M. Steenland	0	(4)
Edmund S.W. Tse	1,580,336	.06
Robert B. Willumstad	5,000	(4)
All Directors and Executive Officers of AIG as a Group (33 individuals)	8,377,936	.31

(1)	Amounts include shares as to which the individual shares voting and investment power as follows: Tse—1,045,416 shares with a corporation and Feldstein—23,727 shares with a corporation.

(2)

Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Bensinger—124,942 shares, Feldstein—20,500 shares, Herzog—173,804 shares, Miles—5,000 shares, Moor—278,500 shares, Neuger—297,500 shares, Offit—5,000 shares, Orr—2,500 shares, Sullivan—425,282 shares, Tse—471,250 shares, Willumstad—5,000 shares and all directors and current executive officers of AIG as a group—4,233,036 shares. Options for Messrs. Bensinger and Sullivan are considered outstanding for purposes of this table because the options are subject to AIG’s ongoing review of arrangements for Messrs. Sullivan and Bensinger following termination of their employment in 2008. Under certain circumstances of termination of their employment, these options could have been forfeited as of year-end 2008. For more information, see “2008 Compensation—Exercises and Holdings of Previously Awarded Equity—Outstanding Equity Awards at December 31, 2008.” Amount of equity shown also includes: (i) shares granted to each non-employee director with delivery deferred until the director ceases to be a member of the Board as follows: Feldstein—2,875 shares, Miles—1,875 shares, Offit—1,875 shares, Orr—1,000 shares; and (ii) DSUs granted to each non-employee director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Bollenbach—45,676 shares, Dammerman—51,935 shares, Feldstein—5,227 shares, Miles—5,227 shares, Nora Johnson—27,972 shares, Offit—5,227 shares and Orr—21,493 shares.

(3)

Amount of equity securities shown also excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Sullivan—424 shares and all directors and current executive officers of AIG as a group—27,678 shares. Amount of equity securities shown excludes shares with delivery deferred upon exercise of options as follows: Feldstein—38,109 shares.

(4)	Less than .01 percent.

AIG Series C Preferred Stock

The Trust, c/o Kevin F. Barnard, Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022, holds all of the outstanding 100,000 shares of AIG Series C Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, executive officers, and greater than ten percent holders during 2008 were one late report as a result of a broker error by Ms. Rometty, a director, reporting the disposition of 240 shares in March 2007; one late report as a result of a broker error by Mr. Langhammer, a director, reporting the purchase of 10,000 shares in May 2008; one late report by then-executive officer Robert B. Sandler reporting the retirement distribution of 233,198 shares from the deferred compensation plans established by SICO; one late report by each of the following executive officers reporting the number of shares underlying Restricted Stock Units (RSUs) granted under AIG’s 2005-2006 Deferred Compensation Profit Participation Plan (DCPPP) upon certification of performance on March 2, 2007 (although no shares have been delivered): Mr. William Dooley, 25,600 RSUs; Mr. Jacob Frenkel, 25,600 RSUs; Mr. David Herzog, 10,800 RSUs; Mr. Robert Lewis, 19,200 RSUs; Mr. Rodney Martin, 19,200 RSUs; Mr. Moor, 56,000 RSUs; Mr. Neuger, 54,400 RSUs; Mr. Brian Schreiber, 27,200 RSUs; Mr. Tse, 64,000 RSUs; Mr. Nicholas Walsh, 28,000 RSUs, Mr. Jay Wintrob, 48,000 RSUs, and Mr. Frank Wisner, 10,800 RSUs; one additional late report by each of Messrs. Frenkel, Tse and Wisner reporting the grant of 5,120, 12,800 and 3,780, respectively, incremental RSUs under the DCPPP on February 26, 2008; and two late reports by individuals and entities in the Starr Group reflecting the disposition of an aggregate of 33,776 shares resulting from two transactions.

RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Co-Investments with AIG

AIG has established employee investment funds to permit selected employees to participate alongside AIG’s merchant banking, venture capital and similar funds. This fund has a fee structure that is generally more favorable than that offered by AIG to non-employees. Four of AIG’s current executive officers have invested in this fund. There were no distributions from this fund in 2008. A current executive officer invested in a similar fund, the SunAmerica Venture Fund 2000, LP, and received tax distributions related to such fund in 2008.

Other Transactions

Ada K.H. Tse, daughter of Mr. Tse, serves as President and CEO of AIG Global Investment Corp. (Asia) Ltd. For 2007 and 2006, Ms. Tse received approximately $1.4 million and $1.2 million, respectively, in total salary, bonus and equity-based compensation. For 2008, Ms. Tse received approximately $500,000 in salary and $400,000 in retention awards. In addition, Ms. Tse received $250,000 in respect of her year-end bonus for 2008 and is eligible to receive an additional amount that has not yet been approved. Ms. Tse will also be eligible for retention payments in 2009 in the amount of approximately $600,000.

Daniel Neuger, son of Mr. Neuger, serves as a Managing Director of AIG Global Investment Corp. and AIG Global Asset Management Holdings Corp. For 2008, 2007 and 2006, Mr. Daniel Neuger received approximately $365,000, $330,000 and $225,000, respectively, in total salary, bonus and equity- based compensation. For 2008, Mr. Daniel Neuger also received approximately $75,000 in retention awards. Mr. Daniel Neuger will be eligible for retention payments in 2009 in the amount of approximately $110,000.

For a discussion of Mr. Zarb’s consulting services for the Nominating and Corporate Governance Committee, see “Compensation of Directors.”

Related-Party Transactions Approval Policy

The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee. In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee will consider:

•	Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•	Whether there are demonstrable business reasons for AIG to enter into the transaction;

•	Whether the transaction would impair the independence of a director; and

•

Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship, and any other factors the Nominating and Corporate Governance Committee or its chairman deems relevant.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE

Overview

The role of the Compensation and Management Resources Committee includes reviewing and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and to the other key employees under its purview, making recommendations to the Board with respect to AIG’s compensation programs for key and other employees, overseeing AIG’s management development and succession planning programs and producing this Report on annual compensation.

Risk Review

As part of AIG’s participation in the TARP, the Committee also became responsible for evaluating whether AIG’s compensation programs encourage AIG’s senior executives to take unnecessary and excessive risks that threaten the value of AIG. In 2009, we reviewed (and will continue to review at least annually) the incentive compensation arrangements of AIG’s most senior executives with AIG’s senior risk officers.

Certification

The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Compensation and Management Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Frederic W. Cook & Co. has also reviewed and discussed the Compensation Discussion and Analysis with management and outside counsel on behalf of the Compensation and Management Resources Committee. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s 2008 Annual Report on Form 10-K. In addition, the Compensation and Management Resources Committee certifies that it has reviewed the incentive compensation arrangements of the executives whose compensation is disclosed in the 2008 Summary Compensation Table (other than the executives who departed from AIG prior to November 2008) and has made reasonable efforts to ensure that such arrangements do not encourage such executives to take unnecessary and excessive risks that threaten the value of AIG.

Compensation and Management Resources Committee
American International Group, Inc.

James F. Orr III, Chairman
Stephen F. Bollenbach
Dennis D. Dammerman
Suzanne Nora Johnson
Virginia M. Rometty*

*	Ms. Rometty resigned from the Board on May 7, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of our Chief Executive Officer, our Chief Financial Officer and our three most highly paid other executives (as determined in accordance with SEC rules). It also discusses the compensation of three former executives who served as our Chief Executive Officer or Chief Financial Officer in 2008. We refer to these individuals as our “named executives.” However, the Compensation Discussion and Analysis does not cover the arrangements of AIG’s other employees or the many compensation plans and programs in which our 116,000 employees participate around the world.

Compensation Outcomes for 2008

Last year, we introduced a table showing the amount of year-end performance-based compensation earned by each of the executives named in our 2007 Summary Compensation Table. The following is the identical table, providing 2008 amounts for our named executives for 2008 who remain at AIG. Each of these named executives is a member of AIG’s seven-officer Leadership Group, which also includes Mr. Wintrob, our Executive Vice President—Retirement Services, and Ms. Reynolds, our Chief Restructuring Officer.

Year-End Performance-Based Compensation Earned for 2008

Name	Year-End Variable Performance- Based Pay	Year-End Option Award	Performance- Based RSUs Earned	Senior Partner Units Earned	Total
Edward M. Liddy	$0	$0	$0	$0	$0
David L. Herzog	$0	$0	$0	$0	$0
Edmund S.W. Tse	$0	$0	$0	$0	$0
Win J. Neuger	$0	$0	$0	$0	$0
Kris P. Moor	$0	$0	$0	$0	$0

Legacy Compensation Principles. Since 2005, our senior management compensation philosophy, as disclosed in prior Proxy Statements, has been based on:

•	Emphasizing “at risk” elements of compensation that had value only if AIG produced strong financial performance and shareholder returns during current and subsequent performance periods;

•	Fostering an owner/manager culture through a partnership compensation approach that ensured senior management accountability for a variety of company-wide strategic goals;

•	Aligning the economic interests of key employees with those of shareholders by ensuring that a substantial portion of each key employee’s compensation was represented by AIG Common Stock; and

•	Centralizing administration and control over compensation.

2008 performance-based outcomes have essentially been predetermined since November of that year, the time the Department of the Treasury agreed to acquire the AIG Series D Preferred Stock, and are consistent with our previously articulated compensation framework. We used overlapping, formula- driven approaches to reward stable short-term and long-term performance and to provide little or no payout if goals were not achieved. We believe our programs responded appropriately to 2008 results:

•	No member of our Leadership Group is receiving annual variable performance-based pay for 2008. Each volunteered not to be considered for such pay in 2008.

•	The options we granted at the end of 2007 are far out of the money, as are all of our outstanding options. We did not make an annual option grant in 2008.

•	Our previously granted long-term performance equity for 2007-2008 and 2008-2009 will pay nothing.

•	Our previously granted long-term performance cash awards for 2006-2008 will pay nothing. The 2007-2009 and 2008-2010 cycles were discontinued.

The long-term nature of our awards means that prior years’ compensation, even when earned based on performance, in large part remains at risk. At many other companies, the compensation represented by our unpaid long-term awards would already have been vested and delivered to employees. These long-term awards have historically had significant retentive effects, making it expensive for competitors to attempt to recruit AIG employees. However, the significant decline in the value of AIG shares has eliminated this retentive benefit.

The following chart shows the value of outstanding unvested share-based awards and in-the-money options at the end of each year held by the named executives for 2008 who remain at AIG.

Detail on Operation of Direct Compensation Components. For our most senior executives, direct compensation for 2008 was intended to consist of:

•	Base salary

•	Time-vested grants of equity in the form of stock options and RSUs

•	Long-term performance cash awards granted under the Senior Partners Plan, based on three-year growth in adjusted book value

•	Year-end variable performance-based pay

•	Performance RSUs granted under the Partners Plan, based on two-year growth in adjusted earnings per share

Base salary. Senior executives historically received a relatively small portion of their overall compensation as base salary. Mr. Liddy volunteered to receive a $1 salary when he joined AIG. For the other named executives, base salary has been set by our Compensation and Management Resources Committee at a reasonable range around the market median, based on demonstrated performance, responsibilities, tenure (including the individual’s historic salary levels) and individual experience.

The Committee considered salary levels at year-end 2007. As we voluntarily disclosed last year, salary levels generally remained at 2007 levels other than for changes related to phasing out our historic quarterly cash bonus program and a $50,000 increase to Mr. Bensinger, our former Chief Financial Officer.

None of our named executives received a regular increase in annual salary for 2009, although Mr. Moor received a promotional increase of $150,000 per year in late 2008 when he assumed additional responsibilities for AIG’s Domestic Personal Lines business in connection with the retirement of Mr. Sandler. Mr. Herzog, who had served as AIG’s comptroller since 2005, declined an increase in annual base salary when he became our Chief Financial Officer in October 2008.

Annual cash variable performance-based pay. Annual cash variable performance-based pay is intended to reward overall AIG, business unit and individual performance during the year. All members of the Leadership Group agreed not to receive an annual cash bonus for 2008.

To establish the corporate pool for variable performance-based pay for participants outside of the Leadership Group, the Committee approved discretionary funding for annual awards by business unit at levels between 60 and 90 percent of target, depending on the business unit. For our executive officers (including our Leadership Group other than Mr. Liddy and Ms. Reynolds, who had no target performance-based pay for 2008), the levels approved represented approximately 56 percent of target, and for these officers and our Senior Partners together, levels approved represented approximately 63 percent of target. After our discussions with the Department of the Treasury, AIG determined to pay only one half of the previously approved levels (other than previously guaranteed awards for two executives) for our executive officers and Senior Partners in the first quarter of 2009, resulting in payments at approximately 34 percent of target. The remainder may be paid later in 2009, but only if AIG achieves sufficient performance under our restructuring plan as determined in the discretion of the Committee.

In addition to year-end performance-based pay, AIG has made quarterly cash payments to certain employees, including some members of the Leadership Group. At the end of 2007, AIG began to phase out these amounts by converting up to $100,000 into salary and offering employees the option to convert the remainder into time-vested RSUs (with a 25 percent premium based on AIG’s share price on the date of grant). Messrs. Herzog and Tse elected this option and received RSUs, which have lost almost all of their value. For the members of the Leadership Group who were still receiving these amounts in 2008, the quarterly payments were suspended after the third quarter, when the initial financial assistance was received from the NY Fed. Amounts that appear in the “Bonus” column of the Summary Compensation Table for 2008 represent only these pre-assistance quarterly payments and not year- end performance-based pay. AIG has continued the suspension of quarterly payments and RSUs in lieu of quarterly payments for 2009 for the Leadership Group. To the extent the Committee establishes targets for annual variable performance-based pay for the Leadership Group for 2009, it intends to take the prior quarterly cash opportunity into account.

Time-vested grants of stock options. AIG historically provided long-term equity-based compensation in part through time-vested equity grants. Until 2008, at year-end, AIG generally granted time-vested option awards to employees participating in our Senior Partners Plan and time-vested RSUs to employees below the Senior Partner level. No year-end grants were made in 2008.

Performance RSUs granted under the Partners Plan. In 2006 and 2007, the Committee granted Performance RSUs each year under AIG’s Partners Plan. The number of Performance RSUs earned by a participant depended on growth in AIG’s adjusted net income (earnings) per share over a two-year performance period relative to pre-established goals and ranged from 0 to 150 percent of the “target” award, with no Performance RSUs earned for growth in AIG’s adjusted net income per share of less than four percent over the performance period, and 100 percent of the “target” award earned only for growth of 10 percent or more. The Plan provided that earned Performance RSUs would generally vest and be delivered between the third and sixth anniversaries of the first day of the relevant performance period.

Because AIG did not meet earnings thresholds under the Partners Plan, none of the previously granted Performance RSUs were earned for the 2007-2008 performance period. In addition, based on 2008 performance, no Performance RSUs will be earned for the 2008-2009 performance period. (The awards for the 2008-2009 performance period were granted in late 2007, as a compensation opportunity for 2008 and 2009.) No grants of Performance RSUs were made in 2008, and none are expected for 2009.

Long-term performance cash awards granted under the Senior Partners Plan. Until 2008, the Committee granted participants in the Senior Partners Plan units (referred to as Senior Partner Units) that determined their share of an aggregate incentive pool. As of year-end 2008, 55 of AIG’s senior executives, including the members of the Leadership Group other than Mr. Liddy and Ms. Reynolds, were participants in the Senior Partners Plan. The aggregate incentive pool for each year was based on a weighted average of the growth in AIG’s adjusted book value over a three-year period. The Plan provided that earned Senior Partner Units would generally vest and be paid between the third and sixth anniversaries of the first day of the last year of the relevant performance period.

To provide tangible affirmation of the alignment among Senior Partners and Partners, no value could be earned under the Senior Partners Plan for any performance period ending in any year in which no Performance

RSUs under the Partners Plan were earned for the performance period ending in the same year. Consequently, no Senior Partner Units were earned for the 2006-2008 performance period under the Senior Partners Plan. In 2008, the Committee terminated the operation of the Senior Partners Plan for future performance periods.

Principles of the New Environment and New 2008 Initiatives

As a result of the transformation of AIG’s ownership and financial situation, the senior executive compensation framework has changed. The following principles guided our actions as 2008 developed. Each is discussed in more detail in this section.

•	Principle 1: Embrace evolving standards of compensation governance.

•	Principle 2: Bring AIG’s historic guiding principles into 2009.

•	Principle 3: Act, if necessary, to provide appropriate incentives to preserve value.

Principle 1: Embrace evolving standards of compensation governance. Over the past six months, circumstances and perspectives have changed. The recession has deepened and spread globally. Public concern regarding compensation and executive perquisites has been focused on a variety of publicized incidents. We recognize that there are some practices we must change.

We stand ready to make these changes as standards evolve, both with respect to our legacy compensation arrangements and the special steps we have taken since September 2008. Again, we expect our Leadership Group to make the biggest changes.

As an example, in connection with AIG’s participation in the TARP in November 2008, we agreed to an additional set of compensation principles that would apply to the Leadership Group and Senior Partners and were designed to apply while financial assistance to AIG was in place. A number of these have been superseded by the adoption of the American Recovery and Reinvestment Act of 2009 (the ARRA), which occurred in February 2009, but they are important to an understanding of our 2008 compensation.

•

Chief Executive Officer and Chief Restructuring Officer compensation. Mr. Liddy volunteered to receive only $1 in salary. He has received no cash incentive compensation and no equity-based compensation. Ms. Reynolds, our Chief Restructuring Officer, worked for us on a voluntary basis in 2008. It was expected that Mr. Liddy ultimately would be compensated through an equity grant. However, Mr. Liddy declined to move forward on work toward that arrangement as AIG addressed the immediate challenges facing it. Ms. Reynolds’s compensation in 2009 was expected to be tied directly to the progress of restructuring efforts, although this initiative may be affected by the ARRA. (For 2009, Ms. Reynolds has a salary of $900,000, which was approved by the Committee with the input of Mr. Liddy and represents a reduction from her salary at her previous employer.)

•	No salary increases. AIG implemented a policy of no regular salary increases for the Leadership Group and other Senior Partners (other than in connection with promotions).

•

No use of government funds for executive variable performance-based pay and related limits. AIG agreed not to use government funds to pay Leadership Group or other Senior Partner performance-based pay. In addition, AIG agreed that the annual pool for performance-based pay for Senior Partners for each of 2008 and 2009 may not exceed the average of the annual pools for 2006 and 2007 (regardless of the performance achieved in those years). In connection with this agreement, each member of the Leadership Group volunteered not to receive annual variable performance-based pay for 2008.

•

Limits on termination payments and benefits. AIG’s named executives have agreed that they may not receive any termination payments or benefits (other than fully vested, previously earned amounts). For Senior Partners, including other members of the Leadership Group, termination payments and benefits were limited to three times the individual’s average historical annual compensation.

Separately, the members of the Leadership Group and other Senior Partners agreed to limit the total amount of 2009 variable performance-based pay, special retention awards and termination payments and benefits (if applicable) they may receive.

•

Clawback on incentive compensation. AIG’s named executives have agreed that any incentive award earned during the Department of the Treasury’s investment in AIG will be subject to recovery by AIG if it is determined to have been based on materially inaccurate financial results.

We believe that our senior employees, many of whom were not at AIG, were newly hired or were in different positions before September 2008, and all of our Senior Partners generally, have shown an appropriate willingness to restructure their compensation and give up entitlements for the benefit of AIG and its stakeholders.

Principle 2: Bring AIG’s historic guiding principles into 2009. As we have faced the challenge of developing a new annual compensation framework, we have continued to be mindful of our historic compensation principles. We believe that we should continue to apply them, although we necessarily will implement these principles differently than we did before.

Principle 3: Act, if necessary, to provide appropriate incentives to preserve value. In the second half of 2008, AIG received unprecedented assistance from the NY Fed and immediately announced a repayment plan centered on the prompt sale of high-quality assets. As a result of this announcement, we needed to confront the fact that many of our employees, perhaps the majority, knew that their long-term future with us was limited, and our competitors knew that our key producers could perhaps be lured away. At the same time, we believed that our repayment plan depended on maintaining the value of the underlying assets that we intended to sell. Allowing departures to erode the strength of our businesses would have damaged our ability to repay taxpayers for their assistance.

In response to results in prior quarters and the performance of AIG Common Stock, a retention program had been under review by the Committee since June 2008. Promptly following the announcement of AIG’s credit agreement with the NY Fed, the Committee acted to retain senior employees. We began identifying key employees based on work over several months, and Mr. Willumstad, AIG’s Chief Executive Officer immediately before the receipt of NY Fed assistance, made initial recommendations as to participants.

Of the named executives, Messrs. Herzog and Moor were granted retention awards in amounts of $2,500,000 and $4,000,000, respectively, based on multiples of their base salaries. The awards were initially scheduled to be paid 60 percent on December 31, 2008, and 40 percent on December 31, 2009. This schedule was determined after consideration of the payment dates of other expected awards and the expected divestiture schedule.

AIG has not paid any retention award to Messrs. Herzog or Moor. In November 2008, all of AIG’s executive officers, including Messrs. Herzog and Moor, voluntarily agreed to extend the period for earning the awards. This action was taken as part of the changes discussed above under “Principle 1.” For the first payment, the extension was from December 2008 to April 2009, doubling the original period for earning the first payment. For the second payment, the extension was until April 2010. In addition, all of AIG’s Senior Partners, including Messrs. Herzog and Moor, gave up the right to receive unpaid retention awards in the case of involuntary termination.

AIG is working with the Department of the Treasury and NY Fed to establish a framework for further extending the period for earning retention awards and making them performance-based. The payments currently scheduled for 2010 also will be addressed, and payment of any scheduled retention award will be subject to compliance with any then-applicable regulations under the ARRA. See “New TARP Compensation Limits and 2009 Framework.” Once a framework has been established, we intend to seek the voluntary agreement of the affected executive officers, although each retains his or her pre-existing contractual rights at this time.

Arrangements with Former and Separating Executives

Arrangements with Mr. Sullivan. In June 2008, Mr. Sullivan resigned as President and Chief Executive Officer after nearly 37 years of service to AIG. From the time of his 2005 promotion to President and Chief Executive Officer, Mr. Sullivan’s employment was governed by an agreement with AIG under which he was eligible to receive payments and benefits on certain terminations of his employment. These included an involuntary termination without “Cause” and a resignation for “Good Reason.” Mr. Sullivan styled his resignation as for “Good Reason” under his agreement. Consistent with a comprehensive assessment of expenses and compensation that it has undertaken, AIG is reviewing potential payments to Mr. Sullivan and has not made any such payments pending the completion of its assessment. For more information on AIG’s arrangements with Mr. Sullivan, see “2008 Compensation” and “Potential Payments on Termination and Arrangements with Former Officers.”

Arrangements with Mr. Willumstad. Mr. Sullivan was replaced as Chief Executive Officer by Mr. Willumstad, who previously served as our non-executive Chairman of the Board. When Mr. Willumstad succeeded Mr. Sullivan, he and AIG entered into a letter agreement providing for sign-on grants of restricted shares of AIG Common Stock and options, as well as for Mr. Willumstad’s participation in AIG’s Executive Severance Plan (ESP). For more information on Mr. Willumstad’s sign-on grants, see “2008 Grants of Plan-Based Awards.”

In September 2008, shortly after AIG announced that it would enter into a credit agreement with the NY Fed, Mr. Willumstad stepped down as Chairman and Chief Executive Officer as these positions were assumed by Mr. Liddy, whom the Department of the Treasury had recruited to lead AIG. In connection with Mr. Willumstad’s resignation, which was treated as an involuntary termination without “Cause,” Mr. Willumstad voluntarily waived any severance payments to which he was entitled, waiving $22.5 million in payments under the ESP. Mr. Willumstad and AIG also agreed to rescind his special sign- on grant of restricted shares. Mr. Willumstad has continued to receive certain other benefits in connection with his service as Chairman and Chief Executive Officer of AIG. For more information on AIG’s arrangements with Mr. Willumstad, see “2008 Compensation” and “Potential Payments on Termination and Arrangements with Former Officers.”

Arrangements with Mr. Bensinger. In October 2008, Mr. Bensinger, our former Chief Financial Officer, resigned from AIG. Like Mr. Sullivan, Mr. Bensinger was party to an employment agreement with AIG that provided for certain termination payments and benefits. Mr. Bensinger also styled his resignation as for “Good Reason” under his agreement. AIG is reviewing potential payments to Mr. Bensinger and has not made any payments pending its assessment. For more information on AIG’s arrangements with Mr. Bensinger, see “2008 Compensation” and “Potential Payments on Termination and Arrangements with Former Officers.”

Arrangements with Mr. Tse. As we announced in March, Mr. Tse will retire both from our Board and from his position as Senior Vice Chairman—Life Insurance at our 2009 Annual Meeting of Shareholders. Mr. Tse is retiring at age 71, having worked with AIG since 1961. Mr. Tse will not be entitled to any severance payments or special separation rights as a result of his retirement. Mr. Tse is entitled only to the retirement benefits that he has accrued under our retirement programs for his 48 years of service and awards previously earned for performance in prior years under our plans that require continuing long-term service. Under our share-based incentive plans, Mr. Tse is entitled to receive 122,224 shares of AIG Common Stock on retirement, and, under our Senior Partners Plan, Mr. Tse is entitled to receive $14,388,500 earned for years before 2008.

At our request, Mr. Tse has agreed to enter into a Service Agreement with American International Assurance Company, Limited (AIA), an insurance subsidiary of AIG based in Hong Kong, that will become effective upon his retirement from AIG. As part of that agreement, Mr. Tse agreed to serve as Honorary Chairman of AIA and Non-Executive Chairman of each of Nan Shan Life Insurance Company, Limited and The Philippine American Life and General Insurance Company for a one-year period, subject to future extensions as agreed between AIA and Mr. Tse. We requested this continuing service so that we would continue to benefit from Mr. Tse’s expertise and relationships in Asia as we continue our restructuring and divestiture program.

As part of the agreement, Mr. Tse agreed to abide by certain restrictive covenants and to execute a release of claims in favor of AIG. Mr. Tse will receive an annual fee of U.S. $250,000 for his service. The agreement is terminable on 30 days’ notice by either party, in which case the fee would be prorated. In addition, Mr. Tse will be eligible to receive a transaction bonus in an amount to be determined by AIG in its sole discretion in the event of a sale or initial public offering of any of AIG’s foreign life operations (subject to limitations imposed by any other agreement or arrangement to which we are subject).

New TARP Compensation Limits and 2009 Framework

As part of the ARRA, the Department of the Treasury will issue additional regulations with further restrictions on executive compensation by companies that have participated in the TARP. These regulations may include additional limitations that will require us to reconsider our compensation framework for members of the Leadership Group and other Senior Partners (especially with respect to incentive compensation). Any compensation that AIG awards to senior executives in 2009 and future years will need to comply with regulations under the ARRA and will be undertaken with a view toward our repayment goals and in consultation with our stakeholders.

The major additional limitations on executive compensation under the ARRA are likely to include:

•

Prohibition on bonuses to top 25. While it has assistance under the TARP, AIG will not be able to accrue or pay the named executives and our 20 most highly paid other employees any bonus, retention award or incentive compensation, other than long-term restricted stock that is not more than one third of total compensation and does not fully vest while assistance under the TARP remains outstanding.

•

Expanded limits on termination payments and benefits. In addition to the named executives, AIG’s five most highly paid other employees will not be able to receive any termination payments or benefits (other than fully vested, previously earned amounts).

•

Expanded clawback on incentive compensation. The requirement that any incentive award earned during the Treasury Department’s investment in AIG will be subject to recovery by AIG if it is determined to have been based on materially inaccurate financial results will be expanded beyond the named executives to include our 20 most highly paid other employees.

Indirect Compensation Components

Retirement Benefits. AIG provides a number of retirement benefits to eligible employees, including both traditional pension plans (called defined benefit plans) and defined contribution plans (such as 401(k) plans).

Defined benefit plans. AIG’s defined benefit plans include a tax-qualified pension plan, the Excess Retirement Income Plan and the Supplemental Executive Retirement Plan (SERP). Each of these plans provides for a yearly benefit based on years of service and the employee’s salary over a three-year period. The Excess Retirement Income Plan is designed to pay the portion of the benefit under the tax-qualified plan that is not payable under that plan due to restrictions imposed by the Internal Revenue Code (the Code). The SERP provides for a different, generally higher benefit to a small number of key employees selected by the Board, but this benefit is offset by payments under the tax-qualified plan and the Excess Retirement Income Plan. These plans and their benefits are described in greater detail in “Post-Employment Compensation—Pension Benefits.” We believe that these plans have provided significant retention and competitive advantages. Mr. Liddy does not participate in these plans.

Defined contribution plans. Through 2008, AIG’s defined contribution plans included a tax-qualified plan (401(k)), the Supplemental Incentive Savings Plan (SISP), the Executive Deferred Compensation Plan (EDCP) and other plans sponsored by AIG, including plans acquired through acquisitions. In November 2008, AIG terminated the SISP, the EDCP and certain other defined contribution plans, providing that no further deferrals would be made after December 31, 2008, and that plan balances would be paid in the first quarter of 2009 for current employees other than AIG’s executive officers. These plans are described in greater detail in “Post-Employment Compensation—Nonqualified Deferred Compensation.” AIG matched participants’ contributions to the 401(k) plan up to the annual maximum pre-tax contribution limit of $15,500 in 2008, but did not provide matching contributions to the SISP or the EDCP.

Mr. Tse participates in a different defined contribution plan in connection with his years of service in Hong Kong, as described in greater detail in “Post-Employment Compensation—Nonqualified Deferred Compensation.”

Perquisites. To facilitate the performance of their management responsibilities, AIG provides certain employees with automobile allowances and parking and financial and tax planning. In addition, AIG also provided club memberships and recreational opportunities, but Mr. Liddy has not participated in these club memberships or recreational opportunities, and AIG has now largely eliminated payments for them.

Historically, AIG has provided its Chief Executive Officer with access to corporate aircraft for personal travel consistent with the recommendations of outside security reviews. However, since Mr. Liddy’s election as Chairman and Chief Executive Officer, he has generally used commercial air travel to commute between his home in Chicago and AIG’s headquarters in New York City at AIG’s expense. In addition, AIG has provided an apartment for Mr. Liddy’s use in New York City. These steps were necessary and directly related to Mr. Liddy’s immediate service. However, AIG is disclosing the incremental cost of those items as a “benefit” to Mr. Liddy in the 2008 Summary Compensation Table in accordance with SEC requirements. The 2008 Summary Compensation Table also reflects payments made by AIG for work performed by Mr. Liddy’s counsel in an effort to develop appropriate compensation structures for Mr. Liddy and other AIG senior employees in the current circumstances. (Although an equity arrangement for Mr. Liddy was substantially negotiated, Mr. Liddy has now stated that he does not think it would be appropriate to enter into the proposed arrangement and has declined to move forward with it, especially in light of changing business, regulatory and legislative considerations.) AIG also made additional payments to offset any tax obligation Mr. Liddy incurred in accordance with the preceding arrangements to avoid his effectively having to pay to work at AIG. AIG does not believe that any of the amounts described in this paragraph represents an actual compensation benefit for Mr. Liddy.

AIG pays a portion of Mr. Tse’s living expenses, consistent with benefits AIG provides to certain other senior executives living in Hong Kong. In March 2008, and as previously noted in our 2008 Proxy Statement, AIG resolved certain foreign payroll tax obligations relating to amounts paid to employees by AIG and its affiliates in overseas jurisdictions prior to 2007. Under these arrangements, AIG made payments to the Hong Kong taxing authority relating to amounts paid by AIG and its affiliates to affected AIG employees based in Hong Kong, including Mr. Tse, as reflected in the 2008 Summary Compensation Table.

The Committee’s review of AIG’s practices with respect to perquisites is ongoing. In particular, the Committee expects to adopt a formal perquisites policy in response to the requirements of the ARRA.

Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as our other employees.

Termination Benefits and Policies. AIG took significant steps to limit termination benefits in 2008.

No severance for named executives. As discussed above under “Principle 1,” as part of AIG’s agreements with the Department of the Treasury, severance benefits for the named executives have been eliminated. In addition, AIG limited severance benefits for all other Senior Partners.

Executive Severance Plan. In 2005, the Committee established a plan that provided severance payments and benefits to a select group of key executives. This plan was replaced by an expanded ESP in March 2008. The ESP generally extends to employees who participated in the Partners Plan, who would be eligible for severance payments and benefits if terminated by AIG without “Cause.” ESP participants who are Senior Vice Presidents or higher generally are also eligible for severance on a “Good Reason” termination by the participant. However, although the named executives other than Mr. Liddy have participated in the ESP in the past, as part of their agreement to eliminate their severance entitlements, they may not receive payments or benefits under the ESP on any termination while they are named executives. Mr. Liddy does not participate in the ESP.

In the event of a qualifying termination, subject to the restrictions on our named executives and Senior Partners described above, a participant is eligible to receive an annual amount equal to the sum of salary, annual quarterly bonuses and three-year-average performance-based bonuses for a severance period of up to two years that is based on the executive’s seniority or length of service. In addition, unvested long-term awards that would have vested during the severance period will continue to vest, but other unvested awards generally will be forfeited (subject to discretionary reinstatement as described below). The ESP does not provide for tax gross-up payments. In addition, the ESP was amended in March 2009 to provide that, beginning in March 2010, any severance payments that would otherwise be payable under the ESP will be offset by any amounts due to the participant’s subsequent employment by another employer.

Termination and retirement provisions in long-term awards. AIG’s normal retirement age is 65. For employees who retire after reaching normal retirement age, time-vested equity-based awards will generally vest upon retirement. Additionally, earned but unvested awards under the Senior Partners Plan and the Partners Plan (as well as the AIG and SICO predecessors to the Partners Plan) will generally vest and be delivered shortly thereafter. Historically, AIG has generally elected to reinstate equity-based and Senior Partners Plan awards for employees who retire before reaching normal retirement age, but whose combined age and years of service to AIG total 70 years or more (a rule of 70). In the case of reinstatements under the rule of 70, awards are not accelerated and will generally vest and be delivered at the normally scheduled time, subject to the employee’s continued compliance with a release and restrictive covenant agreement.

No change-in-control benefits for named executives. None of AIG’s compensation components in which the named executives participate has a change-in-control trigger. AIG’s equity plans for the named executives and the Senior Partners Plan do not accelerate vesting on a change in control. The employment agreements with Messrs. Sullivan and Bensinger provided for tax gross-up payments upon termination of employment in certain circumstances. For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

Process for Compensation Decisions

The Committee determines the compensation of AIG’s Chief Executive Officer, and the Board approves or ratifies the amounts to be awarded to him. After considering the recommendation of AIG’s Chief Executive Officer, the Committee reviews and approves the compensation of approximately 20 other key employees under its purview, which includes all of the other named executives.

The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for key employees and oversees AIG’s management development and succession planning programs.

Attendance at Committee meetings generally includes internal legal and human resources executives and their staff members (depending upon agenda items), outside counsel and the Committee’s independent consultant. Following September 2008, attendance also regularly includes representatives of the NY Fed and their advisors.

Independent Consultant. To provide independent advice, the Committee has used the services of Frederic W. Cook & Co. since 2005. A senior consultant of the Cook firm regularly attends the Committee’s meetings and is instructed to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including evaluation of compensation against business results, comparisons to industry peers and comparisons to “best practices” in general. The Cook firm responds on a regular basis to questions from the Committee and the Committee’s other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs. Frederic W. Cook & Co. does not provide any other services to AIG or its management except with respect to director compensation.

In June 2008, the Committee also considered materials presented by Watson Wyatt Worldwide, Inc., related to retention planning and possible changes to AIG’s long-term incentive compensation programs. Watson Wyatt was engaged for this purpose by AIG to assist the human resources area in the consideration of AIG’s compensation components and long-term vesting periods in the context of evolving pay practices and has not otherwise presented materials to the Committee.

Consideration of Competitive Compensation Levels. In reviewing compensation decisions over the year and in making decisions about the compensation of the named executives, the Committee is provided with competitive market information and information about AIG’s business results. For these purposes, the Committee currently considers a competitor group of ten financial companies that is broader than the group of peer insurance companies used in AIG’s Annual Report on Form 10-K. These companies are listed below:

Allstate
American Express
Bank of America
Citigroup
HSBC Holdings
JPMorgan Chase
MetLife
Prudential Financial
Travelers
Wells Fargo

Consideration of Prior Years’ Compensation. The cumulative amounts realizable from prior years’ equity-based and other long-term awards generally are not considered in determining the amount or the components of current year compensation. We believe that this approach is most consistent with the goal of motivating strong performance in each year. However, the grant of retention awards noted above was in part a response to the decline in AIG’s share price.

Consideration of Risk Management. As part of AIG’s participation in the TARP, the Committee reviewed (and will continue to review on an annual basis or more frequently as may be required by the ARRA) the incentive compensation arrangements of the named executives with AIG’s senior risk officers to ensure that the compensation arrangements do not encourage the named executives to take unnecessary and excessive risks that could threaten the value of AIG. The Committee completed its initial review in February 2009. In addition, the Committee will apply the results of its review as it develops the ongoing compensation structure for AIG. However, this structure may require substantial modification in view of pending legal requirements. For the Committee’s related certification, see the Report of the Compensation and Management Resources Committee.

Other Considerations

Deductibility of Executive Compensation. As a participant in the TARP, AIG is now subject to Section 162(m)(5) of the Code, which limits AIG’s ability to take a federal income tax deduction for compensation paid to the named executives. Section 162(m)(5) generally lowers the cap on the deductibility of compensation paid to these individuals from $1,000,000 to $500,000 per year and removes the exemption for compensation determined to be “performance-based” under applicable tax regulations. Accordingly, any amounts over $500,000 paid to a named executive during this time will not be deductible for U.S. federal income tax purposes.

Until 2008, AIG’s strategy for maximizing the deductibility of executive compensation was to structure the compensation of senior employees so that it would qualify as performance-based and not be subject to the deductibility cap. To this end, AIG adopted an Executive Incentive Plan that provided that an executive subject to the plan could be paid no more than 0.3 percent of AIG’s adjusted net income in performance compensation for a given year (although the Committee reserved the right to make awards outside of the Plan). The retention awards and annual variable performance-based pay for executives (other than our Leadership Group, who received no annual variable performance-based pay for 2008) were made outside of the Executive Incentive Plan. Although the Committee is mindful of the deductibility of executive compensation and is committed to awarding compensation that it believes is in fact based on performance, deductibility is necessarily no longer a primary focus of compensation design.

Share Ownership Guidelines. In 2007, AIG adopted share ownership guidelines. These guidelines established levels of ownership of AIG Common Stock at five times salary for the Chief Executive Officer and three times salary for other officers at the level of Senior Vice President and above. Until the guidelines were met, such officers were required to retain 50 percent of the shares of AIG Common Stock received upon the exercise of stock options or upon the vesting of RSUs granted by AIG. Shares held for purposes of the guidelines include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards.

Adjustment or Recovery of Awards. Both the Partners Plan and the Senior Partners Plan, which is the major source of outstanding cash awards expected to be paid to the named executives in the future, provide that the Committee can adjust outstanding awards for any restatement of financial results. The Senior Partners Plan specifically notes that adjustments may take into account the fact that prior vested awards may have been overpaid. No misconduct on the part of a participant is required for the Committee to exercise this authority. Because of the vesting periods applicable to the Senior Partners Plan, a significant amount of each Senior Partner’s compensation is subject to these provisions.

AIG’s compensation framework also provides the Committee with specific authority to cancel certain awards if an employee engages in misconduct. Additionally, as noted above, any future bonus or incentive payments made to the named executives will be subject to recovery by AIG if they are based on inaccurate financial results.

Conclusion

AIG continues to face extraordinary challenges that demand focus and difficult decisions in regard to the compensation of AIG’s seniormost employees, including the Leadership Group. Using the guiding principles described above, AIG intends to face these challenges and strike the best possible balance between motivating its experienced, capable and technically proficient employees to achieve results that matter to American taxpayers and conserving scarce liquidity resources.

2008 COMPENSATION

Summary Compensation Table

The following tables contain information with respect to AIG’s named executives. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and three other most highly paid executive officers, as well as three former executives who served as either Chief Executive Officer or Chief Financial Officer during 2008. The following presentation differs substantially from the manner in which AIG’s Compensation and Management Resources Committee administers the compensation of key employees. Please see the Compensation Discussion and Analysis for additional detail regarding the Committee’s compensation philosophy, practices and 2008 compensation decisions.

2008 Summary Compensation Table(1)

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)		Option Awards(4)		Non-Equity Incentive Plan Compensation(5)	Change in Pension Value(6)	All Other Compensation(7)		Total
Edward M. Liddy	2008	$1	$0	$0		$0		$0	$0	$460,477		$460,478	(1)
President and Chief
Executive Officer
David L. Herzog	2008	$675,000	$0	$430,329		$681,155		$27,164	$111,400	$14,626		$1,939,674
Executive Vice	2007	$526,923	$628,750	$133,158		$566,648		$693,235	$21,785	$11,115		$2,581,614
President and Chief	2006	$500,962	$578,750	$202,498		$482,226		$418,616	$13,920	$22,693		$2,219,665
Financial Officer
Edmund S.W. Tse(8)	2008	$950,902	$0	$2,168,443		$982,027		$285,842	$718,065	$4,227,888		$9,333,166
Senior Vice	2007	$848,776	$1,863,963	$(470,227)		$2,630,852		$4,950,546	$0	$197,715		$10,021,625
Chairman—Life Insurance	2006	$848,776	$1,838,455	$3,729,295		$3,370,727		$5,860,619	$0	$193,060		$15,840,932
Win J. Neuger	2008	$1,000,000	$555,000	$2,549,374		$1,602,183		$142,921	$460,663	$44,828		$6,354,969
Executive Vice	2007	$942,000	$1,223,000	$1,223,230		$1,576,646		$2,475,273	$285,971	$56,573		$7,782,693
President and Chief	2006	$942,000	$1,613,000	$1,499,042		$1,519,533		$2,930,309	$252,127	$33,070		$8,789,081
Investment Officer
Kris P. Moor	2008	$959,615	$561,563	$2,296,747		$1,428,522		$163,338	$535,339	$38,990		$5,984,114
Executive Vice	2007	$725,962	$1,823,750	$631,881		$1,379,472		$2,828,884	$0	$35,540		$7,425,489
President—Property	2006	$700,962	$1,663,750	$861,355		$1,381,947		$3,348,925	$0	$30,571		$7,987,510
Casualty Group
Separated During 2008
Martin J. Sullivan	2008	$538,462	$562,500	$6,423,012	(9)	$8,094,376	(9)	$277,483	$1,447,154	$11,888,583	(9)	$29,231,570	(1)
President and Chief	2007	$1,000,000	$3,625,000	$921,876		$2,461,946		$5,607,439	$30,021	$697,910		$14,344,192
Executive Officer,	2006	$1,000,000	$10,125,000	$1,265,689		$1,917,216		$5,838,656	$275,701	$703,432		$21,125,694
January 1 through
June 15, 2008
Robert B. Willumstad	2008	$269,231	$0	$24,626,614	(10)	$12,000,000		$0	$0	$659,108		$37,554,953	(1)
President and Chief
Executive Officer,
June 15 through
September 18, 2008
Steven J. Bensinger	2008	$726,923	$487,500	$2,418,664	(9)	$2,073,593	(9)	$122,327	$0	$3,408,172	(9)	$9,237,179	(1)
Executive Vice	2007	$751,923	$1,450,000	$598,408		$864,801		$2,786,927	$113,043	$35,274		$6,600,376
President and Chief	2006	$750,000	$3,250,000	$753,666		$617,647		$2,093,078	$108,143	$18,323		$7,590,857
Financial Officer,
January 1 through
May 8, 2008; Vice
Chairman and Acting
Chief Financial
Officer, May 8
through
October 9, 2008

Footnotes to 2008 Summary Compensation Table

(1)

The footnotes to this table are important. In some cases, the amounts presented in the table do not represent value actually received by the named executive, and in some cases, the amounts represent value specifically forfeited. The footnotes to this table provide important detail so that you can evaluate these amounts. For example:

•

Mr. Liddy’s compensation consists almost wholly of items that are required to be disclosed as perquisites by SEC rules. This includes items that relate directly to Mr. Liddy’s volunteering for immediate service in New York, notwithstanding that he and his family live in Chicago, and to Mr. Liddy’s efforts to develop appropriate compensation arrangements for AIG executives in the current environment. This is discussed in footnote 7.

•

Mr. Willumstad’s compensation reflects $24.5 million of accounting expense for an award of restricted shares that was rescinded by mutual agreement of AIG and Mr. Willumstad. Although Mr. Willumstad never realized any value from these shares, accounting and SEC rules require them to be reflected in full in this table. This is discussed in footnotes 3 and 10.

•

Compensation for Messrs. Sullivan and Bensinger includes termination payments and benefits that they have not received but for which they would be eligible if their resignations were for “Good Reason” under their respective employment agreements. AIG is reviewing their arrangements as part of a comprehensive assessment of expenses and compensation, and no payments will be made pending completion of the review. This is discussed in footnotes 6 and 9.

(2)

AIG did not pay annual performance compensation to the named executives for 2008. For 2008, amounts in this column solely represent payments under AIG’s quarterly bonus program for the first three quarters of 2008, after which payments were suspended for the members of AIG’s Leadership Group. Mr. Liddy does not participate in AIG’s quarterly bonus program.

(3)

No stock-based awards were granted in 2008 to the named executives who remain at AIG. Stock-based awards were granted to Mr. Sullivan in March 2008 and to Mr. Willumstad for his services as a non-employee director and when he became Chief Executive Officer. This column represents the dollar amount recognized for financial statement reporting purposes (without regard to any estimate of forfeiture related to service-based vesting conditions) of outstanding stock-based awards under AIG’s stock incentive plans, the Partners Plan, the DCPPP and the SICO plans, as well as DSUs granted to Mr. Willumstad prior to his election as Chief Executive Officer. The amount recognized for the awards granted by AIG was calculated using the assumptions described in Note 17 to the Consolidated Financial Statements included in AIG’s 2008 Annual Report on Form 10-K (in the case of awards granted in 2008) and the assumptions described in Notes 17, 14 and 14 to the Consolidated Financial Statements included in AIG’s Annual Report on Form 10-K or Form 10-K/A, as applicable, for the years ended December 31, 2007, 2006 and 2005, respectively (in the case of awards granted prior to 2008). The amount recognized for the awards granted by SICO was calculated using the fair value of the underlying shares of AIG Common Stock as of the date of grant recognized ratably over the vesting period, which generally begins in the first year of the plan performance period and ends in the year the executive reaches age 65. SICO has stated that it intends to settle awards in equity rather than cash, permitting AIG to record expense for these awards on a grant date fair value basis. For more information, see Note 14 to the Consolidated Financial Statements included in AIG’s Annual Report on Form 10-K/A for the year ended December 31, 2005.

Footnotes to 2008 Summary Compensation Table, continued

Because of the decline in the value of AIG Common Stock in 2008, the amounts recognized in this column are not representative of the current value of outstanding stock-based awards. If the portions of the awards expensed in 2008 had been expensed based on the market value of AIG Common Stock at year-end 2008 instead of the value at grant, the amounts reported in this column for 2008 would have been as follows:

Stock Awards

Name	Expense Reported in 2008 Summary Compensation Table	Pro Forma Based on Market Value at December 31, 2008	Difference
Edward M. Liddy	$0	$0	$0
David L. Herzog	$430,239	$12,278	$(417,961)
Edmund S.W. Tse	$2,168,443	$68,610	$(2,099,833)
Win J. Neuger	$2,549,374	$71,486	$(2,477,888)
Kris P. Moor	$2,296,747	$64,641	$(2,232,106)
Separated During 2008
Martin J. Sullivan	$6,423,012	$330,326	$(6,092,686)
Robert B. Willumstad	$24,626,614	$5,052	$(24,621,562)
Steven J. Bensinger	$2,418,664	$61,036	$(2,357,628)

For more information on the amounts reported for Messrs. Sullivan and Bensinger, see footnote 9 below. For more information on the amount reported for Mr. Willumstad, see footnote 10 below.

The amounts in this column for 2006 are different from the amounts reported in AIG’s prior Summary Compensation Tables due to a correction in the dollar amount recognized for outstanding stock-based awards under the SICO plans in 2006.

(4)

No options were granted in 2008 to the named executives who remain at AIG. Options were granted to Mr. Willumstad when he was named Chief Executive Officer. This column represents the dollar amount recognized for financial statement reporting purposes (without regard to any estimate of forfeiture related to service-based vesting conditions) of options granted to Mr. Willumstad in 2008 and to the other named executives other than Mr. Liddy from 2004 to 2007 under AIG’s stock option and stock incentive plans. The amount recognized for these awards was calculated based on AIG’s binomial option-pricing model, using the assumptions described in Note 17 to the Consolidated Financial Statements included in AIG’s 2008 Annual Report on Form 10-K (in the case of awards granted in 2008) and the assumptions described in Notes 17, 14 and 14 to the Consolidated Financial Statements included in AIG’s Annual Report on Form 10-K or Form 10-K/A, as applicable, for the years ended December 31, 2007, 2006 and 2005, respectively (in the case of awards granted prior to 2008).

All outstanding options to purchase AIG Common Stock are far out of the money. Consequently, the amounts recognized in this column are not representative of the current value of outstanding options. If the portions of the awards expensed in 2008 had been expensed based on their value at year-end 2008 according to the same option-pricing model, the amounts reported in this column would have been as follows:

Option Awards

Name	Expense Reported in 2008 Summary Compensation Table	Pro Forma Based on Market Value at December 31, 2008	Difference
Edward M. Liddy	$0	$0	$0
David L. Herzog	$681,155	$14,730	$(666,425)
Edmund S.W. Tse	$982,027	$17,285	$(964,742)
Win J. Neuger	$1,602,183	$32,950	$(1,569,233)
Kris P. Moor	$1,428,522	$29,905	$(1,398,617)
Separated During 2008
Martin J. Sullivan	$8,094,376	$197,821	$(7,896,555)
Robert B. Willumstad	$12,000,000	$908,000	$(11,092,000)
Steven J. Bensinger	$2,073,593	$49,448	$(2,024,145)

Footnotes to 2008 Summary Compensation Table, continued

The amounts in this column for 2007 and 2006 are different from the amounts reported in AIG’s prior Summary Compensation Tables due to a correction in the dollar amount recognized for option awards to exclude estimates of forfeitures due to service-based vesting conditions.

(5)

No long-term performance cash awards were earned under the Senior Partners Plan for the performance period that ended in 2008. For 2008, amounts in this column solely represent quarterly cash payments related to previously earned (but unvested) Senior Partners Plan awards. Quarterly payments ceased when AIG ceased paying dividends on its Common Stock.

(6)

The amounts in this column do not represent amounts that were paid to the named executives. Rather, the amounts represent the total change of the actuarial present value of the accumulated benefit under all of AIG’s defined benefit (pension) plans. These plans are described in “Post-Employment Compensation—Pension Benefits.”

Mr. Tse. The amount in this column for Mr. Tse for 2008 does not reflect the decline in Mr. Tse’s total post-retirement benefits in 2008. The payments that Mr. Tse will be eligible to receive under AIG’s pension plans will be offset by the company-contributed portion of his balance under the defined contribution plan in which he participates in Hong Kong. In previous years, Mr. Tse’s Hong Kong plan balance fully offset his pension benefits. However, due to market losses in 2008, Mr. Tse’s balance has declined so that it now provides only a partial offset. As a result, as required by SEC rules, the amount in this column for Mr. Tse for 2008 represents the actuarial increase resulting from the new eligibility to receive some pension benefits following retirement. By contrast, Mr. Tse’s Hong Kong plan balance decreased by $1,841,972 in 2008. Therefore, on a present value basis, Mr. Tse’s total post- retirement benefits under AIG’s pension plans and the Hong Kong plan decreased by $1,123,907 in 2008. For more information, see “Post-Employment Compensation—Pension Benefits” and “—Nonqualified Deferred Compensation.” The actual change in pension value for Mr. Tse for 2006 was a loss of $376,015, due to gains in the offsetting portion of Mr. Tse’s Hong Kong plan balance in that year.

Mr. Moor. The actual change in pension value for Mr. Moor in 2007 and 2006 was a loss of $11,425 and a loss of $2,490, respectively, primarily due to changes in actuarial assumptions.

Messrs. Sullivan and Bensinger. The amount in this column for Mr. Sullivan for 2008 reflects the value of additional age and service credit and earlier commencement of benefit payments that would have resulted if his resignation were for “Good Reason” under his employment agreement. Without this age and service credit, Mr. Sullivan would not have reached the minimum retirement age under AIG’s nonqualified pension plans, which would have resulted in a decrease of $2,322,122 in the present value of his pension benefits versus 2007 levels due to forfeitures under those plans.

For Mr. Bensinger, even with the additional age and service credit that would have resulted if his resignation were for “Good Reason” under his employment agreement, Mr. Bensinger would not have reached the minimum service requirement for early retirement under AIG’s nonqualified pension plans. As a result, the amount in this column for Mr. Bensinger for 2008 reflects his forfeitures under those plans. The actual change in pension value for Mr. Bensinger in 2008 would have been a loss of $211,982 or $248,807, depending on whether he was credited with additional age and service under AIG’s U.S. tax-qualified retirement plan in connection with receipt of benefits under his employment agreement that would have been delivered if his resignation were for “Good Reason.”

For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

Footnotes to 2008 Summary Compensation Table, continued

(7)	Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive.

Perquisites and Benefits

Name	Personal Use of Aircraft(a)	Personal Use of Car Service/Car Allowance/Parking(b)	Financial, Tax and Legal Planning(c)	Personal Use of Club Memberships and Recreational Opportunities		Housing, Home Security and Other Living Expenses(c)	Tax-Related Payments(d)	Total
Edward M. Liddy	$47,578	$31,348	$162,686	$0		$38,368	$180,431	$460,411
David L. Herzog	$0	$3,286	$0	$0		$0	$0	$3,286
Edmund S.W. Tse	$0	$43,613	$3,226	$7,421		$6,302	$0	$60,562
Win J. Neuger	$0	$12,138	$15,600	$0		$0	$0	$27,738
Kris P. Moor	$0	$6,300	$15,600	$0	(e)	$0	$0	$21,900
Separated During 2008
Martin J. Sullivan	$179,257	$48,764	$13,000	$5,369	(e)	$0	$0	$246,390
Robert B. Willumstad	$22,824	$19,938	$339,992	$0		$0	$0	$382,754
Steven J. Bensinger	$0	$4,929	$15,600	$0		$0	$0	$20,529

(a)

The cost of personal use of corporate aircraft by the named executives is calculated based on the aggregate incremental cost of the flight to AIG. Aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The cost-per-flight-hour charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, airport fees and assessments, crew expenses and in-flight supplies and catering. In addition, the cost-per-flight-hour charge also reflects an allocable allowance for maintenance and engine restoration. For Mr. Liddy, this amount also includes the actual cost of the ticket for commercial flights between New York and Chicago that are reimbursed by AIG.

(b)

For Messrs. Liddy, Sullivan and Willumstad, who are or were provided with a dedicated car and driver, car use reflects an allocated portion of the annual lease valuation of the assigned car, annual driver compensation, parking, fuel and maintenance. Although AIG provides this benefit to enhance the security and efficient travel of its Chief Executive Officer, SEC rules require that costs of commuting and other uses not directly and integrally related to AIG’s business be disclosed as compensation to the executive. Because AIG does not track car use in this way, 100 percent of the preceding costs have been allocated to compensation for business days its Chief Executive Officer was locally based. For the other named executives, the incremental cost for car-related perquisites represents AIG’s direct expenditures.

(c)

Incremental costs related to financial, tax and legal planning and to housing and other living expenses represent AIG’s direct expenditures. In the case of Mr. Liddy, AIG has provided an apartment for Mr. Liddy’s use in New York City to facilitate his immediate service upon his election as Chairman and Chief Executive Officer. In addition, for Mr. Liddy, amounts shown for financial, legal and tax planning solely represent expenses for work performed by his counsel in an effort to develop appropriate compensation structures for Mr. Liddy and also for other AIG executives. For more information, see “Compensation Discussion and Analysis—Indirect Compensation Components—Perquisites.” In the case of Mr. Willumstad, AIG also reimbursed work performed by his counsel related to compensation arrangements. Amounts shown for financial, legal and tax planning for Mr. Willumstad include $326,992 of these legal fees.

(d)

AIG made payments to Mr. Liddy to offset any tax obligation Mr. Liddy incurred in accordance with his working arrangements to avoid his effectively having to pay to work at AIG. For more information, see “Compensation Discussion and Analysis—Indirect Compensation Components—Perquisites.”

(e)

AIG reimbursed Mr. Moor for membership fees for a golf club used for business purposes. Mr. Moor may not use the club for personal purposes and would be required to resign his membership if he departed from AIG. These costs were considered ordinary and necessary business expenses of AIG. Any personal benefit Mr. Moor may have derived from this club membership is regarded as incidental, and no incremental cost related to any personal benefit has been incurred by AIG.

In 2007, AIG reimbursed Mr. Sullivan for an initiation fee and membership fees for a golf club to be used for business purposes. These amounts also were considered to be ordinary and necessary business expenses of AIG, and AIG stopped reimbursing Mr. Sullivan for membership fees after his resignation from AIG. AIG had reimbursed Mr. Sullivan’s fees for 2008 before his resignation, and the

Footnotes to 2008 Summary Compensation Table, continued

amount for Mr. Sullivan reflects one half of these fees (based on his July 1 resignation date under his letter agreement with AIG). Mr. Sullivan still may use the club for personal purposes (though he now must pay his own membership fees).

Other Benefits. This column also includes life insurance premiums paid by AIG for the benefit of the named executives and matching contributions by AIG under its 401(k) plan and the defined contribution plan in which Mr. Tse participates in Hong Kong. These matching contributions include the following amounts in 2008: Herzog—$10,350; Tse—$119,149; Neuger—$16,100; Moor—$16,100; Sullivan—$16,100; Willumstad—$1,538; and Bensinger—$10,350. See “Post-Employment Compensation—Nonqualified Deferred Compensation” for additional detail.

Mr. Willumstad. The amount in this column for Mr. Willumstad for 2008 also includes $137,500 in director’s fees paid to Mr. Willumstad in 2008 before he became Chief Executive Officer, as well as $2,463 in continued medical and life insurance benefits and $134,605 in office and secretarial support provided by AIG in 2008 after Mr. Willumstad’s resignation. The medical, life insurance and office benefits were provided under Mr. Willumstad’s letter agreement with AIG, and the amounts indicated reflect AIG’s direct expenditures, including allocated portions of office leases and compensation and benefits of individuals providing secretarial support. For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

Messrs. Sullivan and Bensinger. The amounts in this column for Messrs. Sullivan and Bensinger for 2008 also include the payments and benefits that have not been paid but that would have been accrued in 2008 in connection with a “Good Reason” termination of employment under their employment agreements. These amounts are discussed in footnote 9.

Mr. Tse. In March 2008, AIG resolved certain foreign payroll tax obligations relating to amounts paid to employees by AIG and its affiliates in overseas jurisdictions prior to 2007. Under these arrangements, and as noted in AIG’s 2008 Proxy Statement, AIG made payments to the Hong Kong taxing authority relating to amounts paid to affected AIG employees based in Hong Kong, including Mr. Tse. The amount in this column for Mr. Tse for 2008 includes $4,046,327, representing an internal allocation of the payments made by AIG, and no amount was actually paid to Mr. Tse.

(8)

Mr. Tse is based in AIG’s Hong Kong office. The Committee determines the amounts of Mr. Tse’s salary and bonuses in U.S. dollars. These amounts are paid to Mr. Tse in Hong Kong dollars based upon the prevailing exchange rate on the date of the relevant payment. In addition, AIG records expense for Mr. Tse’s company-provided benefits, including matching contributions, in Hong Kong dollars. The amount of this contribution included in “All Other Compensation” in the 2008 Summary Compensation Table for 2008 for Mr. Tse reflects conversion to U.S. dollars at a rate of HK$7.75 per U.S. dollar, the month-end rate for December 2008.

(9)

The amounts for Messrs. Sullivan and Bensinger in the Summary Compensation Table for 2008 include termination payments and benefits that they have not received. They would be eligible for these payments and benefits if their resignations were for “Good Reason” under their respective employment agreements. AIG is reviewing the arrangements for Messrs. Sullivan and Bensinger as part of a comprehensive assessment of expenses and compensation, and no payments will be made pending completion of the review (except for benefits initially provided to Mr. Sullivan in the third quarter of 2008 prior to AIG’s review).

All Other Compensation. The amounts in this column include the payments and benefits that would have accrued in 2008 in connection with a “Good Reason” termination of employment. For Mr. Sullivan, the amounts that would have been accrued in 2008 are $11.5 million in cash severance payments, $6,830 in continued medical and life insurance benefits and $118,273 in office and secretarial support that would have been provided under his letter agreement with AIG (calculated based on AIG’s actual and estimated expenses for the same items listed for Mr. Willumstad). For Mr. Bensinger, the amounts that would have been accrued in 2008 are $3.375 million in cash severance payments and $1,303 in continued medical and life insurance benefits. Under SEC rules, the amounts that would have been accrued consist of amounts that would have been payable in 2008, assuming an entitlement to payment and continued compliance with restrictive covenants, without giving effect to payment delays required by Section 409A of the Code. These amounts would not have been payable in connection with a termination by the executive without “Good Reason” or by AIG for “Cause.” For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

Footnotes to 2008 Summary Compensation Table, continued

Stock Awards and Option Awards. The amounts in this column for Messrs. Sullivan and Bensinger for 2008 for stock-based and option awards reflect an acceleration into 2008 of the expense of awards that they may be entitled to receive or exercise, as applicable, after their departure from AIG. A portion of this expense generally would have been recognized in future years based on the continued service of Messrs. Sullivan and Bensinger. For Mr. Sullivan, the amounts recognized reflect the expense of stock-based and option awards that would have been reinstated following a “Good Reason” termination of employment under Mr. Sullivan’s employment agreement and letter agreement with AIG. For Mr. Bensinger, the amounts recognized reflect the expense of stock-based and option awards that would have vested and been delivered or become exercisable, as applicable, during a two-year continued vesting period following a “Good Reason” termination of employment under Mr. Bensinger’s employment agreement. At the time of his resignation, Mr. Bensinger also held stock-based and option awards that were scheduled to vest after the end of this two-year period. These awards also are shown in the Outstanding Equity Awards at December 31, 2008 table below, as they also remain subject to AIG’s comprehensive assessment of Mr. Bensinger’s arrangements. For more information, see “Exercises and Holdings of Previously Awarded Equity—Outstanding Equity Awards at December 31, 2008.”

In addition, AIG had recorded expenses for 2007 and prior years for awards for Messrs. Sullivan and Bensinger under the DCPPP and the SICO plans. In 2008, upon Mr. Sullivan’s departure, his SICO awards and a portion of his DCPPP awards were considered modified for accounting purposes, so that previously recorded expense was reversed and expense was recognized in 2008 for the awards based on AIG’s share price of $26.46 on June 30, 2008, the date of Mr. Sullivan’s letter agreement with AIG. This modification resulted in a reversal in 2008 of $5,495,832 and $110,145 in expense from prior years related to Mr. Sullivan’s SICO awards and DCPPP awards, respectively, resulting in a net expense recognition in 2008 of $(1,555,687) and $2,977,952 for Mr. Sullivan’s SICO awards and DCPPP awards, respectively. However, in accordance with SEC rules, only $1,360,472 of the total reversed expense is reflected in the 2008 Summary Compensation Table for 2008 for Mr. Sullivan because the remaining $4,245,505 was recognized prior to 2006 and thus was not previously reported in the Summary Compensation Table. Consequently, the amount reported for Mr. Sullivan for 2008 overstates the reported expense that otherwise would be shown in the Summary Compensation Table by $4,245,505. Similarly, upon Mr. Bensinger’s departure, his SICO awards and a portion of his DCPPP awards that would have vested after Mr. Bensinger’s two-year continued vesting period were assumed to be forfeited for accounting purposes, so that previously recorded expense was reversed for those awards. These assumed forfeitures resulted in a reversal in 2008 of $170,263 and $37,492 in expense from prior years related to Mr. Bensinger’s SICO awards and DCPPP awards, respectively, resulting in a net expense recognition in 2008 of $(164,064) and $1,385,291 for Mr. Bensinger’s SICO awards and DCPPP awards, respectively. However, in accordance with SEC rules described above, only $93,706 of the total reversed expense is reflected in the 2008 Summary Compensation Table for 2008 for Mr. Bensinger because the remaining $114,049 was recognized prior to 2006. Accordingly, the amount reported for Mr. Bensinger for 2008 overstates the reported expense that otherwise would be shown in the Summary Compensation Table by $114,049.

(10)

Mr. Willumstad’s reported compensation includes $24.5 million of accounting expense for an award of restricted shares that was rescinded by mutual agreement of AIG and Mr. Willumstad. The amount in this column for Mr. Willumstad represents expenses relating to DSUs granted to Mr. Willumstad for his services as a non-employee director ($126,614) and to Mr. Willumstad’s Sign-On Restricted Stock Award granted in 2008 ($24.5 million). The Sign-On Restricted Stock Award was rescinded by mutual agreement of AIG and Mr. Willumstad on December 26, 2008, and Mr. Willumstad did not receive delivery of the underlying shares. However, because by the terms of the award Mr. Willumstad could have retired from AIG and retained the Sign-On Restricted Stock Award (with restrictions lapsing over four years), the full expense relating to the award was recognized upon grant and was not reversed as a result of the rescission.

In connection with the employment and relocation to New York in 1997 of Mr. Frank G. Wisner, a former executive officer who retired in March 2009, AIG paid certain expenses involved with his purchase of a cooperative apartment and, until his retirement from AIG, provided credit support for his mortgage. Mr. Wisner paid off the mortgage in February 2009, and the credit support was terminated in March 2009.

AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries and their directors and officers. The premium for this policy for the year ending September 22, 2009 was approximately $38 million. In addition, AIG purchased coverage in 2008 that will be in effect until 2014 and will allow AIG and its subsidiaries to report claims that relate to director and officer conduct during the period from May 24, 2005 to September 22, 2008, at a total cost of approximately $75.1 million.

2008 Grants of Plan-Based Awards

Total 2008 Grants. The following table details all equity-based and non-equity plan-based awards granted to each of the named executives in 2008. As noted above in the Compensation Discussion and Analysis, none of the named executives who remain at AIG received any equity or non-equity plan- based awards in 2008. Mr. Sullivan received a grant of Performance RSUs for the 2008-2009 performance period and Senior Partner Units for the 2006-2008 performance period in March 2008. These grants were made to other executives in late 2007, but the grant for Mr. Sullivan was made only after final audited financial statements for 2007 were available. In addition, the following table reflects a grant of restricted shares to Mr. Willumstad that was later rescinded by mutual agreement of Mr. Willumstad and AIG before year-end. Consequently, no shares will be delivered to him and no value realized by him under this grant. For more information, see footnotes 3 and 10 to the 2008 Summary Compensation Table and footnote 2 to this table.

2008 Grants of Plan-Based Awards

Name	Grant Date	Plan Units	Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)	Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (# of AIG Shares)	All Other Option Awards (# of AIG (Shares)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(2)
				Threshold	Target	Maximum
Edward M. Liddy	—	—	—	—	—	—	—	—	—	—
David L. Herzog	—	—	—	—	—	—	—	—	—	—
Edmund S.W. Tse	—	—	—	—	—	—	—	—	—	—
Win J. Neuger	—	—	—	—	—	—	—	—	—	—
Kris P. Moor	—	—	—	—	—	—	—	—	—	—
Separated During 2008
Martin J. Sullivan
2008-2009 Performance RSUs	3/12/08	38,400		9,600	38,400	57,600				$2,359,296
2006-2008 Senior Partner Units	3/12/08	2,000	$5,408,000
Robert B. Willumstad
Sign-On Option Award
Time-vested	7/16/08							378,333	$23.28	$4,055,730
Performance-vested	7/16/08							378,333	$23.28	$3,976,280
Performance-vested	7/16/08							378,334	$23.28	$3,967,990
Sign-On Restricted Stock Award	7/16/08						1,052,406			$24,500,000
Deferred Stock Units	1/2/08						6			$338
Deferred Stock Units	4/1/08						7			$329
Deferred Stock Units	5/14/08						3,169			$124,985
Deferred Stock Units	7/1/08						36			$962
Steven J. Bensinger	—	—	—	—	—	—	—	—	—	—

(1)

Amounts shown for Mr. Sullivan’s 2006-2008 Senior Partner Units represent the amounts that would have been earned if performance for 2007 had been repeated for 2008 on the same basis that the Committee determined earnout for 2005-2007 Senior Partner Units. However, Mr. Sullivan’s 2006-2008 Senior Partner Units were forfeited due to failure to meet related performance thresholds under the Partners Plan for the performance period ending in 2008, and no value will be delivered under the Senior Partner Units. For more information on the Senior Partners Plan, see “Post-Employment Compensation—Nonqualified Deferred Compensation.”

(2)

Amounts shown represent the total grant date fair values in accordance with FAS 123R of Mr. Sullivan’s 2008-2009 Performance RSUs, Mr. Willumstad’s Sign-On Restricted Stock Award and Sign-On Option Award and Mr. Willumstad’s 2008 DSUs, all of which were granted under AIG’s 2007 Stock Incentive Plan.

With respect to 2008-2009 Performance RSUs, in accordance with SEC rules, these values assume future payouts at the maximum level. However, 2008-2009 Performance RSUs are extremely unlikely to be earned at all because of the earnings per share growth that would be required in 2009 after the significant losses in 2008, and AIG is currently not recognizing any expense for these awards in its financial statements in recognition of the low likelihood of earnout. Earned 2008-2009 Performance RSUs, if any, would vest in equal installments promptly after the third and fourth anniversaries of the first day of the performance period. Performance RSUs do not pay dividends. The grant date fair value reported for Mr. Sullivan’s 2008-2009 Performance RSUs reflects a reduction for the expected value of dividend payments that are foregone during the vesting period. The grant date fair value per 2008-2009 Performance RSU vesting in three years was $41.32. The grant date fair value per 2008-2009 Performance RSU vesting in four years was $40.60.

In July 2008, in connection with his promotion to Chief Executive Officer of AIG, AIG granted Mr. Willumstad two special sign-on awards. Mr. Willumstad’s Sign-On Restricted Stock Award consisted of restricted shares of AIG Common Stock that would have vested and been delivered in equal installments on the second, third and fourth anniversaries of the date of grant. The grant date fair value per restricted share granted on July 16, 2008 was $23.28. However, on December 26, 2008, this award was rescinded by mutual agreement of AIG and Mr. Willumstad. Mr. Willumstad returned all dividends previously paid on the restricted shares, and no shares or other property will be delivered under the award.

Mr. Willumstad’s Sign-On Option Award consists of options to purchase AIG Common Stock at $23.28 per share. The options designated as “Time-vested” in this table will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant. The first tranche of options designated as “Performance-vested” in this table will vest and become exercisable only if and when the price of AIG Common Stock reaches $29.10 (125 percent of the closing sale price on the date of grant), and the second tranche of options designated as “Performance-vested” will vest and become exercisable only if and when the price of AIG Common Stock reaches $34.92 (150 percent of the closing sale price on the date of grant). Although Mr. Willumstad retains these options following his retirement, no options were exercisable as of year-end.

Mr. Willumstad’s DSUs were granted in 2008 for service as a director before Mr. Willumstad became Chief Executive Officer. Under each DSU, Mr. Willumstad received one share of AIG Common Stock upon his retirement from AIG. The grant date fair value per DSU granted on the following dates in 2008 was: January 2—$56.30; April 1—$47.00; May 14—$39.44; and July 1—$26.73.

EXERCISES AND HOLDINGS OF PREVIOUSLY AWARDED EQUITY

Outstanding Equity Awards at December 31, 2008

Equity-based awards held at the end of 2008 by each named executive, including awards under AIG’s Partners Plan and DCPPP, were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under the Partners Plan, the DCPPP and AIG’s time- vested equity and option awards will be delivered under the 2007 Stock Incentive Plan, AIG’s Amended and Restated 2002 Stock Incentive Plan or AIG’s Amended and Restated 1999 Stock Option Plan, as applicable. Also included in outstanding equity-based awards were grants historically made by SICO under a series of two-year Deferred Compensation Profit Participation Plans.

The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

Name	Option Awards(1)					Stock Awards
						Plan(2)(3)(4)	Unvested (No Longer Subject to Performance Conditions)		Unvested and Subject to Performance Conditions under Equity Incentive Plans
	Year Granted(1)	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date		Number	Market Value(5)	Number	Market Value(5)
Edward M. Liddy	—	—	—	—	—	—	—	—	—	—
David L. Herzog	2007	8,750	26,250	$57.05	12/13/2017	2008 PP	—	—	2,875	$4,514
	2006	15,000	15,000	$71.00	12/11/2016	2006 PP	4,923	$7,729
	2005	18,750	6,250	$65.99	12/14/2015	DCPPP	14,580	$22,891
	2005	11,250	3,750	$59.35	09/01/2015	RSUs	630	$989
	2004	15,000	—	$64.47	12/16/2014	SICO	16,200	$25,434

	2003	8,000	—	$63.95	12/17/2013	Total	36,333	$57,043	2,875	$4,514
	2003	8,000	—	$47.00	02/10/2013
	2002	8,000	—	$61.30	12/16/2012
	2002	28,946	—	$79.61	01/17/2012
	2001	28,949	—	$65.77	01/17/2011
	2000	23,159	—	$44.50	03/02/2010
Edmund S.W. Tse	2007	15,000	45,000	$57.05	12/13/2017	2008 PP	—	—	9,600	$15,072
	2006	30,000	30,000	$71.00	12/11/2016	2006 PP	23,020	$36,142
	2005	45,000	15,000	$65.99	12/14/2015	DCPPP	76,800	$120,576
	2005	41,250	13,750	$59.35	09/01/2015	RSUS	22,404	$35,174
	2004	55,000	—	$64.47	12/16/2014	SICO	0	$0

	2003	50,000	—	$63.95	12/17/2013	Total	122,224	$191,892	9,600	$15,072
	2003	50,000	—	$47.00	02/10/2013
	2002	50,000	—	$61.30	12/16/2012

Name	Option Awards(1)					Stock Awards
						Plan(2)(3)(4)	Unvested (No Longer Subject to Performance Conditions)		Unvested and Subject to Performance Conditions under Equity Incentive Plans
	Year Granted(1)	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date		Number	Market Value(5)	Number	Market Value(5)
	2001	50,000	—	$79.61	12/13/2011
	2000	40,000	—	$96.56	12/14/2010
	1999	45,000	—	$60.13	09/15/2009
Win J. Neuger	2007	15,000	45,000	$57.05	12/13/2017	2008 PP	—	—	8,400	$13,188
	2006	30,000	30,000	$71.00	12/11/2016	2006 PP	19,567	$30,720
	2005	45,000	15,000	$65.99	12/14/2015	DCPPP	65,280	$102,490
	2005	37,500	12,500	$59.35	09/01/2015	SICO	256,121	$402,110

	2004	50,000	—	$64.47	12/16/2014	Total	340,968	$535,320	8,400	$13,188
	2003	40,000	—	$63.95	12/17/2013
	2003	25,000	—	$47.00	02/10/2013
	2002	25,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	7,500	—	$96.56	12/14/2010
	1999	7,500	—	$60.13	09/15/2009
Kris P. Moor	2007	15,000	45,000	$57.05	12/13/2017	2008 PP	—	—	8,400	$13,188
	2006	30,000	30,000	$71.00	12/11/2016	2006 PP	20,143	$31,625
	2005	37,500	12,500	$65.99	12/14/2015	DCPPP	67,200	$105,504
	2005	30,000	10,000	$59.35	09/01/2015	SICO	192,465	$302,170

	2004	40,000	—	$64.47	12/16/2014	Total	279,808	$439,299	8,400	$13,188
	2003	35,000	—	$63.95	12/17/2013
	2003	30,000	—	$47.00	02/10/2013
	2002	30,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	7,000	—	$96.56	12/14/2010
	1999	9,000	—	$60.13	09/15/2009
Separated During 2008
Martin J. Sullivan(6)	2007	35,851	107,553	$57.05	12/13/2017	2008 PP	—	—	2,400	$3,768
	2006	87,500	87,500	$71.00	12/11/2016	2006 PP	23,020	$36,141
	2005	64,931	21,644	$65.99	12/14/2015	DCPPP	76,800	$120,576
	2005	37,500	12,500	$59.35	09/01/2015	SICO	218,433	$342,940

	2004	50,000	—	$64.47	12/16/2014	Total	318,253	$499,657	2,400	$3,768
	2003	40,000	—	$63.95	12/17/2013
	2003	40,000	—	$47.00	02/10/2013
	2002	40,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	7,000	—	$96.56	12/14/2010
	1999	7,500	—	$60.13	09/15/2009
Robert B. Willumstad	2008	—	1,135,000	$23.28	07/16/2018
	2006	2,500	—	$62.50	05/17/2016
	2006	2,500	—	$68.61	01/18/2016
Steven J. Bensinger(6)	2007	15,000	45,000	$57.05	12/13/2017	2008 PP	—	—	2,344	$3,680
	2006	25,750	25,750	$71.00	12/11/2016	2006 PP	11,510	$18,071
	2005	22,192	7,398	$65.99	12/14/2015	RSUs(7)	23,780	$37,335
	2005	30,000	10,000	$59.35	09/01/2015	DCPPP	38,400	$60,288
	2004	12,000	—	$64.47	12/16/2014	SICO	9,000	$14,130

	2003	10,000	—	$63.95	12/17/2013	Total	82,690	$129,823	2,344	$3,680
	2003	5,000	—	$47.00	02/10/2013
	2002	5,000	—	$63.67	11/13/2012

(1)

None of the named executives who remain at AIG received options in 2008. Except for Mr. Willumstad’s options, all previously granted options had four-year pro rata vesting schedules, and all options have an exercise price equal to the closing sale price on the NYSE on the date of grant. Mr. Willumstad holds 378,333 options granted in 2008 that vest and become exercisable in equal installments on each of the first three anniversaries of July 16, 2008, 378,333 options that vest and become exercisable if and when the price of AIG Common Stock reaches $29.10 (125 percent of the closing sale price on the date of grant) and 378,334 options that vest and become exercisable if and when the price of AIG Common Stock reaches $34.92 (150 percent of the closing sale price on the date of grant). Mr. Willumstad also holds 5,000 options granted in 2006 for his services as a non-management director. Although Mr. Willumstad’s options remain outstanding following his retirement, all options were far out of the money as of year-end. All options held by the other named executives also were far out of the money as of year-end.

(2)

AIG’s Partners Plan, which has been discontinued, operated for successive overlapping two-year performance periods. The first performance period was January 1, 2006 through December 31, 2007, and the last performance period was January 1, 2008 through December 31, 2009. Participants received Performance RSUs that entitled them to earn shares of AIG Common Stock based on the average of the percentage increase of AIG’s adjusted diluted earnings per share for the first year of the performance period over the prior year and the percentage increase of AIG’s adjusted diluted earnings per share for the second year of the performance period over the first year. Performance was relative to pre-established goals and ranges established by the Committee at the start of the period. The number of Performance RSUs that could be earned at the end of each period ranged from 0 to 150 percent of target.

Performance RSUs for the 2007-2008 performance period were forfeited due to AIG’s performance in 2008, and no shares will be delivered. Performance RSUs for the 2008-2009 performance period (2008 PP) are outstanding, but are extremely unlikely to be earned because of the earnings per share growth that would be required in 2009 after the significant losses in 2008. In accordance with SEC rules, the number and market value of 2008 PP awards is presented as if the relevant performance conditions had been satisfied at the threshold level (resulting in earnout of 25 percent of target). However, AIG is currently not recognizing any expense for these awards in its financial statements in recognition of the low likelihood of earnout. If earned, 2008 PP awards would vest in equal installments promptly after the third and fourth anniversaries of the first day of the performance period.

Outstanding Performance RSUs for the 2006-2007 performance period (2006 PP) were earned and will vest in equal installments promptly after the fourth and sixth anniversaries of the first day of the performance period. Any unvested awards generally will be forfeited if the named executive ceases employment with AIG prior to normal retirement at age 65. Performance RSUs, whether earned or unearned, pay no dividends.

(3)

The DCPPP was modeled on plans previously provided by SICO, described in footnote 4, except that it is administered by AIG and its costs are borne directly by AIG. Under the DCPPP, in 2007 participants were awarded time-vested RSUs based upon the number of plan units they had been granted. These time-vested RSUs will vest in equal portions in May of 2009 and 2010. An incremental allocation of RSUs equal to 20 percent or 35 percent of the RSUs initially allocated was made in 2009, and the incremental RSUs will vest in 2012. Any unvested RSUs generally will be forfeited if the named executive ceases employment with AIG prior to normal retirement at age 65.

(4)

Prior to 2005, key employees participated in a series of two-year Deferred Compensation Profit Participation Plans that historically were provided by SICO. The original SICO Plan came into being in 1975. Participation in the SICO plans by any person, and the extent of such participation, has been at the sole discretion of SICO’s Board of Directors. SICO is responsible for issuing cash or AIG Common Stock under the SICO plans when required; AIG has made no payments under these plans, although AIG records the expense attributable to these plans in its financial statements. In 2005, AIG took steps to protect the interests of AIG’s current employees with respect to these benefits. AIG agreed, subject to certain conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees of AIG and its subsidiaries under the SICO plans.

Shares that have been contingently allocated to named executives under the SICO plans will not be paid until age 65 and generally are subject to forfeiture on earlier termination of employment. SICO’s Board of Directors has the authority to reinstate a payout right and may permit early payout of shares. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares.

Under certain of the SICO plans, if a participating named executive continues to be employed by AIG at the end of the eighth year after units were granted and has not yet reached age 65, he will be contingently allocated additional shares equal to 20 percent of the shares initially allocated. The contingent allocations are reflected in this table.

(5)	Based on AIG’s closing sale price on the NYSE on December 31, 2008 of $1.57 per share.

(6)	For Messrs. Sullivan and Bensinger, amounts represent the total number of shares that may be delivered and options that may be exercised, as applicable, following their resignations.

For Mr. Sullivan, in connection with a “Good Reason” termination under his employment agreement and his letter agreement with AIG, all of Mr. Sullivan’s AIG share-based awards shown in this table would have been reinstated and would have vested and been delivered at the originally scheduled times. Additionally, AIG would have guaranteed delivery of Mr. Sullivan’s awards under SICO plans, which also would have vested and been delivered at the originally scheduled times. Mr. Sullivan’s options would have continued to become exercisable in accordance with their terms and would have remained exercisable until the earlier of their expiration dates or April 1, 2011, when they would have expired or been forfeited, respectively.

For Mr. Bensinger, in connection with a “Good Reason” termination under his employment agreement, Mr. Bensinger generally would have been eligible to receive the share-based awards and exercise the options that would have vested during the two-year period following termination of his employment, and other share-based awards and options shown in this table also could potentially have been subject to reinstatement as described above.

Upon a termination by the executive without “Good Reason” or by AIG for “Cause,” and without reinstatement of any awards, the share-based awards and options shown in this table for Messrs. Sullivan and Bensinger would have been forfeited (except that previously vested options would have been exercisable for a period of 90 days following termination with the consent of the Committee). For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

(7)

The outstanding time-vested RSU award for Mr. Bensinger consists of an award granted to Mr. Bensinger on January 6, 2006, which is scheduled to vest promptly after the fourth anniversary of the grant date.

Vesting of Stock-Based Awards During 2008

The following table sets forth the amounts notionally realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2008. In the case of Mr. Willumstad, due to deferred delivery, the amount actually realized was much lower. For more information, see footnote 2. There were no options exercised in 2008 by any of the named executives.

2008 Vesting of Stock-Based Awards

Name	Stock-Based Awards Vested in 2008
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward M. Liddy	0	$0
David L. Herzog	0	$0
Edmund S.W. Tse(1)	76,800	$4,335,360
Win J. Neuger	0	$0
Kris P. Moor	0	$0
Separated During 2008
Martin J. Sullivan	0	$0
Robert B. Willumstad(2)	3,218	$126,614
Steven J. Bensinger(3)	1,060	$21,878

(1)	Represents delivery of shares allocated under the final SICO Plan, which Mr. Tse was eligible to receive due to having reached age 65.

(2)

Represents DSUs granted to Mr. Willumstad in 2008 for his service as a director before becoming Chief Executive Officer. DSUs are vested upon grant. Accordingly, as required by SEC rules, the value realized on vesting is determined based on the market value on the date of grant of shares of AIG Common Stock underlying DSUs. However, because delivery of shares is deferred until retirement from the Board, this amount does not reflect the value of shares delivered to Mr. Willumstad following his retirement. The total market value of shares of AIG Common Stock underlying DSUs granted in 2008, which were delivered to Mr. Willumstad in September 2008, was only $8,656 based on the closing price on the NYSE of $2.69 on September 18, 2008, the date of Mr. Willumstad’s resignation.

(3)	Represents a partial early payout of SICO awards, which Mr. Bensinger was eligible to receive in accordance with the terms of the SICO plans.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

AIG maintains tax-qualified and nonqualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. Employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States are covered under the American International Group, Inc. Retirement Plan, a U.S. tax-qualified defined benefit retirement plan. Participants whose formula benefit is restricted from being fully paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits are eligible to participate in the Excess Retirement Income Plan. Messrs. Tse, Neuger and Moor also participate, and Messrs. Sullivan and Bensinger participated, in the Supplemental Executive Retirement Plan (SERP). In addition, Mr. Sullivan was covered under the AIG Pension Plan in the United Kingdom (the UK Pension Plan) in connection with his years of service in the United Kingdom, and Mr. Herzog has a benefit under the American General Corporation Supplemental Executive Retirement Plan

for service accrued to December 31, 2002. This benefit vested and was frozen upon the acquisition of the American General Corporation.

Participants receive the tax-qualified retirement plan benefit, the Excess Retirement Income Plan benefit and any amount of the SERP benefit in excess of the Excess Retirement Income Plan benefit. Mr. Tse’s SERP benefit will be reduced by the annuity equivalent of company contributions to his account balance under the American International Companies (Hong Kong) Staff Provident Fund (AICSPF), which is described in “Nonqualified Deferred Compensation” below, and Mr. Sullivan’s SERP benefit will also be reduced by the amount of any payments received from the UK Pension Plan.

The Excess Retirement Income Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits. The tax-qualified retirement plan and Excess Retirement Income Plan formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final salary for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

The SERP provides a benefit equal to 2.4 percent times average final salary for each year of credited service up to 25 years, reduced by the monthly benefits actually payable from the Excess Retirement Income Plan, the tax-qualified retirement plan, Social Security and any predecessor plan or foreign deferred compensation plan sponsored by AIG. Messrs. Liddy and Herzog do not, and Mr. Willumstad did not, participate in the SERP.

For purposes of all of the domestic retirement plans, average final salary is the average pensionable salary of a participant during those three consecutive years in the last 10 years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards.

Early retirement benefits. Each of the domestic retirement plans provides for reduced early retirement benefits. These benefits are available to participants in the tax-qualified retirement plan who have reached age 55 and have 10 or more years of credited service. The Excess Retirement Income Plan provides reduced early retirement benefits to participants who have reached age 60 with five or more years of service, or who have reached age 55 with 10 or more years of service unless the Committee determines otherwise. The SERP provides reduced early retirement benefits beginning at the same times, except that the Committee must approve payment for eligible participants retiring before age 60.

In the case of early retirement, participants in the SERP will receive the SERP formula benefit reduced by 3 percent for each year that retirement precedes age 65. Participants in the tax-qualified retirement plan and the Excess Retirement Income Plan will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by a further amount in the same manner described with respect to the SERP. Participants in the tax-qualified retirement plan with at least 10 years of continuous service to AIG have a vested reduced retirement allowance pursuant to which, in the case of termination of employment prior to reaching age 55, such participants may elect to receive a reduced early retirement benefit commencing at any date between age 55 and age 65. Participants in the domestic retirement plans may not choose to receive a lump sum payment upon normal or early retirement.

Mr. Tse is eligible to retire and receive benefits from the SERP and has announced that he will retire effective at our 2009 Annual Meeting of Shareholders. Mr. Neuger would be eligible to receive a reduced early retirement benefit under the tax-qualified plan and the Excess Retirement Income Plan.

Death and disability benefits. Each of the domestic retirement plans also provides for death and disability benefits. In the case of death, the SERP provides a participant with at least five years of credited service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, and potentially reduced based on the age of the surviving spouse. The tax-qualified plan and the Excess Retirement Income Plan generally provide a death benefit to active employees who die before age 65 equal to 50 percent of the benefit the participant would have received if he had terminated employment on his date of death, survived until his earliest retirement date and elected a 50 percent joint and survivor annuity.

Under the tax-qualified retirement plan and the Excess Retirement Income Plan, participants continue to accrue credited service while receiving payments under AIG’s long-term disability plan or during periods of unpaid medical leave before reaching age 65. Under the SERP, participants do not accrue credited service during that time.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Retirement Income Plan and the SERP is reduced by amounts payable under the tax-qualified retirement plan, and participants in both the SERP and the Excess Retirement Income Plan may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Excess Retirement Income Plan and the tax-qualified plan.

2008 pension benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65. However, it is important to note that with the exception of Mr. Tse, who has reached age 65 and is eligible to retire, the benefits shown for the named executives who remain at AIG are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years. In particular, as of year-end 2008, neither Mr. Herzog nor Mr. Moor was eligible for any form of early retirement under AIG’s nonqualified pension plans. Mr. Liddy has not accrued any benefit under any AIG pension plan.

AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than credit for Mr. Herzog’s prior service to American General Corporation (as required by Code regulations applicable to plans assumed in acquisitions) and potential age and service credits as contemplated by Mr. Sullivan’s and Mr. Bensinger’s employment agreements. For more information, with respect to Messrs. Sullivan and Bensinger, see “Potential Payments on Termination and Arrangements with Former Officers.”

2008 Pension Benefits

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2008
Edward M. Liddy	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Total		$0	$0
David L. Herzog	AIG Retirement Plan	8.917	$103,034	$0
	Excess Retirement Income Plan	8.917	$214,934	$0
	American General Corporation Supplemental Executive Retirement Plan	2.917	$68,698	$0
	Total		$386,666	$0
Edmund S.W. Tse(3)	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Supplemental Executive Retirement Plan	25	$718,065	$0
	Total		$718,065	$0
Win J. Neuger	AIG Retirement Plan	13.333	$271,712	$0
	Excess Retirement Income Plan	13.333	$1,057,473	$0
	Supplemental Executive Retirement Plan	13.917	$900,035	$0
	Total		$2,229,220	$0
Kris P. Moor	AIG Retirement Plan	23.750	$287,915	$0
	Excess Retirement Income Plan	23.750	$851,786	$0
	Supplemental Executive Retirement Plan	25	$854,977	$0
	Total		$1,994,678	$0
Separated During 2008
Martin J. Sullivan(4)(5)	AIG Retirement Plan	11.833	$178,987	$0
	Excess Retirement Income Plan	11.833	$787,839	$0
	Supplemental Executive Retirement Plan	25	$1,825,029	$0
	UK Pension Plan	17.166	$759,531	$0
	Total		$3,551,386	$0
Robert B. Willumstad	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Total	0	$0	$0
Steven J. Bensinger(5)	AIG Retirement Plan	5.583	$82,024	$0
	Excess Retirement Income Plan	5.583	$261,714	$0
	Supplemental Executive Retirement Plan	6.083	$168,661	$0
	Total		$512,399	$0

(1)

The named executives had the following years of service with AIG as of December 31, 2008: Liddy—0.333, Herzog—7.417; Tse—47.5; Neuger—13.917; Moor—27.333; Sullivan—36.917; Willumstad—0.333; and Bensinger—6.083. Mr. Herzog had more years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because those plans provided credit for Mr. Herzog’s years of employment with American General Corporation before its acquisition by AIG. Mr. Herzog’s benefit under the American General Corporation Supplemental Executive Retirement Plan was frozen at December 31, 2002 upon AIG’s acquisition of American General Corporation. Messrs. Tse, Moor and Sullivan had fewer years of credited service than actual service under the SERP because 25 years is the maximum amount of credited service under the SERP. Messrs. Liddy, Neuger, Willumstad and Bensinger had fewer years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because participants must wait six months after commencing employment with AIG before enrolling in those plans. Mr. Moor had fewer years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because he did not participate in the tax-qualified retirement plan during his first several years at AIG. Mr. Sullivan had fewer years of credited service than actual service under the tax-qualified retirement plan, the Excess Retirement Income Plan and the UK Pension Plan because of differences in eligibility to participate in these plans during Mr. Sullivan’s years of service in the United Kingdom and the United States and the minimum age requirement for participating in the UK Pension Plan.

Mr. Tse does not participate in the U.S. tax-qualified retirement plan or the Excess Retirement Income Plan because he is employed outside the United States.

Mr. Sullivan’s and Mr. Bensinger’s years of credited service are based upon termination dates of June 15, 2008 and October 9, 2008, respectively. For more information on their benefits under these plans, see footnote 5.

(2)

The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2008 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the tax-qualified retirement plan, the Excess Retirement Income Plan and the SERP are calculated based on payment of a life annuity beginning at age 65 consistent with the assumptions described in Note 18 to the Consolidated Financial Statements included in AIG’s 2008 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 6 percent, and mortality assumptions are based on the 2009 PPA separate static annuitant and nonannuitant mortality tables. The actuarial present value of Mr. Sullivan’s accumulated benefit under the UK Pension Plan is calculated based on payment of a 50 percent joint and survivor annuity beginning at age 65, consistent with a discount rate assumption of 6.25 percent and mortality assumptions based on the PA92 medium cohort mortality table at December 31, 2008. Additionally, the actuarial present value of Mr. Sullivan’s accumulated benefit assumes that a 2.75 percent increase will be applied to a portion of Mr. Sullivan’s formula benefit under the UK Pension Plan to reflect the rate of inflation.

(3)

Mr. Tse’s formula benefit under the SERP is partially offset by his benefits under the AICSPF. The amount shown is the present value of Mr. Tse’s formula benefit net of the offset. See “Nonqualified Deferred Compensation—AICSPF” below. As noted above, Mr. Tse does not participate in the U.S. tax-qualified retirement plan or the Excess Retirement Income Plan.

(4)

Mr. Sullivan participated in the UK Pension Plan from 1978 until 1996. The UK Pension Plan provided a benefit equal to 1.67 percent times final pensionable earnings for each year of service. Under the UK Pension Plan, normal retirement age is 65. With the consent of the plan’s trustees, an inactive participant in the UK Pension Plan may elect early retirement after reaching age 50 and receive a reduced benefit. As an inactive participant in the UK Pension Plan, Mr. Sullivan would be eligible to commence this reduced early retirement benefit.

(5)

The amounts for Mr. Sullivan reflect the value of his accrued pension benefits at his termination date, based upon the benefits payable upon normal retirement at age 65. In fact, as described in footnote 1, Mr. Sullivan terminated employment with AIG on June 15, 2008. Under Mr. Sullivan’s employment agreement and letter agreement with AIG, if Mr. Sullivan’s resignation had been for “Good Reason,” he would have been eligible for approved early retirement and additional age and service credit under AIG’s nonqualified pension plans, which, combined with the earlier commencement of early retirement benefits under the pension plans, would result in an increase in the present value of his total pension benefits, calculated using the assumptions set forth in footnote 2, of $1,148,057 (or a total present value of pension benefits as of December 31, 2008 of $4,699,443). On the other hand, without this age and service credit, Mr. Sullivan would not have reached the minimum retirement age under AIG’s nonqualified pension plans, which would have resulted in a total present value of his pension benefits as of December 31, 2008 of $930,167, due to forfeitures under those plans.

The amounts for Mr. Bensinger also reflect the value of his accrued pension benefits at his termination date, determined in the same manner as for Mr. Sullivan. Mr. Bensinger terminated employment with AIG on October 9, 2008. Under Mr. Bensinger’s employment agreement, if Mr. Bensinger’s resignation had been for “Good Reason,” he also would be eligible for additional age and service credit under AIG’s nonqualified pension plans. However, even with this additional credit, Mr. Bensinger would not have had enough years of service to be eligible for early retirement benefits under those plans. Consequently, Mr. Bensinger’s benefits under these plans were forfeited in 2008. If Mr. Bensinger had received additional age and service credit under AIG’s tax-qualified retirement plan, which would have accrued if he were receiving other benefits under his employment agreement, his pension benefits would have had a total present value as of December 31, 2008, calculated using the assumptions set forth in footnote 2, of $118,849; without that credit, his pension benefits would have had a total present value of $82,024 as of year-end.

Nonqualified Deferred Compensation

In 2008, AIG terminated a number of its nonqualified deferred compensation plans, including the Supplemental Incentive Savings Plan (SISP), which allowed employees to contribute to deferred compensation accounts above the 401(k) annual limit, and the Executive Deferred Compensation Plan (EDCP), in which designated key employees also were eligible to participate. However, for certain current and former employees, including the named executives, payments of account balances will not be accelerated. AIG also maintains a U.S. tax-qualified (401(k)) defined contribution plan. Messrs. Neuger, Sullivan and Bensinger participated in the SISP, and Messrs. Herzog and Neuger participated in the EDCP. In addition, Mr. Herzog participated in the American General Supplemental Thrift Plan (AG Supplemental Plan) and Mr. Tse participated in AICSPF in connection with his years of service in Hong Kong.

Supplemental Incentive Savings Plan. Participants in the SISP were able to defer cash compensation up to a maximum of $11,500 per year. Amounts deferred under the SISP were credited with earnings based on the returns of a number of mutual funds. All funds available for selection under the SISP were also available for selection under AIG’s 401(k) plan. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment. In 2008, deferrals under the SISP for Messrs. Neuger, Sullivan and Bensinger experienced losses of 34.5 percent, 35.1 percent and 32.2 percent, respectively, based on the elections they made to invest in a number of widely available, externally managed mutual funds.

Executive Deferred Compensation Plan. Participants in the EDCP were able to defer cash compensation up to a maximum of $300,000 per year. Amounts deferred under the EDCP were credited with earnings based on the returns of a small number of mutual funds. In 2008, deferrals under the EDCP for Messrs. Herzog and Neuger experienced losses of 20.6 percent and 38.7 percent, respectively, based on the elections they made in a number of widely available, externally managed mutual funds.

AICSPF. Mr. Tse participates in the AICSPF, a defined contribution plan that is tax-qualified under Hong Kong law. Under the AICSPF, participants are required to contribute 5 percent of monthly salary into the plan, and AIG contributes between 6 and 12.5 percent of monthly salary. Amounts contributed under the AICSPF are credited with earnings based on the returns of a small number of mutual funds and will be distributed in a lump sum payment upon the participant’s retirement after reaching age 65. Participant contributions to the AICSPF are fully vested. AIG contributions to the Plan are vested after an employee has ten years of service. In 2008, Mr. Tse’s balance under the AICSPF experienced a loss of 27.9 percent based on his investment elections. Mr. Tse is eligible to retire and receive distributions from the AICSPF.

Senior Partners Plan. In addition, in 2009, AIG terminated its Senior Partners Plan for future performance cycles. Each named executive other than Messrs. Liddy and Willumstad has awards that have been earned but are not yet vested under the Senior Partners Plan, which was operated for successive overlapping three-year performance periods. The first performance period was January 1, 2004 through December 31, 2006, and the last performance period was January 1, 2006 through December 31, 2008. Participants were granted Senior Partner Units that entitled them to receive deferred cash awards based on a weighted average of the annual growth in AIG’s adjusted book value per share during the performance period. However, no awards were earned under the Senior Partners Plan for a performance period if Partners Plan awards were not earned for the performance period ending in the same year. Consequently, no Senior Partner Units were earned for the performance period ending in 2008. Earned awards under the Senior Partners Plan vest and will be paid in two equal installments promptly after the fourth and sixth anniversaries of the first day of the final year of the performance period. In addition, the Senior Partners Plan was preceded by the 2005 Senior Partners Plan, a transition plan under which participants were granted Senior Partner Units with fixed values, which will vest and be paid on January 1, 2011. Any unvested Senior Partner Units under either plan generally will be forfeited if the participant ceases employment with AIG before reaching age 65. Senior Partner Units also provide for a quarterly cash payment on previously earned (but unvested) amounts that generally is equal to the participant’s earned balance, multiplied by the total cash dividends paid on AIG Common Stock during the prior quarter, divided by AIG’s adjusted book value as of the beginning of the prior quarter. These quarterly cash payments are currently suspended since cash dividends paid on AIG Common Stock have been suspended.

As previously noted, Mr. Tse will retire at our 2009 Annual Meeting of Shareholders. Under the terms of the plans, he will be entitled to payment of his balance under the Senior Partners Plan and 2005 Senior Partners Plan upon his retirement.

Senior Partners Plan and 2005 Senior Partners Plan awards, as well as balances under the SISP, the EDCP and the other plans in which the named executives participated, are detailed in the following table.

2008 Nonqualified Deferred Compensation

Name	Elective Defined Contribution Plans(1)						Senior Partners Plan(2)				Total Balance
	Executive Contributions	AIG Contributions	Aggregate Earnings (Loss)	Distributions	Balance		Earned in 2008	Distributions	Balance
Edward M. Liddy	$0	$0	$0	$0	$0		$0	$0	$0		$0
David L. Herzog
EDCP	$0	$0	$(95,793)	$0	$369,856
AG Supplemental Plan	$0	$0	$839	$0	$17,024	(3)
Total	$0	$0	$(94,954)	$0	$386,880		$0	$0	$1,367,375		$1,754,255
Edmund S.W. Tse(4)
AICSPF	$47,660	$119,149	$(2,053,801)	$0	$5,378,196		$0	$0	$14,388,500		$19,766,696
Win J. Neuger
EDCP	$300,000	$0	$(318,245)	$0	$603,672
SISP	$11,500	$0	$(12,921)	$0	$25,219
Total	$311,500	$0	$(331,166)	$0	$628,891		$0	$0	$7,194,250		$7,823,141
Kris P. Moor	$0	$0	$0	$0	$0		$0	$0	$8,222,000		$8,222,000
Separated During 2008
Martin J. Sullivan
SISP	$11,500	$0	$(17,153)	$0	$33,575		$0	$0	$13,967,750	(5)	$14,001,325
Robert B. Willumstad	$0	$0	$0	$0	$0		$0	$0	$0		$0
Steven J. Bensinger
SISP	$0	$0	$(4,298)	$0	$9,042		$0	$0	$6,157,625	(5)	$6,166,667

(1)

Executive contributions to AIG’s nonqualified elective defined contribution plans in 2008 are included in the Salary column, and AIG’s contributions to the AICSPF for Mr. Tse in 2008 are included in the All Other Compensation column of the 2008 Summary Compensation Table. For each named executive other than Mr. Tse, the following amount of the named executive’s total balance, all of which is attributable to executive contributions, was previously reported as salary in the Salary column of the Summary Compensation Table for 2007, 2006 and 2005: Neuger—$544,100; Sullivan—$32,500; and Bensinger—$10,000. Mr. Tse’s compensation has been reported in AIG’s Summary Compensation Table for every year since 1993 other than for 2003. During that time, approximately $1,220,131 of Mr. Tse’s balance under the AICSPF was previously reported in the Summary Compensation Table, with approximately $871,493 representing AIG’s contributions reported in the All Other Compensation column, and the remainder representing executive contributions reported as salary in the Salary column.

(2)

Senior Partners Plan balances include awards under the 2005 Senior Partners Plan. Quarterly cash payments in 2008 on amounts earned in prior years are included in the Non-Equity Incentive Plan Compensation column of the 2008 Summary Compensation Table. Other than these amounts, the following amount of each named executive’s Senior Partners Plan balance was previously reported in the Summary Compensation Table for 2007, 2006 and 2005: Tse—$14,388,500; Neuger—$7,194,250; Moor—$2,200,000; Sullivan—$13,967,750; and Bensinger—$6,157,625.

(3)

Represents Mr. Herzog’s balance under the AG Supplemental Plan and contributions made to this plan prior to AIG’s acquisition of American General Corporation. Mr. Herzog may receive a lump sum distribution from this plan when he terminates employment with AIG and elects a distribution from the AIG 401(k) plan.

(4)

Mr. Tse is based in AIG’s Hong Kong office. AIG records expense for his company-provided benefits, including matching contributions, and credits his aggregate earnings or losses under the AICSPF in Hong Kong dollars. The amount in this table for Mr. Tse reflects conversion to U.S. dollars at a rate of HK$7.75 per U.S. dollar, the month-end rate for December 2008.

(5)

For Mr. Sullivan, in connection with a “Good Reason” termination under his employment agreement and his letter agreement with AIG, Mr. Sullivan’s Senior Partners Plan balance would have been reinstated and would have vested and been delivered at the originally scheduled times. For Mr. Bensinger, in connection with a “Good Reason” termination under his employment agreement, Mr. Bensinger generally would have been eligible to receive the portion of his Senior Partners Plan balance that would have vested during the two-year period following termination of his employment ($1,032,813), and the remainder of his Senior Partners Plan balance also could potentially have been subject to reinstatement as described above. The full balance is shown in this table. Upon a termination by the executive without “Good Reason” or by AIG for “Cause,” and without reinstatement of any awards, the Senior Partners Plan balance shown in this table for Messrs. Sullivan and Bensinger would have been forfeited. For more information, see “Potential Payments on Termination and Arrangements with Former Officers.”

POTENTIAL PAYMENTS ON TERMINATION AND ARRANGEMENTS WITH FORMER OFFICERS

As noted in the Compensation Discussion and Analysis, the named executives who remain at AIG have agreed that they may not receive any payments or benefits upon an involuntary or “Good Reason” termination, other than benefits (e.g., coverage under COBRA) that are generally available to them on any termination. However, upon their termination of employment due to death or permanent disability, the named executives who remain at AIG, other than Mr. Liddy, would be eligible to receive death or disability benefits, as applicable, under AIG’s pension plans in which they participate, as well as continued vesting of outstanding equity-based and Senior Partners Plan awards.

Quantification of Termination Payments and Benefits for Current Officers. The following table details the payments and benefits that each of the named executives who remain at AIG would have been provided if he had been terminated on December 31, 2008 under the circumstances indicated. Except where otherwise indicated, payment and benefits would be provided by AIG.

Termination Payments and Benefits for Current Officers as of December 31, 2008(1)

Name	Severance(1)	Medical and Life Insurance(1)	Pension Plan Credit(2)	Unvested Options(3)	Unvested Stock Awards(4)	Unvested Senior Partners Plan Awards(5)	Total
Edward M. Liddy
Any Termination	$0	$0	$0	$0	$0	$0	$0
David L. Herzog
Involuntarily by AIG or Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$57,043	$1,367,375	$1,424,418
Disability	$0	$0	$656,961	$0	$57,043	$1,367,375	$2,081,379
Edmund S.W. Tse
Retirement(6)	$0	$0	$0	$0	$191,892	$14,388,500	$14,580,392
Win J. Neuger
Involuntarily by AIG or Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$535,320	$7,194,250	$7,729,570
Disability	$0	$0	$197,814	$0	$535,320	$7,194,250	$7,927,384
Kris P. Moor
Involuntarily by AIG or Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$439,299	$8,222,000	$8,661,299
Disability	$0	$0	$382,148	$0	$439,299	$8,222,000	$9,043,447

(1)

As noted in the Compensation Discussion and Analysis, the named executives who remain at AIG have agreed that they may not receive any severance payments upon any termination, including any preferential medical or life insurance benefits. The named executives or their estates may receive medical and life insurance benefits upon permanent disability or death only to the extent that they are generally available to all salaried employees.

(2)

The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive’s accumulated pension benefits, representing additional years of credited service that would accrue during participation in AIG’s long-term disability plan. The amount shown is the increase above the accumulated value of pension benefits shown in the 2008 Pension Benefits table, calculated using the same assumptions.

Death benefits under AIG’s pension plans generally are no more than half of normal retirement benefits and would result in a loss of value on a present value basis for all of the named executives who remain at AIG and participate in AIG’s pension plans.

For information on pension benefits generally, see “Post-Employment Compensation—Pension Benefits.”

(3)	No options that become exercisable on retirement, death or permanent disability currently are in the money.

Unvested options become vested on retirement at or after age 65 and on termination due to permanent disability or death. In these cases, options remain exercisable for the remainder of their original terms. In all other cases, all outstanding options (vested and unvested) generally cease to be exercisable on termination. Previously vested options may be exercised for a period of 90 days following termination with the consent of the Committee.

(4)

The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $1.57 on December 31, 2008) of shares of AIG Common Stock underlying unvested equity-based awards and previously earned awards under the DCPPP, the Partners Plan and the SICO plans, which become vested on retirement, for Mr. Tse, or on termination due to permanent disability or death, for the other named executives. These amounts assume that AIG does not achieve threshold performance for the 2008-2009 performance period under the Partners Plan. Awards would be delivered promptly after retirement, the occurrence of permanent disability or death, as applicable. Awards otherwise generally would be forfeited on termination of employment before the relevant named executive reaches age 65. Stock-based award holdings at the end of 2008 are detailed in the Outstanding Equity Awards at December 31, 2008 table.

(5)

The amounts in this column represent Senior Partners Plan and 2005 Senior Partners Plan awards that the named executives would be eligible to receive on retirement, for Mr. Tse, or on termination due to permanent disability or death, for the other named executives. These awards would be delivered promptly after retirement, the occurrence of permanent disability or death, as applicable. Senior Partners Plan balances otherwise generally would be forfeited on termination of employment before the relevant named executive reaches age 65. For information on other deferred compensation balances held by the named executives, see “Post-Employment Compensation—Nonqualified Deferred Compensation.”

(6)	As of December 31, 2008, Mr. Tse had reached age 65 and was eligible to retire and receive retirement benefits and earned balances under AIG’s long-term incentive plans.

Arrangements with Former Officers. As noted above, Messrs. Sullivan and Bensinger terminated employment with AIG in 2008. Messrs. Sullivan and Bensinger have not received any termination payments. AIG is reviewing termination arrangements for Messrs. Sullivan and Bensinger as part of a comprehensive assessment of expenses and compensation, and no payments will be made or benefits provided pending completion of the review. AIG initially provided the health and welfare benefits and office and secretarial support described below to Mr. Sullivan in the third quarter of 2008, but these benefits were suspended upon the commencement of AIG’s review.

At the time of their respective resignations from AIG, Messrs. Sullivan and Bensinger were party to employment agreements with AIG that provided for termination benefits if the executive’s employment was terminated by AIG without “Cause” or by the executive for “Good Reason.” “Cause” generally meant the executive’s failure to perform duties, willful misconduct or violation of AIG’s codes of conduct or conviction of a felony or any lesser crime involving dishonesty. “Good Reason” generally meant any material adverse change to the executive’s responsibilities or titles, any material breach by AIG of the executive’s employment agreement or most relocations of the executive’s primary office.

In those cases, subject to the executive’s execution of a release of claims and continuing compliance with restrictive covenants, the executive would be entitled to the following:

•	A pro rata portion of the target annual bonus;

•

Severance of three times annual base salary and the prior year’s annual cash performance bonus (subject to minimums of $15 million for Mr. Sullivan and $7.5 million for Mr. Bensinger) payable over 12 months;

•	Continued vesting of equity-based and Senior Partners Plan awards (for a period of 30 months for Mr. Sullivan and 24 months for Mr. Bensinger);

•	Three years of continued health and life insurance coverage;

•	Three years of service and age credit under AIG’s nonqualified pension plans; and

•	Enhanced eligibility for retiree medical and life insurance benefits.

Any payments would cease if, before the payment or benefit is made or provided, the Board determines that grounds existed for AIG to terminate the executive’s employment for “Cause.”

The determination of the specified periods and formulas set forth in the employment agreements of Messrs. Sullivan and Bensinger, including those related to severance benefits, was the outcome of negotiations in early 2005 when AIG was addressing Chief Executive Officer and Chief Financial Officer succession and senior management retention generally. In its negotiations, AIG’s Board of Directors considered the advice of advisors as to current market practice and best practices, but no single factor was dispositive.

In addition, Mr. Sullivan was party to a letter agreement with AIG that provided that upon his resignation for “Good Reason,” AIG would reinstate his outstanding equity-based and Senior Partners Plan awards, consistent with AIG’s historical practice and the “rule of 70” discussed in the Compensation Discussion and Analysis, and provide Mr. Sullivan with an office and secretarial support through year-end 2008.

Messrs. Sullivan and Bensinger each styled their resignations as for “Good Reason” under their employment agreements. As noted, consistent with a comprehensive assessment of expenses and compensation being undertaken by AIG, termination arrangements for Messrs. Sullivan and Bensinger are being reviewed, and no payments will be made pending completion of the review.

Mr. Willumstad also terminated employment with AIG in 2008. His termination was deemed to be by AIG without “Cause.” As a result, Mr. Willumstad would have been entitled to approximately $22.5 million in severance under the ESP. As described in the Compensation Discussion and Analysis, under the ESP, eligible employees may receive certain payments and benefits following termination without “Cause” or for “Good Reason” (which generally have the same definition as in the employment agreements for Messrs. Sullivan and Bensinger). Because Mr. Willumstad did not have a past bonus history with AIG, AIG had agreed to the severance level described above in a letter agreement when Mr. Willumstad became Chief Executive Officer. However, Mr. Willumstad waived his severance because he did not believe that his tenure as Chief Executive Officer provided him the opportunity to execute the restructuring plan he was developing. Under the terms of the letter agreement, subject to his continued compliance with nonsolicitation and noncompetition covenants, Mr. Willumstad will receive AIG contributions to active employer medical and life coverage for 30 months following his termination, as well as an office and secretarial support for one year. At the end of the 30-month period, Mr. Willumstad will be eligible to enroll in AIG’s retiree medical and life programs. Mr. Willumstad will be eligible to have premiums paid by AIG on a $15,000 retiree life insurance policy but will not be eligible for a contribution from AIG to policy premiums for retiree medical coverage because he did not have enough service with AIG.

The following table details the payments and benefits described above to which Mr. Willumstad was entitled, and Messrs. Sullivan and Bensinger would have been entitled, in connection with termination of their employment in the scenario indicated, calculated in each case as of the relevant executive’s termination date (except as noted). In the case of Mr. Willumstad, the benefits provided in 2008 are reflected in the 2008 Summary Compensation Table. In the case of Messrs. Sullivan and Bensinger, the payments and benefits that would have been accrued in 2008 if their resignations were for “Good Reason” under their respective employment agreements are reflected in the 2008 Summary Compensation Table, but no payments have been made (except for benefits initially provided to Mr. Sullivan in the third quarter of 2008 prior to AIG’s review of Mr. Sullivan’s arrangements).

Termination Payments and Benefits for Former Officers(1)

Name	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Unvested Senior Partners Plan Awards(7)	Office and Secretarial Support(8)	Total
Martin J. Sullivan
If by Executive with “Good Reason”	$19,000,000	$112,921	$1,148,057	$0	$499,657	$13,967,750	$118,273	$34,846,658	(1)
Robert B. Willumstad
By AIG without “Cause”	$0	$31,065	$0	$0	$17,356	$0	$412,983	$461,404
Steven J. Bensinger
If by Executive with “Good Reason”	$9,000,000	$16,183	$0	$0	$129,823	$6,157,625	$0	$15,303,631	(1)

(1)

The amounts in this table for Messrs. Sullivan and Bensinger include termination payments and benefits that they have not received. They would be eligible for these payments and benefits if their resignations were for “Good Reason” under their respective employment agreements. AIG is reviewing arrangements for Messrs. Sullivan and Bensinger as part of a comprehensive assessment of expenses and compensation, and no payments will be made pending completion of the review (except for the benefits described in footnotes 3 and 8 to this table, which were initially provided to Mr. Sullivan in the third quarter of 2008 prior to AIG’s review).

(2)

The amounts in this column represent pro rata target bonus payments and severance installments for which Messrs. Sullivan and Bensinger would be eligible if their resignations were for “Good Reason” under their employment agreements, calculated as of their respective termination dates. Pro rata target bonus payments of $4 million for Mr. Sullivan and $1.5 million for Mr. Bensinger would have been payable in lump sums as soon as reasonably practicable after termination, while severance installments totaling $15 million for Mr. Sullivan and $7.5 million for Mr. Bensinger would have been payable over 12 months. The amounts in this column would not have been payable upon a termination by the executive without “Good Reason” or by AIG for “Cause.” Mr. Willumstad waived severance payments under the ESP to which he would otherwise have been entitled.

(3)

The amounts in this column represent the cost to AIG of continued health and life insurance coverage following termination, consistent with the assumptions described in Note 18 to the Consolidated Financial Statements included in AIG’s Consolidated Financial Statements included in AIG’s 2008 Annual Report on Form 10-K. Where provided, health and life insurance coverage would be 36 months for Messrs. Sullivan and Bensinger and will be 30 months for Mr. Willumstad. The amount for Mr. Sullivan also includes the present value of AIG contributions to retiree medical and life programs after the 36 month period, and the amount for Mr. Willumstad also includes the present value of AIG contributions to retiree life insurance after the 30 month period, calculated using the same assumptions used to calculate the pension benefits shown in the 2008 Pension Benefits Table.

(4)

The amounts in this column represent the increase in value, if any, of benefits to Messrs. Sullivan and Bensinger under AIG’s pension plans due to additional age and service credit and earlier commencement of pension benefits that would be provided in connection with a “Good Reason” termination under their employment agreements, relative to the present value of pension benefits shown in the 2008 Pension Benefits Table, calculated using the same assumptions.

(5)	AIG shares underlying options that would be exercisable after termination were far out of the money at year-end 2008.

(6)

For Messrs. Sullivan and Bensinger, the amounts in this column represent the total market value (based on the closing sale price on the NYSE of $1.57 as of December 31, 2008) of AIG shares underlying previously earned Partners Plan, DCPPP and SICO awards and time-vested RSUs that could potentially become vested after termination. These awards, if vested, would be scheduled for delivery in future years and would not have been paid in 2008. These amounts assume that AIG does not achieve threshold performance for the 2008-2009 performance period under the Partners Plan. Upon a termination by the executive without “Good Reason” or by AIG for “Cause,” and without reinstatement of the related awards, these amounts would have been forfeited.

The shares underlying previously earned SICO awards had the following market values as of December 31, 2008: Sullivan—$342,940; and Bensinger—$14,130.

For Mr. Willumstad, the amount in this column represents the total market value (based on the closing sale price on the NYSE of $2.69 as of September 18, 2008, the date of Mr. Willumstad’s resignation) of AIG Common Stock underlying DSUs and deferred stock delivered upon retirement.

Stock-based award holdings at the end of 2008 are detailed in the Outstanding Equity Awards at December 31, 2008 table.

(7)

The amounts in this column represent the total value of awards previously earned under AIG’s Senior Partners Plan and 2005 Senior Partners Plan that could potentially become vested after termination. These awards, if vested, would be payable in future years and would not have been paid in 2008. Upon a termination by the executive without “Good Reason” or by AIG for “Cause,” and without reinstatement of the related awards, these amounts would have been forfeited. For more information, see “Post-Employment Compensation—Nonqualified Deferred Compensation.”

(8)

For Mr. Willumstad, the amount in this column represents the cost to AIG of office and secretarial support to be provided to Mr. Willumstad for one year following termination under his letter agreement with AIG. The full-year cost was estimated based on AIG’s direct expenditures on these benefits in 2008, including allocated portions of office leases and compensation and benefits of individuals providing secretarial support. For Mr. Sullivan, the amount in this column represents the estimated cost to AIG of office and secretarial support that would have been provided to Mr. Sullivan under his letter agreement for the second half of 2008, calculated based on AIG’s actual expenditures on the same expenses listed for Mr. Willumstad prior to AIG’s review of Mr. Sullivan’s arrangements.

Change-in-Control. None of AIG’s compensation elements for the named executives has a change-in-control trigger. AIG’s equity plans in which the named executives participate do not accelerate vesting on a change-in-control, and the ESP does not provide for special severance or similar rights, including “gross-up” payments for “golden parachute” excise taxes under the Code, as a result of a change-in-control. The employment agreements for Messrs. Sullivan and Bensinger provide that, if any payments or benefits are subject to this excise tax, AIG will increase the payment or benefit so that the executive is not affected by the tax. If Mr. Bensinger had received all the payments and benefits under his employment agreement, as well as reinstatement of all of his outstanding equity-based and Senior Partners Plan awards, in connection with a “Good Reason” termination of employment in October 2008, and that termination was determined to be in connection with a change-in-control of AIG for “golden parachute” excise tax purposes due to AIG’s entry into the Fed Credit Agreement in September 2008 and issuance of the AIG Series C Preferred Stock to the Trust in March 2009, Mr. Bensinger would have been entitled to a gross-up payment of approximately $4.5 million. This is only an estimate, and the actual amount of the gross-up could be higher or lower, depending on the portion of compensation payable on account of termination that was deemed to be compensation for past performance, reasonable compensation for compliance with restrictive covenants during the severance period or otherwise not subject to the tax.

PROPOSAL 2—NON-BINDING SHAREHOLDER RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009, enacted in February, imposes a number of requirements on institutions that have participated in the Department of the Treasury’s Troubled Asset Relief Program (TARP), including AIG. One requirement is that at each annual meeting of shareholders during the period in which a TARP investment is outstanding, AIG must permit a non-binding shareholder advisory vote to approve the compensation of AIG’s executives, as disclosed in the annual Proxy Statement.

Accordingly, this Item gives holders of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, the opportunity to vote for or against the following resolution:

RESOLVED: that the holders of the Common Stock and the Series C Preferred Stock of American International Group, Inc. (the “Company”), approve the compensation of the Company’s executives, as disclosed in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2008 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis”, shareholders should review that information in considering their vote on the resolution.

The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities.

AIG STATEMENT IN SUPPORT

YOUR BOARD OF DIRECTORS SUPPORTS THIS RESOLUTION.

In 2008, AIG’s executive compensation reflected AIG’s business results as well as the company’s focus on key issues of employee retention, which AIG believes will be critical to returning value to the American taxpayer and shareholders. As described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” because of the design of AIG’s compensation programs, AIG’s senior-most executives earned no performance-based compensation for 2008. In addition, AIG’s Senior Partners agreed to numerous restrictions on their compensation, both as a part of AIG’s agreements with the Department of the Treasury and voluntarily as a show of support for AIG.

AIG’s Board and Compensation and Management Resources Committee believe that the design of AIG’s compensation programs, the Committee’s commitment to making compensation decisions that are appropriate in light of AIG’s performance and goals and the willingness of senior employees to work with AIG to make important sacrifices justify a vote in favor of this resolution.

Holders of AIG Common Stock and AIG Series C Preferred Stock are entitled to vote on this resolution and will vote as a single class. Adoption of the resolution requires a vote for the resolution by majority of the voting power represented by the votes cast by the shareholders of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, which votes cast are either “for” or “against” the resolution.

Your Board of Directors recommends a vote FOR this resolution.

PROPOSAL 3—AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF AIG COMMON STOCK

PROPOSAL—To approve amendment of AIG’s Restated Certificate of Incorporation to increase the authorized number of shares of AIG Common Stock

AIG’s Board of Directors adopted a resolution declaring it advisable to amend the Restated Certificate of Incorporation to increase the number of authorized shares of AIG Common Stock from 5,000,000,000 shares to 9,225,000,000 shares (and correspondingly, increase the total number of authorized shares of all classes of stock from 5,006,000,000 shares to 9,231,000,000 shares, which includes 6,000,000 authorized shares of AIG Preferred Stock). The Board of Directors further directed that the proposed actions be submitted for consideration by AIG’s shareholders at the 2009 Annual Meeting of Shareholders.

If the shareholders approve the amendment, AIG will amend Article Four of the Restated Certificate of Incorporation to increase the number of authorized shares of all classes of stock and of AIG Common Stock as described above. If adopted by the shareholders, the changes will become effective on the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The affected text of Article Four of the Restated Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement.

If the proposal regarding the reverse stock split described in this Proxy Statement is implemented, the number of additional shares of AIG Common Stock authorized pursuant to this proposed amendment will be reduced by the same ratio of one-for-twenty, thereby resulting in a change to the Restated Certificate of Incorporation as follows: increase the number of authorized shares of AIG Common Stock from 5,000,000,000 shares to 5,211,250,000 shares (and correspondingly, increase the total number of authorized shares of all classes of stock from 5,006,000,000 shares to 5,217,250,000 shares, which includes 6,000,000 authorized shares of AIG Preferred Stock).

This amendment is being proposed:

•

Pursuant to the terms of AIG’s $4,000,000,000 principal amount of 8.175% Series A-6 Junior Subordinated Debentures, €750,000,000 principal amount of 8.000% Series A-7 Junior Subordinated Debentures and £900,000,000 principal amount of 8.625% Series A-8 Junior Subordinated Debentures (collectively, the Junior Subordinated Debentures); and

•

To increase the authorized shares of AIG Common Stock to permit the Board of Directors to issue shares of AIG Common Stock to raise capital, engage in debt for equity swaps and other general corporate purposes.

If AIG elects to defer interest payments or other distributions on the Junior Subordinated Debentures, AIG may be required to sell AIG Common Stock or warrants exercisable for AIG Common Stock to pay such deferred interest or distribution. In order to receive favorable tax treatment of the Junior Subordinated Debentures, AIG agreed to use commercially reasonable efforts to increase the authorized shares of AIG Common Stock, so that AIG would, after taking into account both issued shares and shares reserved or otherwise not available for issuance, have enough authorized shares to ensure its ability to sell AIG Common Stock or warrants exercisable for AIG Common Stock in order to pay such deferred interest.

Amendment of AIG’s Restated Certificate of Incorporation for the purposes described in this Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, plus the affirmative vote of the holders of a majority of the outstanding shares of AIG Common Stock, voting as a separate class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposed amendment.

If this Proposal is not approved, AIG would be required by the terms of the Junior Subordinated Debentures to use commercially reasonable efforts to obtain shareholder approval of the increase at future annual meetings of shareholders.

The increase in shares of AIG Common Stock being authorized in connection with this Proposal is in connection with AIG’s agreement in connection with the issuance of the Junior Subordinated Debentures and to provide the Board of Directors the ability to opportunistically raise capital, reduce debt and engage in other transactions the Board of Directors deems beneficial to AIG and its shareholders. AIG currently has no specific plans or understandings with respect to the issuance of any AIG Common Stock, except items for which AIG had previously reserved shares for issuance. Pursuant to the Series C Stock Purchase Agreement, subject to certain exceptions relating to existing obligations and employee benefit plans, any issuance of AIG Common Stock will require the approval of the Trust so long as the Trust owns the AIG Series C Preferred Stock and AIG Common Stock acquired upon conversion of the AIG Series C Preferred Stock that in the aggregate represents 50 percent or more of the AIG Common Stock into which the AIG Series C Preferred Stock was originally convertible.

Your Board of Directors recommends a vote FOR this Proposal 3.

PROPOSAL 4—AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF OUTSTANDING AIG COMMON STOCK

PROPOSAL—To approve Amendment to AIG’s Restated Certificate of Incorporation to effect a reverse stock split of outstanding AIG Common Stock

AIG’s Board of Directors adopted a resolution declaring it advisable to amend the Restated Certificate of Incorporation to effect a reverse stock split of the outstanding AIG Common Stock at a ratio of one-for-twenty.

The Board of Directors further directed that the proposed action be submitted for consideration by AIG’s shareholders at the Annual Meeting.

If the shareholders approve the amendment, AIG intends to amend its Restated Certificate of Incorporation to effect a reverse stock split of the shares of issued and outstanding AIG Common Stock at a ratio of one-for-twenty. A reverse stock split results in a proportionate reduction of the number of shares owned by each shareholder in accordance with the ratio, but it has no effect on each shareholder’s percentage ownership of AIG (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split, as discussed below under “Fractional Share Interests in the Reverse Stock Split”). If the reverse stock split is approved, the number of additional shares of AIG Common Stock to be authorized pursuant to Proposal 3 will be reduced in proportion to the one-for-twenty reverse stock split ratio. The affected text of Article Four of the Restated Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement.

The number of shareholders of record will not be affected by the proposed reverse stock split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split, as discussed below under “Fractional Share Interests in the Reverse Stock Split”). However, if the proposed reverse stock split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of AIG Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of AIG Common Stock.

If adopted by the shareholders, the change will become effective on the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Amendment of AIG’s Restated Certificate of Incorporation for the purposes described in this Proposal 4 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposed amendments.

The primary purpose of the reverse stock split is to increase the per share trading price of AIG Common Stock. AIG believes a reverse stock split will increase the price of AIG Common Stock, and thus allow a broader range of institutional investors to invest in AIG Common Stock, increase other investor interest in AIG Common Stock and help ensure the continued listing of AIG Common Stock on the NYSE.

Many investment funds and institutional investors have investment guidelines and policies that prohibit them from investing in, or holding in their portfolios, stocks whose price is below a certain threshold, which, at current AIG Common Stock market prices, reduces the number of potential investors for AIG Common Stock. AIG believes that brokerage firms are reluctant to recommend lower-priced stocks to their clients. Also, other investors may be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. The reverse stock split could address these concerns by helping to ensure that the price of AIG Common Stock attains a level that would be viewed more favorably by potential investors.

The share price of AIG Common Stock has declined significantly since the third quarter of 2008, and, during February and March 2009, and occasionally since then, it has closed below $1.00 per share. With the shares trading at this level, small moves in absolute terms in the price per share of AIG Common Stock translate into disproportionately large swings in the price on a percentage basis.

AIG Common Stock currently trades on the NYSE under the symbol “AIG.” AIG Common Stock will be quoted on the NYSE at the post-split price on and after the effective date of the amendment. The NYSE has several continued listing criteria that companies must satisfy in order to remain listed on the exchange, including minimum share price requirements. While the NYSE has temporarily suspended the minimum share price requirement, this suspension may be terminated at any time and, in any event, the suspension expires on June 30, 2009. As a result, unless the trading price of AIG Common Stock continues to trade above $1.00 per share, AIG Common Stock could be delisted from the NYSE after June 30, 2009. For further discussion of this risk, see Item 1A. Risk Factors in AIG’s 2008 Annual Report on Form 10-K. Although AIG believes that approval of the reverse stock split will help AIG to meet the minimum share price requirements, AIG cannot provide assurance to shareholders that AIG will continue to meet the NYSE’s continued listing criteria following the reverse stock split.

In addition, the reverse stock split may not increase the price of AIG Common Stock or may not lead to a sustained increase in the price of AIG Common Stock, which would prevent AIG from realizing some of the anticipated benefits of the reverse stock split. Although AIG’s Board of Directors expects that the reverse stock split will increase the market price of AIG Common Stock, the reverse stock split may not result in a stock price that will attract investment funds or institutional investors or satisfy the investment guidelines of investment funds or institutional investors. The market price of AIG Common Stock is primarily driven by factors unrelated to the number of shares outstanding, including AIG’s current and expected future performance, the support the NY Fed and the Department of the Treasury have provided to AIG, and the support the NY Fed and the Department of the Treasury may continue to provide to AIG, the status of AIG’s asset sales, conditions in the United States and the global economy, conditions in AIG’s industries and markets, stock market conditions generally and other factors, many of which are beyond AIG’s control. Therefore, it is possible that the per share price of AIG Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of outstanding shares of AIG Common Stock resulting from the reverse stock split, which could cause AIG to fail to realize the anticipated benefits of the reverse stock split.

The effective increase in AIG’s authorized and unissued shares as a result of the reverse stock split will not have anti-takeover effects during the time in which the Trust controls more than 50 percent of the voting power of AIG.

Shares of AIG Common Stock after the reverse stock split will be fully paid and non-assessable. This amendment will not change any of the other terms of AIG Common Stock although other amendments proposed in this Proxy Statement, if adopted, would change other terms of AIG Common Stock. The shares of AIG Common Stock after the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of AIG Common Stock prior to the reverse stock split.

An overall effect of the reverse stock split of the outstanding AIG Common Stock will be a reduction of the total number of outstanding shares of AIG Common Stock approximately in proportion to the one-for-twenty reverse stock split ratio and therefore an increase in authorized but unissued shares of AIG Common Stock. These shares may be issued by AIG’s Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of AIG Common Stock.

Under the Delaware General Corporation Law, AIG’s shareholders are not entitled to dissenter’s rights with respect to the proposed amendment to AIG’s Restated Certificate of Incorporation to effect the reverse stock split.

Effects of the Reverse Stock Split on AIG’s Equity Plans, the AIG Series C Preferred Stock and Other Equity-Based Securities

The proposed reverse stock split will reduce the number of shares of AIG Common Stock available for issuance under AIG’s equity plans and agreements in proportion to the exchange ratio. Under the terms of AIG’s outstanding equity and option awards, the reverse stock split, if approved, will lead to a reduction in the number of shares of AIG Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will lead to a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under AIG’s equity plans will also be proportionately reduced. The number of shares of AIG Common Stock issuable upon exercise or vesting of stock option awards will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. For some of AIG’s equity plans, the Board of Directors or Compensation Committee is obligated to make these adjustments after a reverse stock split. For other AIG’s equity plans, the Board or Compensation Committee has the discretion to make such equitable adjustments and intends to make them if the proposed reverse stock split is approved.

The number of shares of AIG Common Stock issuable upon exercise of the Warrant issued in connection with the TARP Investment, the settlement rate for the equity units AIG sold in May 2008 and the number of shares of AIG Common Stock issued upon conversion of the AIG Series C Preferred Stock will be adjusted similarly as described above in proportion to the exchange ratio.

Effect of the Reverse Stock Split on AIG’s Reporting Obligations

The reverse stock split will not affect AIG’s reporting status. AIG Common Stock is currently registered under Section 12(g) of the Exchange Act, and AIG is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if approved, will not affect the registration of AIG Common Stock under the Exchange Act and AIG will continue to be subject to these periodic reporting and other requirements.

Accounting Effects of the Reverse Stock Split

The par value per share of AIG Common Stock will remain unchanged at $2.50 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on AIG’s consolidated balance sheet attributable to AIG Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of AIG Common Stock outstanding. AIG does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

Implementation of the Reverse Stock Split

The reverse stock split, if approved, will become effective on the date of filing of a certificate of amendment to AIG’s Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of AIG Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of AIG Common Stock in accordance with the reverse stock split ratio.

After the effective date of the amendment, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split, rounded down to the nearest whole share, plus the right to receive a cash payment in lieu of any fractional share interests, if applicable, as described below under “Fractional Share Interests in the Reverse Stock Split.”

AIG’s transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into AIG Common Stock will be notified of the effectiveness of the reverse stock split. AIG shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates in exchange for a direct registration account reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further action to effect the exchange; your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse stock split. No shareholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

AIG has adopted direct company registration of AIG Common Stock. As a result, upon surrender of stock certificates following the reverse stock split, AIG will not issue a replacement certificate, but rather will cause its books and records to reflect shares of AIG Common Stock owned by the shareholder after giving effect to the reverse stock split.

AIG’s shareholders that hold their shares through direct company registration will not have stock certificates evidencing their share ownership. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Holders of AIG Common Stock in the direct company registration system do not need to take any action to receive post-split shares or cash payments in lieu of any fractional share interests, if applicable. Holders entitled to post-split shares will automatically be sent a transaction statement indicating the number of shares held following the reverse stock split.

Holders entitled to cash payments in lieu of any fractional share interests will be mailed a check as soon as practicable after the split effective date. By signing and cashing this check, holders will represent and warrant that they own the shares for which they received a cash payment.

Fractional Share Interests in the Reverse Stock Split

No fractional shares of AIG Common Stock will be issued as a result of the proposed reverse stock split. Shareholders otherwise entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of AIG Common Stock on the effective date for the reverse stock split as reported on the NYSE by (b) the fraction of one share owned by the shareholder. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the shareholder receives his or her cash payment. The record date for voting at this Annual Meeting is not the effective date for the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held pre-reverse stock split AIG Common Stock shares and post-reverse stock split AIG Common Stock shares as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, (iv) a tax-exempt organization, (v) a person that owns AIG Common Stock shares that are a hedge of, or that are hedged against, the risks of price movements in AIG Common Stock, or that has recently purchased, will soon purchase, is committed to purchase, or has an option to purchase AIG Common Stock shares in a transaction that would be a “wash-sale” for U.S. federal income tax purposes, (vi) a person that owns AIG Common Stock shares as part of a straddle or conversion transaction for tax purposes, or (vii) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

A U.S. holder, as used herein, is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to U.S. holders.

Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss will be recognized by a U.S. holder upon such holder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, U.S. holders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of a reverse stock split will be deemed for U.S. federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash. The U.S. holder’s holding period for the post-reverse stock split shares will include the period during which the holder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash instead of a fractional share of AIG Common Stock by a U.S. holder of AIG Common Stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share. Gain or loss will generally constitute a capital gain or loss. Capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 15 percent where the holder has a holding period for federal income tax purposes in the property of more than one year. There are limits on the deductibility of capital losses for both corporate and noncorporate holders.

Persons who, actually or constructively for U.S. federal income tax purposes, own more than 1 percent of the outstanding AIG Common Stock shares should consult their tax advisors as to whether the cash in lieu of fractional shares is treated as being “essentially equivalent to a dividend” and taxed accordingly.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Generally, a non-U.S. holder, defined as any beneficial owner of AIG Common Stock that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, will not be subject to U.S. federal income tax on gain recognized on a deemed disposition of fractional shares for cash unless (i) the gain is “effectively connected” with the conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base maintained in the United States, if that is required by an applicable income tax treaty as a condition for being subjected to United States federal income tax on a net income basis, (ii) the holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or (iii) AIG is or has been a United States real property holding corporation for U.S. federal income tax purposes and certain other conditions are met.

A corporate non-U.S. holder’s “effectively connected” recognized gains may also, under certain circumstances, be subject to an additional “branch profits tax” on earnings and profits for the taxable year that are effectively connected to the conduct of a trade or business within the United States at a 30 percent gross rate (or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate).

Non-U.S. holders who, actually or constructively for U.S. federal income tax purposes, own more than 1 percent of the outstanding AIG Common Stock shares should consult their tax advisors as to whether the cash in lieu of fractional shares is treated as being “essentially equivalent to a dividend” and taxed accordingly.

AIG has not been, AIG is not, and does not anticipate, becoming a United States real property holding corporation for U.S. federal income tax purposes.

TAX CONSEQUENCES TO THE COMPANY

AIG will not recognize any gain or loss as a result of any reverse stock split.

Your Board of Directors recommends a vote FOR this Proposal 4.

PROPOSAL 5—AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF AIG PREFERRED STOCK

PROPOSAL—To approve amendment of AIG’s Restated Certificate of Incorporation to increase the authorized number of shares of AIG Preferred Stock

AIG’s Board of Directors adopted a resolution declaring it advisable to amend the Restated Certificate of Incorporation to increase the number of authorized shares of AIG Preferred Stock from 6,000,000 shares to 100,000,000 shares. The Board of Directors further directed that the proposed actions be submitted for consideration by AIG’s shareholders at the 2009 Annual Meeting of Shareholders.

If the shareholders approve the amendment, AIG will amend Article Four of the Restated Certificate of Incorporation to increase the number of authorized shares of AIG Preferred Stock from 6,000,000 shares to 100,000,000 shares and correspondingly, in connection with Proposals 3 and 4, the total number of authorized shares of all classes of stock from 5,006,000,000 shares to, (1) if Proposal 3 and Proposal 4 are both approved, 5,311,250,000 shares, (2) if Proposal 3 is approved but Proposal 4 is not approved, 9,325,000,000 shares, (3) if Proposal 3 is not approved but Proposal 4 is approved, 5,100,000,000 shares, (4) if neither Proposal 3 nor Proposal 4 is approved, 5,100,000,000 shares, each including 100,000,000 shares of AIG Preferred Stock. If adopted by the shareholders, the changes will become effective on the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The affected text of Article Four of the Restated Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement.

The Board of Directors’ purpose in proposing the increase in the number of authorized shares of AIG Preferred Stock is to have shares available for general capital raising purposes. In particular, while no transaction is currently contemplated, AIG Preferred Stock could be issued in exchange for debt. Existing authorized shares of AIG Preferred Stock will be used to facilitate certain proposed transactions with the Department of the Treasury, although, in the future, authorized shares approved pursuant to this proposed amendment may be used to facilitate one or more exchanges of AIG Preferred Stock issued to the Department of the Treasury for AIG Preferred Stock with a smaller liquidation preference in order to facilitate, among other things, a market for those shares of AIG Preferred Stock. AIG currently has no specific plans or understandings with respect to the issuance of any AIG Preferred Stock except as described under “Relationships with the Federal Reserve Bank of New York, the AIG Credit Facility Trust and the United States Department of the Treasury.”

No further approval of the holders of AIG Common Stock would be required prior to the issuance of the additional shares of AIG Preferred Stock authorized by this amendment. Pursuant to the Series C Stock Purchase Agreement, subject to certain exceptions relating to existing obligations and employee benefit plans, any issuance of AIG Preferred Stock will require the approval of the Trust so long as the Trust owns the AIG Series C Preferred Stock and AIG Common Stock acquired upon conversion of the AIG Series C Preferred Stock that in the aggregate represents 50 percent or more of the AIG Common Stock into which the AIG Series C Preferred Stock was originally convertible. Future issuances, other than to the Department of the Treasury, of AIG Preferred Stock ranking senior to or pari passu with the AIG Series E Preferred Stock and the AIG Series F

Preferred Stock will require the vote or consent of the holders of at least 66 2/3 percent of the shares of each of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock then outstanding.

There are no pre-emptive rights relating to the AIG Preferred Stock.

Amendment of AIG’s Restated Certificate of Incorporation for the purposes described in this Proposal, requires: (1) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class; (2) the affirmative vote of the holders of a majority of the voting power of AIG Series C Preferred Stock, voting as a separate class; plus (3) the affirmative vote of the holders of at least 66 2/3 percent of the outstanding shares of each of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock, voting as separate classes. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposed amendment.

If this Proposal is not approved, the authorized shares of AIG Preferred Stock would remain at 6,000,000 shares and AIG may not be able to issue AIG Preferred Stock to raise capital or engage in other transactions that the Board of Directors may believe beneficial to AIG and its shareholders.

Your Board of Directors recommends a vote FOR this Proposal 5.

PROPOSAL 6—AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT
ISSUANCE OF SERIES OF AIG PREFERRED STOCK THAT ARE NOT OF EQUAL RANK AND TO RANK
AIG SERIES E PREFERRED STOCK, AIG SERIES F PREFERRED STOCK AND ANY OTHER
SERIES OF AIG PREFERRED STOCK SUBSEQUENTLY ISSUED TO THE DEPARTMENT
OF THE TREASURY SENIOR TO ALL OTHER AIG PREFERRED STOCK

PROPOSAL—To approve Amendment to AIG’s Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of AIG Preferred Stock that are not of equal rank and (ii) cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the Department of the Treasury to rank senior to all other series of AIG Preferred Stock as to dividend rights and/or as to rights to receive payments upon a liquidation, dissolution or winding up of AIG

AIG’s Board of Directors adopted a resolution declaring it advisable to amend the Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of AIG Preferred Stock that are not of equal rank and (ii) cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the Department of the Treasury to rank senior to all other series of AIG Preferred Stock, including the AIG Series C Preferred Stock, as to dividend rights and/or as to rights to receive payments upon a liquidation, dissolution or winding up of AIG. The Board of Directors further directed that the proposed action be submitted for consideration by AIG’s shareholders at the 2009 Annual Meeting of Shareholders.

Currently AIG’s Restated Certificate of Incorporation provides that all AIG Preferred Stock will be of equal rank with all other shares of AIG Preferred Stock as to the right to receive dividends and the right to receive payments upon a voluntary or involuntary liquidation, dissolution or winding up of AIG. Approval of this change would allow the Board to issue series of AIG Preferred Stock with different priorities and preferences as to dividend rights and/or rights to receive payments upon a liquidation, dissolution or winding up of AIG. The terms of the TARP Investment and the Series C Stock Purchase Agreement require AIG to seek shareholder approval of this change which would also cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock issued to the Department of the Treasury to rank senior to the AIG Series C Preferred Stock and any other subsequently issued series of AIG Preferred Stock.

In permitting the Board of Directors to issue AIG Preferred Stock in series that have different rights as to dividends and/or payments upon the liquidation, dissolution or winding up of AIG, the Proposal makes changes to limit the voting rights of holders of AIG Series C Preferred Stock and any other series of AIG Preferred Stock that is not initially issued to the Department of the Treasury. Unless the terms of one or more series of AIG Preferred Stock provide otherwise, no holder of AIG Preferred Stock will be entitled to vote on any increase in the authorized amount of AIG Preferred Stock or any series of AIG Preferred Stock or any changes to the terms or conditions of any other series of AIG Preferred Stock unless such holder is materially adversely affected by the changes. The terms of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock each require the approval of the holders of at least 66 2/3 percent of the outstanding shares in order to issue or authorize the issuance, other than to the Department of the Treasury, of any series of AIG Preferred Stock that may rank senior or pari passu to it as to the right to receive dividends and/or as to the right to receive payments upon a liquidation, dissolution or winding up of AIG.

If the shareholders approve the amendment, AIG will amend its Restated Certificate of Incorporation to permit the Board to issue series of AIG Preferred Stock that are not of equal rank and cause the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock subsequently issued to the Department of the Treasury to rank senior to all other series of AIG Preferred Stock, including the AIG Series C Preferred Stock and any other series of AIG Preferred Stock that is not initially issued to the Department of the Treasury. The affected text of Article Four of the Restated Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement. If adopted by the shareholders, the changes will become effective on the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Amendment of AIG’s Restated Certificate of Incorporation for the purposes described in this Proposal 6, requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, plus the affirmative vote of the holders of at least 66 2/3 percent of the outstanding shares of AIG Series C Preferred Stock, voting as a separate class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposed amendments.

If this Proposal 6 is not approved, the AIG Series E Preferred Stock, the AIG Series F Preferred Stock and any other series of AIG Preferred Stock would continue to rank senior to AIG Common Stock in respect of the right to receive dividends and the right to receive payments upon a voluntary or involuntary liquidation, dissolution or winding up of AIG but would be of equal rank with the AIG Series C Preferred Stock and all other series of AIG Preferred Stock as to the right to receive dividends and the right to receive payments upon a voluntary or involuntary liquidation, dissolution or winding up of AIG. However, AIG would be required by the terms of the TARP Investment and the Series C Stock Purchase Agreement to submit this Proposal to shareholders no less than once in each subsequent twelve-month period until this Proposal is approved.

The terms of the Series C Stock Purchase Agreement require AIG’s Board of Directors to recommend, and solicit proxies for, this Proposal 6. Therefore, your Board of Directors recommends a vote FOR this Proposal 6.

PROPOSAL 7—AMENDMENT OF AIG’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE
RESTRICTIONS ON PLEDGE OF ALL OR SUBSTANTIALLY ALL OF AIG’S ASSETS

PROPOSAL—To approve amendment to AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG

AIG’s Board of Directors adopted a resolution declaring it advisable to amend the Restated Certificate of Incorporation to eliminate any limitation on the execution of liens on or pledges of all or substantially all of the property or assets of AIG. The Board of Directors further directed that the proposed action be submitted for consideration by AIG’s shareholders at the 2009 Annual Meeting of Shareholders.

If the shareholders approve the amendment, AIG will amend Article Eight of its Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG. If adopted by the shareholders, the changes will become effective on the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The affected text of Article Eight of the Restated Certificate of Incorporation as it is proposed to be amended is set forth as Appendix C to this Proxy Statement.

Currently, AIG’s Restated Certificate of Incorporation empowers the Board of Directors to act without consent of the shareholders to incur mortgages and liens on AIG’s property, provided they relate to less than substantially all of the property of AIG. In order to comply with, and avoid any limitations on borrowings for failure to comply with, the Fed Credit Agreement and the related Guarantee and Pledge Agreement, AIG must pledge sufficient collateral in order to secure loans provided under the Fed Credit Agreement. Borrowings under the Fed Credit Agreement are subject to the NY Fed being satisfied with the collateral pledged by AIG, and AIG is required by the Series C Stock Purchase Agreement to seek shareholder approval of this change.

Amendment of the Restated Certificate of Incorporation, for the purposes described in this Proposal 7, requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposed amendments.

If this Proposal 7 is not approved, this could limit AIG’s ability to borrow under the Fed Credit Agreement. Any such limitation would likely have a material adverse impact on AIG’s liquidity and would force AIG to find other sources of financing. If AIG were unable to secure other sources of financing, there could be substantial doubt about AIG’s ability to continue as a going concern.

The terms of the Series C Stock Purchase Agreement require AIG’s Board of Directors to recommend, and solicit proxies for, this Proposal 7. Therefore, your Board of Directors recommends a vote FOR this Proposal 7.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. During 2008, the PricewaterhouseCoopers LLP engagement team spent a significant amount of time with the Audit Committee.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of AIG’s financial statements;

•	AIG’s internal control over financial reporting;

•	AIG’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance; and

•	The performance of AIG’s internal audit function.

The Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

The Audit Committee held 15 meetings during 2008. The Audit Committee Chairman and members of the Committee also held numerous additional meetings with AIG’s Director of Internal Audit, AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and outside counsel throughout 2008.

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Committee are financially literate, as defined by NYSE listing standards, and that a majority of the members of the Committee are audit committee financial experts, as defined by SEC rules. For purposes of SEC rules, the Board of Directors designated, for purposes of AIG’s 2008 financial statements, Mr. Sutton the named audit committee financial expert and, on the recommendation of the Nominating and Corporate Governance Committee, determined that Mr. Sutton had accounting or related financial management expertise, as defined by the NYSE listing standards. Although designated as an audit committee financial expert, Mr. Sutton did not act as an accountant for AIG and, under SEC rules, is not an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. Under the Federal securities laws, Mr. Sutton did not have any responsibilities or obligations in addition to those of the other Audit Committee members; for these purposes, all Audit Committee members have identical duties and responsibilities.

Audited Financial Statements

In the performance of its oversight function, the Committee has considered and discussed the 2008 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Committee has reviewed with the Director of Internal Audit and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Director of Internal Audit and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB AU 380, “Communication with Audit Committees.” Finally, the Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2008 in AIG’s 2008 Annual Report on Form 10-K.

Remediation Activities

In connection with AIG’s Annual Report on Form 10-K for the year ended December 31, 2007, management concluded that a material weakness existed in internal control over the fair value valuation of the AIG Financial Products Corp. super senior credit default swap portfolio and oversight thereof as of December 31, 2007. The Committee has met extensively with management and PricewaterhouseCoopers LLP to discuss the basis for the conclusion that a material weakness existed and the steps management must take to remediate the material weakness.

During 2008, AIG management took the following actions to remediate this material weakness:

•	Created a framework, including allocation of roles and responsibilities, for the valuation and oversight for the valuation of the super senior credit default swap portfolio (the portfolio).

•	Designed and implemented enhanced controls over the valuation of the portfolio including assessing the relevance and impact of available third-party information and additional segregation of duties.

•	Ensured improved oversight and governance, including increased interaction with corporate finance and risk management functions.

•	Enhanced communication by establishing formal reporting lines between key AIG Financial Products Corp. functions and AIG corporate counterparts.

•	Implemented a valuation control group within AIG Financial Products Corp. to perform the controls, with appropriate allocation of qualified resources.

•	Developed new systems and processes to reduce the reliance on manual controls.

•	Documented the process and controls over the valuation approach.

•	Assessed the design and tested the operating effectiveness of the key controls over the fair value valuation process.

AIG management continues to develop further enhancements to its controls over the fair value valuation of the AIG super senior credit default swap portfolio. Based upon the significant actions taken and the testing and evaluation of the effectiveness of the controls, AIG management has concluded the material weakness in AIG’s controls over the AIGFP super senior credit default swap portfolio valuation process and oversight thereof no longer existed as of December 31, 2008. PricewaterhouseCoopers LLP concurred with management’s conclusion.

As a result of the remediation of this material weakness, AIG management provided an unqualified assessment in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in AIG’s 2008 Annual Report on Form 10-K.

AIG management and the Committee recognize the importance of continued attention to improving AIG’s internal controls related to the period end financial reporting and consolidation processes, investment accounting, income tax, and valuation processes. Additionally, in carrying out AIG’s restructuring plan, AIG management is committed to ensuring that the manual controls that have been established remain effective and sustainable. To maintain effective and sustainable controls, AIG has implemented retention programs to seek to keep its key employees and has engaged third-party resources to supplement the efforts of AIG financial personnel. Furthermore, where consistent with the direction of its asset disposition plan, AIG is investing in new systems and processes which will allow it, over time, to reduce its reliance on manual controls.

Conclusion

During 2009, the Committee will continue its oversight of management’s efforts in improving AIG’s internal controls related to period end financial reporting and consolidation processes, investment accounting, income tax and valuations processes.

Audit Committee
American International Group, Inc.

Michael H. Sutton*, Chairman
Stephen E. Bollenbach
George L. Miles, Jr.
Morris W. Offit

*	Mr. Sutton resigned from the Board on May 7, 2009.

PROPOSAL 8—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the voting power represented by the votes cast by the shareholders of AIG Common Stock and Series C Preferred Stock, voting together as a single class, which votes are cast “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation, as amended, nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as consultations and audits in connection with divestitures, employee benefit plan audits, due diligence related to divestitures, control reviews and GAAP consultations; tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and other permitted non-audit services, such as regulatory compliance, other attestation services and information resources and training. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2008 and 2007.

	2008 (in millions)	2007 (in millions)
Fees paid by AIG:
Audit fees(a)	$107.8	$97.7
Audit-related fees(b)	8.0	7.1
Tax fees(c)	11.0	10.6
All other fees(d)	4.2	4.1

(a)	Includes out-of-pocket expenses of $4.8 million in 2008 and $4.4 million in 2007.

(b)

Audit-related fees are fees in respect of assurance and related services that are traditionally performed by independent accountants, including: employee benefit plan audits; due diligence related to mergers and acquisitions and divestitures; accounting consultations and audits in connection with mergers and acquisitions and divestitures; internal control reviews; and consultation concerning financial accounting and reporting standards.

(c)

Tax fees are fees in respect of tax return preparation and consultation on tax matters (including tax return preparation and consultation on tax matters for expatriate employees), tax advice relating to transactions and other tax planning and advice.

(d)

All other fees include: assistance with information technology; providing access to information resources; training; reports on internal controls pursuant to Statement on Auditing Standards No. 70, “Service Organizations”; and compliance reviews under CFA Institute.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. None of the non-audit services performed by PricewaterhouseCoopers LLP were approved under the SEC’s de minimis exception to audit committee pre-approval.

PricewaterhouseCoopers LLP also provides audit services to certain private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $12.1 million in 2008 and $10.3 million in 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about AIG shares that may be issued under compensation plans as of December 31, 2008.

Equity Compensation Plan Information

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1991 Employee Stock Option Plan	1,496,339		$62.06		0	(3)
	Amended and Restated 1999 Stock Option Plan	21,697,513		$66.42		0	(3)
	Amended and Restated 2002 Stock Incentive Plan	13,693,416	(4)	$—		0	(3)
	Director Stock Plan	10,000	(5)	$—		0	(3)
	Amended and Restated 2007 Stock Incentive Plan	10,945,920	(6)	$23.52	(7)	145,542,727	(8)
Total		47,843,188		$61.67	(7)	145,542,727	(8)

(1)

At December 31, 2008, options with respect to 8,130,240 shares were outstanding as a result of AIG’s assumption of options granted by entities acquired by AIG, at a weighted average option exercise price of $61.00 per share. AIG has not made, and will not make, any future grants or awards of equity securities under the plans of these acquired companies.

(2)	In addition, at December 31, 2008, AIG was obligated to issue 12,341,489 shares in connection with previous exercises of options with delivery deferred.

(3)	No future awards will be made under these plans, which were replaced by the 2007 Stock Incentive Plan.

(4)

Includes shares reserved for issuance in connection with time-vested RSUs, RSUs under the DCPPP and 2006 and 2007 Performance RSUs granted under the Partners Plan. In accordance with SEC rules, shares were reserved for issuance in connection with 2007 Performance RSUs at maximum payout levels, although 2007 Performance RSUs were subsequently forfeited due to failure to meet performance thresholds, and no shares will be issued. For more information, see the Compensation Discussion and Analysis.

(5)	Represents shares granted to non-management directors with delivery deferred.

(6)

Includes shares reserved for issuance in connection with time-vested RSUs, 2008 Performance RSUs granted under the Partners Plan and DSUs. In accordance with SEC rules, shares were reserved for issuance in connection with 2008 Performance RSUs at maximum payout levels, although it is unlikely that these awards will be earned and that any shares will be issued. For more information, see the Compensation Discussion and Analysis.

(7)	Weighted average exercise price of options granted. Excludes RSUs, DSUs, deferred stock and Performance RSUs.

(8)

Each RSU, Performance RSU, DSU and similar award granted under the 2007 Stock Incentive Plan reduces the number of shares available for future issuance by 2.9. Shares underlying awards that are forfeited may become available for reissuance.

SHAREHOLDER PROPOSALS

Some of the statements in the following proposals contain assertions about AIG and its directors that AIG believes are incorrect. AIG has decided not to refute these inaccuracies. Rather, AIG’s Board of Directors has recommended a vote against the proposals for broader policy reasons as set forth following each of the proposals.

SHAREHOLDER PROPOSAL—EXECUTIVE COMPENSATION RETENTION UPON TERMINATION OF EMPLOYMENT

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, which states that it beneficially owns 17,756 shares of AIG Common Stock, has notified AIG in writing that it intends to submit the following proposal and related supporting statement at the Annual Meeting. Co-filers of the proposals are AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which states that it beneficially owns 1,600 shares of AIG Common Stock, and Connecticut Retirement Plans and Trust Funds, 55 Elm Street Hartford, Connecticut 06106-1773, which states that it holds 1,270,975 shares of AIG Common Stock.

RESOLVED, that shareholders of American International Group (“AIG”) urge the Compensation and Management Resources Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to shareholders regarding the policy before AIG’s 2010 annual meeting of shareholders. The shareholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

Supporting Statement

Equity-based compensation is an important component of senior executive compensation at AIG. According to the AIG 2008 proxy statement, three of the four components of the objectives and design of its compensation framework are to: align the long-term economic interests of key employees with those of shareholders by ensuring that a substantial component of each key employee’s compensation and net worth is represented by AIG Common Stock; foster an owner/management culture; and emphasize “at risk” elements of compensation.

We believe there is a link between shareholder wealth and executive wealth that correlates to direct stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, “Skin in the Game,” CFO Magazine (March 1, 2008))

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on AIG’s long-term success and would better align their interests with those of AIG shareholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

AIG has a minimum stock ownership guideline requiring executives to own a number of shares of AIG stock as a multiple of salary. We believe this policy does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge shareholders to vote for this proposal.

AIG STATEMENT IN OPPOSITION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board has considered this shareholder proposal and believes that it is not in the best interest of AIG and its shareholders.

There are now significant and unprecedented limits on the structure and form of compensation AIG may pay its senior executives and other highly paid employees as a result of the new American Recovery and Reinvestment Act and as a result of contractual requirements imposed by the Department of the Treasury. For AIG’s most senior and highly paid employees, these limits include a prohibition on bonuses and stock options, a cap on traditional equity compensation and a minimum vesting requirement on the traditional equity that can be granted. (For more detail about these limits, see “Compensation Discussion and Analysis.”)

The Board believes that it is in the best interests of AIG to keep its remaining flexibility in the efficient and tangible use of equity compensation to, among other things, help AIG to execute its plan to repay the American taxpayers. At a time when AIG’s liquidity resources are subject to a number of competing demands, the Board believes that this flexibility should include the ability, where otherwise permitted by applicable limitations, to allow employees to realize value sooner than the policy advocated by this Proposal would require. Payment in AIG Common Stock is a valuable tool because it conserves cash as compared to a traditional compensation program.

The Board agrees that it is important to align the interests of AIG senior management with shareholders. However, holding periods are only one way to achieve this alignment and are not appropriate for AIG at this time. Many of AIG’s current goals are near-term in nature and will be critical to determining AIG’s success. In this context, the Board believes that the use of performance goals is a more appropriate way to align senior management with shareholders. The Board’s ability to implement such performance goals will be subject to the statutory and contractual limits described. The Board does not believe that the imposition of additional limits would be beneficial, particularly those that do not take into account AIG’s specific circumstances.

Approval of this shareholder proposal requires approval by a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting as a single class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the Proposal.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

SHAREHOLDER PROPOSAL—SPECIAL MEETINGS OF SHAREHOLDERS

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who states that he beneficially owns 1,550 shares of AIG Common Stock, has notified AIG in writing that he intends to submit the following proposal and related supporting statement at the Annual Meeting. Mr. Steiner also authorized John Chevedden and/or his designee to act on his behalf regarding this shareholder proposal.

10—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Supporting Statement

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive support at the following companies (based on 2008 yes and no votes):

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)

FirstEnergy Corp. (FE)	67%	Chris Rossi

Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in Corporate Governance.

“High Governance Risk Assessment.”

“Very High Concern” in executive pay—$14 million for Martin Sullivan.

“High Concern” in accounting—SOX 404 violation.

•	Nine of our directors received from 22% to 32% in withhold votes in spite of our having a principle shareholder.

•	Our directors made sure that we could not vote on the long-established shareholder proposal topic of cumulative voting in 2008.

•	The company 2007 proxy raised a question on whether it was professionally proofread.

•

Martin Feldstein had 21-years tenure (independence concern) and was designated an “Accelerated Vesting” director by The Corporate Library. This was due to his involvement with speeding up stock option vesting in order to avoid recognizing the related cost.

•	George Miles served on 5 boards (over-extension concern) and served on two of our key committees.

•	Our directors also served on 10 boards rated “D” or “F” by the Corporate Library:

George Miles	Harley-Davidson (HOG)

George Miles	HFF, Inc. (HF)

Stephen Bollenbach	Time Warner (TWX)

Stephen Bollenbach	KB Home (KBH)	F-rated

Suzanne Nora Johnson	Pfizer (PFE)

Edward Liddy	3M (MMM)

James Orr	Gevity HR (GVHR)

Martin Feldstein	Eli Lilly (LLY)

Michael Sutton	Krispy Kreme Doughnuts (KKD)

Fred Langhammer	Disney (DIS)

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings—

Yes on 10

AIG STATEMENT IN OPPOSITION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board has considered this shareholder proposal and believes that approval of this shareholder proposal is not necessary or in the best interest of AIG and all of its shareholders in light of AIG’s commitment to corporate governance and existing shareholders’ rights described below.

Under AIG’s By-laws, a special meeting of shareholders may be called at any time by the Chairman, Chief Executive Officer, the Secretary or the Board of Directors, or by the Secretary upon the written request of shareholders who together own of record twenty-five percent (25%) of the outstanding shares of each class of stock entitled to vote at such meeting. Importantly, AIG’s By-laws also permit shareholders to act by written consent at any time in lieu of a meeting.

AIG does not have a classified board with staggered terms for directors. Rather, each director of AIG is elected annually and accountable to AIG’s shareholders. Further, AIG’s by-laws require each director to be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).

The Board of Directors believes that AIG’s existing By-laws provisions, including the threshold of 25% of outstanding shares of stock for shareholders to call a special meeting, strike the appropriate balance between ensuring accountability to shareholders and enabling the Board and management to manage and run AIG in an effective manner.

A special meeting of shareholders poses substantial administrative and financial burdens on a company and its shareholders in light of the legal costs for preparing required disclosure documents, the printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. It is not in the best interest of AIG, the shareholders or the American taxpayers to divert the Board and the management’s attention away from performing their primary function of operating the business of AIG.

Approval of this shareholder proposal requires approval by a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the shareholder proposal.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

SHAREHOLDER PROPOSAL—REINCORPORATION OF AIG IN NORTH DAKOTA

Mark Filiberto, 1981 Marcus Ave., Suite C114, Lake Success, NY 11042 has notified AIG in writing that he intends to submit the following proposal and related supporting statement at the Annual Meeting. Mr. Filiberto also authorized John Chevedden and/or his designee to act on his behalf regarding this shareholder proposal.

11—Reincorporate in a Shareowner-Friendly State

RESOLVED, that shareowners hereby request that our board of directors initiate the appropriate process to change the Company’s jurisdiction of incorporation from Delaware to North Dakota and to elect that the Company be subject to the North Dakota Publicly Traded Corporations Act.

Supporting Statement

This proposal requests that the board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our Company were subject to the North Dakota act there would be additional benefits:

•	There would be a right of proxy access for shareowners who have owned 5% or more of our Company’s shares for at least two years.

•	Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

•	The board of directors could not be classified.

•	The ability of the board of directors to adopt a poison pill would be limited in several respects.

•	Shareowners would vote each year on executive pay practices.

These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly have the best governance system available.

The SEC recently refused to change its rules to give shareowners a right of access to management’s proxy statement. And the Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses. Each of those rights is part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. And at the same time those rights would become available to us as shareowners in a North Dakota corporation, our Company would also shift to cumulative voting, “say on pay,” and other best practices in governance.

Our Company needs to improve its governance. The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” in Corporate Governance, “Very High Concern” in executive pay with $14 million for Martin Sullivan and “High Concern” in accounting with a SOX 404 violation.

Nine of our directors received from 22% to 32% of our withheld votes in spite of our having a principle shareholder.

Martin Feldstein had 21-years tenure (independence concern) and was designated an “Accelerated Vesting” director by The Corporate Library due to his speeding up stock option vesting in order to avoid recognizing the related cost. George Miles served on 5 boards (overextension concern) and served on two of our key committees. Our directors also served on 10 boards rated “D” or “F” by the Corporate Library.

Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step. And reincorporation in North Dakota does not require a vast infusion of capital or massive layoffs to help restore the financial health of our company.

I urge your support for Reincorporating in a Shareowner-Friendly State.

AIG STATEMENT IN OPPOSITION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board has considered this shareholder proposal and believes that it is not in the best interest of AIG and its shareholders.

It is widely acknowledged that Delaware is the most favored corporate domicile for corporations in the United States. The Delaware corporate law is a set of well-developed and comprehensive corporate statutes which are frequently updated to meet changing needs. Delaware has an established legal infrastructure, including a separate court system devoted to certain corporate and business matters. That court system, and the large body of corporate law it has developed, provides companies and shareholders alike with a high degree of predictability in the myriad legal issues facing large, multi-national corporations today. In contrast, the North Dakota Publicly Traded Corporations Act has only been in effect since 2007 and has not been tested by the North Dakota judicial system. In addition, its one-size-fits-all assumption does not provide the Board with necessary flexibility in choosing corporate governance measures, while pursuant to the Delaware law, the Board has the ability to adopt appropriate corporate governance measures in a reasoned and deliberate manner based upon AIG’s changing business needs.

The Board of Directors believes that AIG’s existing corporate governance structure provides effective protection of shareholders’ rights. Among other things, AIG does not have a classified board. Every director runs for election in each year and there is a majority voting procedure for director elections. AIG does not have a shareholder rights plan (also known as a “poison pill”) and does not preclude shareholders from actions by written consent. In addition, AIG, as required by The American Recovery and Reinvestment Act of 2009, is submitting the compensation of the Company’s executives named in the Summary Compensation Table to a non-binding shareholder advisory vote, as further discussed in Proposal 2.

Reincorporating from Delaware to North Dakota could necessitate extensive efforts and expenses that the Board believes could be better spent on AIG’s business affairs and restructuring efforts. Among other things, reincorporation of AIG would require shareholder approval at a shareholders’ meeting, reissuance of all outstanding shares of AIG, preparation of various documents and filings with governmental bodies and similar tasks incidental to such reincorporation, resulting in increased legal and administrative costs to AIG. The process of reincorporation would divert the time and attention of AIG’s management from our business without any apparent commensurate benefit.

Approval of this shareholder proposal requires approval by a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting as a single class. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the proposal.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE 2009 ANNUAL MEETING

Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be received by February [   ], 2010. Under the AIG By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2010 annual meeting of shareholders must be received not less than 90 nor more than 120 days prior to June 30, 2010, unless the 2010 annual meeting of shareholders is not scheduled to be held on a date between May 31, 2010 and July 30, 2010, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-laws may be obtained from the Secretary of AIG.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with one or more directors by (1) writing to them at the address of c/o Special Counsel and Secretary to the Board, American International Group, Inc., 70 Pine Street, 27th Floor, New York, New York 10270 or (2) email boardofdirectors@aig.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of AIG Common Stock who hold AIG Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement is being sent to that address unless AIG receives contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or AIG’s 2008 Annual Report to Shareholders, which has been previously delivered to shareholders, he or she may contact the AIG Director of Investor Relations at 70 Pine Street, New York, New York 10270, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

PROXY SOLICITATION

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $17,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee”, “Report of the Audit Committee” (to the extent permitted by the SEC rules), “Report of the Nominating and Corporate Governance Committee”, and Appendix A to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE GOVERNANCE GUIDELINES
(Effective April 17, 2009)

I. INTRODUCTION

The Board of Directors (the “Board”) of American International Group, Inc. (“AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions.

II. ROLES OF BOARD AND MANAGEMENT

The business of AIG is conducted by management under the oversight of the Board. The roles of the Board and management are related, but distinct. AIG’s business strategy is developed and implemented under the leadership and direction of the Chief Executive Officer by its officers and other employees. The members of the Board serve as the elected representatives of the current and future shareholders, act as advisers and counselors to the Chief Executive Officer and senior management and oversee management’s performance on behalf of the shareholders. In performing its general oversight function, the Board reviews and assesses AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. As part of this function, the Board reviews and discusses reports regularly submitted to the Board by management with respect to AIG’s performance, as well as significant events, issues and risks that may affect AIG’s business or financial performance. In performing its oversight function, the Board and its members will maintain frequent, active and open communication and discussions with the Chief Executive Officer and the management of AIG.

III. BOARD COMPOSITION

The size and composition of the Board is to be determined from time to time by the Board itself in an effort to balance the following goals:

•

The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which AIG is engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have a Board of between 8 and 12 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•

In order to provide oversight to management, given AIG’s complex businesses, the composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.

•

At least two-thirds of the Board will consist of directors who are, under the New York Stock Exchange, Inc. (“NYSE”) listing standards, “independent” in the business judgment of the Board (“Independent Directors”).

IV. THE CHAIRMAN OF THE BOARD

A.	Selection of the Chairman. The Board will select its Chairman in the manner it considers to be in the best interests of AIG at any given point in time.

The selection of the Chairman will be reviewed annually. In connection with this review, the Nominating and Corporate Governance Committee will conduct an independent evaluation of the Chairman.

B.

Duties of the Chairman. The Chairman will have the duties assigned by the Board. It is the Board’s current policy that the Chairman’s duties include chairing meetings of the Board and overseeing the process of informing the Board through timely distribution of information and reports.

V. LEAD INDEPENDENT DIRECTOR

A.

Selection of the Lead Independent Director. If the Chairman is not an Independent Director, the Independent Directors shall annually select from among their number a Lead Independent Director. Under normal circumstances, the same individual should not serve as Lead Independent Director for more than five consecutive years.

B.

Duties of the Lead Independent Director. The Lead Independent Director will have the duties assigned by the Independent Directors or set forth in the By-laws. It is the Independent Directors’ current policy that the Lead Independent Director’s duties shall include:

•

Serving as an ex-officio, non-voting member of each standing committee of the Board of each committee of which he is not a member. The Lead Independent Director’s participation as an ex-officio member at any meeting will not affect the presence or absence of a committee’s quorum. In acknowledgment of the numerous committee meetings, the Lead Independent Director will decide, in his sole discretion, which committee meetings he will attend in an ex-officio capacity; and

•

Leading the Board in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans.

VI. SELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, for recommending candidates to fill vacancies occurring between annual meetings and for periodically recommending candidates for election to the Board.

A.	Nominations. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, will select nominees for the position of director considering the following criteria:

	•	High personal and professional ethics, values and integrity;

	•	Ability to work together as part of an effective, collegial group;

	•	Commitment to representing the long-term interests of AIG;

	•	Skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; and the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board; and

	•	Ability and willingness to commit adequate time to AIG over an extended period of time.

B.

Evaluation of Nominees. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee will also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, will determine whether a nominee or appointee would be an Independent Director. The Board has adopted Director Independence Guidelines to assist in this process. A copy of those Guidelines is attached as Annex A to these Corporate Governance Guidelines.

C.

Shareholder Nominations. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by shareholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairman, Nominating and Corporate Governance Committee, c/o Vice President–Corporate Governance and Special

Counsel and Secretary to the Board, American International Group, Inc., 70 Pine Street, New York, NY 10270. All shareholder recommendations as to possible Board members must comply with the information and timing requirements set forth in AIG’s by-laws.

D.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Management will also provide a continuing education program for directors regarding matters relevant to AIG, its business plan and risk profile, as well as other appropriate subjects.

VII. ELECTION, TERM AND RETIREMENT OF THE DIRECTORS

A.

Election and Term. A director holds office until the annual meeting of shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. In light of the complexities of AIG’s businesses and the time it takes for a director to become familiar with them, the Board does not believe that term limits are appropriate.

B.

Voting for Directors. The Board shall nominate for election as directors only incumbent candidates who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be re-elected as directors, irrevocable resignations authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, at or prior to the time of their appointment to the Board, the same form of resignation tendered by other directors in accordance herewith. The Nominating and Corporate Governance Committee shall consider such irrevocable resignation and shall recommend to the Board the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board shall accept such resignation unless it determines that the best interests of the Corporation and its shareholders would not be served by doing so. The Board shall take action within 90 days following certification of the vote, unless such action would cause AIG to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event AIG shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore, in a periodic or current report filed with the Securities and Exchange Commission.

C.

Director Retirement. No individual shall stand for election as a director after reaching the age of 73. The Board, however, upon the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of AIG.

D.	Former CEOs. No individual who has served but is not currently serving as Chief Executive Officer of AIG shall serve as a director.

E.

Change in Status. If (other than as a result of retirement) a director’s principal occupation changes from that at the time such director was last nominated for election, then such director shall inform the Chairman of the Nominating and Corporate Governance Committee of the change and shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

F.

Board Vacancies. In the event that a vacancy on the Board is created for any reason, and it is determined by the Nominating and Corporate Governance Committee that the vacancy is to be filled, the Nominating and Corporate Governance Committee will consider the views of interested shareholders, as it is deemed appropriate.

VIII. BOARD MEETINGS

The Board currently plans to hold at least six regular meetings each year, with further meetings to occur when called by the Chairman or the Chief Executive Officer or the Lead Independent Director or if requested by two directors as provided in the by-laws.

The Chairman and the Lead Independent Director will coordinate with respect to the preparation of the agendas for meetings of the Board. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting will be established by the respective committee chairman. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion. As provided in the by-laws, the Board or any committee thereof may also take action by unanimous written consent.

IX. EXECUTIVE SESSIONS

To ensure free and open discussion and communication among the Independent Directors of the Board, the Independent Directors will meet in executive sessions, with no members of management present, in conjunction with each regular (non-telephonic) meeting of the Board. The Lead Independent Director will preside at the executive sessions unless the Lead Independent Director is unable to attend, in which case the Independent Directors will designate one of the other Independent Directors to preside. In addition, unless the Lead Independent Director decides it to be unnecessary, the Chief Executive Officer will join a portion of each executive session to give the Independent Directors an opportunity to consult with the Chief Executive Officer.

X. THE COMMITTEES OF THE BOARD

A.

Committees. The Board will have at least the following standing committees: Audit Committee; Compensation and Management Resources Committee; Finance and Risk Management Committee; Regulatory, Compliance and Public Policy Committee; and Nominating and Corporate Governance Committee. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”) Rule 10A-3. Each committee chairman will give a report to the Board periodically on his or her committee’s activities.

B.

Composition of the Committees. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are Independent Directors. Each other standing committee will have a majority of members who are Independent Directors. In the case of the Audit Committee, the Committee Chairman and a majority of the members also will be “Audit Committee Financial Experts” as defined in the rules and regulations of the SEC, and all members will be “financially literate” as determined by the Board (based upon a determination and recommendation by the Nominating and Corporate Governance Committee) in accordance with NYSE listing standards. Any additional qualifications required for the members of each committee will be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

Membership of committees will be reviewed by the Nominating and Corporate Governance Committee, which will make recommendations to the Board regarding composition of each of the committees of the Board at least annually. In that regard, the Board believes that rotation of members and chairmen of its committees is desirable. The Board does not believe, however, that fixed time periods for rotation are desirable. As a general rule, the Board believes that a director should serve as chairman of the same committee for not less than three consecutive years and for not more than five years.

XI. BOARD RESPONSIBILITIES

A.	Overall Business Strategy. The Board will periodically review and approve AIG’s overall strategic and business plans.

B.	Chief Executive Officer. The Board will be responsible for the selection and evaluation of the Chief Executive Officer.

C.

Management Succession. The Chief Executive Officer shall present, at least annually, to the Compensation and Management Resources Committee a management succession plan, to ensure that future selections are appropriately considered. The principal components of this plan are:

	•	A proposed plan for Chief Executive Officer succession, both in an emergency situation and in the ordinary course of business; and

	•	The Chief Executive Officer’s plan for management succession for the other policy-making officers of AIG.

The Compensation and Management Resources Committee shall provide a report to the Board on the management succession plan. The Board shall review and consider the plan and any recommendations of the Compensation and Management Resources Committee.

D.

Evaluating and Approving Compensation for the Chief Executive Officer. The Board, acting through the Compensation and Management Resources Committee, evaluates the performance of the Chief Executive Officer against AIG’s goals and objectives and determines the compensation of the Chief Executive Officer. The determination of the Compensation and Management Resources Committee with respect to the Chief Executive Officer’s compensation shall be subject to the approval or ratification of the Board as provided in the by-laws.

E.

Executive Compensation. The Compensation and Management Resources Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) the development and implementation of other AIG compensation programs.

The Board and the Compensation and Management Resources Committee are committed to the full, fair and transparent disclosure of executive compensation. This commitment will be considered in connection with AIG’s public disclosures regarding executive compensation.

F.

Board Compensation. The Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of the compensation of members of the Board. The Board will set the form and amount of director compensation, taking into account the recommendations of the Nominating and Corporate Governance Committee. Only non-management directors will receive compensation for services as a director.

G.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

	•	legal or regulatory requirements;

	•	the materiality of the transaction to AIG’s financial performance, risk profile or business;

	•	the terms of the transaction; or

	•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

The Board, in conjunction with management of AIG, will develop standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

XII. EXPECTATIONS OF DIRECTORS

The business and affairs of AIG are to be managed by or under the direction of the Board in accordance with the laws of the State of Delaware. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.

Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders. A director may attend meetings (without having a vote or affecting the presence or absence of a quorum) of any committee of which the director is not a member, with the consent of the committee chairman.

Any director who, for two consecutive calendar years, attended fewer than 75% of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

B.

Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that the best interests of AIG take precedence over any interests possessed by a director.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s Vice President–Corporate Governance and Special Counsel and Secretary to the Board of Directors in the event of any issues that arise with respect to the matters set forth in the Code.

D.

Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors will advise the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on any other board of directors or other significant commitments involving affiliation with other businesses or governmental units.

It is AIG’s policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than AIG or a company in which AIG has a significant equity interest). In addition, the Board generally considers it desirable for other directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require substantial time commitments, absent special circumstances.

It is the responsibility of the Nominating and Corporate Governance Committee to review each Director’s, and each potential Director’s, overall commitments to help ensure that all Directors have sufficient time to fulfill their responsibilities as Directors. In considering its nominations of candidates for election to the Board, the Nominating and Corporate Governance Committee may determine that a lesser number of Boards than four is appropriate.

E.

Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of AIG’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management, from time to time, to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement or substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.

Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees and outside constituencies with a single voice and that management serves as the primary spokesperson. If a situation does arise in which it seems appropriate for a non-management director to act as a spokesman on behalf of AIG, the director will first consult with the

Chief Executive Officer. The foregoing is not intended to preclude the Lead Independent Director from speaking on behalf of the Independent Directors, when necessary.

G.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of all information received in connection with his or her service as a director.

XIII. COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate directly with one or more directors by (1) writing to them c/o Vice President–Corporate Governance and Special Counsel and Secretary to the Board, American International Group, Inc., 70 Pine Street, New York, NY 10270 or (2) email at an address that will be included in the annual proxy statement.

XIV. EVALUATING BOARD AND COMMITTEE PERFORMANCE

AIG believes that self-evaluations of the Board, the standing committees of the Board and individual directors are important elements of corporate governance. Under the general oversight of the Chairman:

•	the Board, acting through the Nominating and Corporate Governance Committee, will conduct an annual self-evaluation and evaluation of each member of the Board; and

•	each standing committee will conduct an annual self-evaluation, in the manner and to the extent specified in the committee’s charter.

XV. CHARITABLE GIVING

AIG, and its subsidiaries, may make charitable gifts, grants, contributions, commitments and pledges and awards of various types (collectively “gifts”) in the ordinary course of their business to charities, including foundations, endowments, trusts, charitable organizations and groups, cultural and educational institutions and others (collectively, “institutions”). The Board has adopted the following guidelines with respect to the making of such gifts:

•

Gifts are to be made prudently and to further AIG’s business interests, including the enhancement of AIG’s reputation and standing in the communities where it operates. It is the responsibility of management to determine whether a gift satisfies this purpose before it is made, pledged or committed.

•

Management will provide the Regulatory, Compliance and Public Policy Committee with quarterly reports on all charitable gifts that have been made, pledged or committed for since the last such report that result in gifts aggregating $50,000 or more within the current calendar year to or on behalf of a given institution. Management will also provide an annual report, that will be available upon request, with respect to all charitable gifts that have been made, pledged or committed for during the past calendar year that result in gifts aggregating $50,000 or more to or on behalf of a given institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Management will inform the Nominating and Corporate Governance Committee before the making of any proposed gift that would result in gifts aggregating $50,000 or more within any calendar year to or on behalf of an institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Directors will not directly solicit gifts from AIG (including any of its subsidiaries) to or on behalf of any institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer.

XVI. POLITICAL CONTRIBUTIONS

AIG, and its subsidiaries, may make political contributions in the ordinary course of their business to further AIG’s business interests. It is the responsibility of management to determine whether a contribution satisfies this purpose before it is made, pledged or committed for. All political contributions will be made in accordance with all applicable laws, rules and regulations.

Management will provide the Regulatory, Compliance and Public Policy Committee with a report, at least annually, with respect to all political contributions that have been made since the last such report. The Regulatory, Compliance and Public Policy Committee will report to the Board, at least annually, with respect to its review of the report provided by management on political contributions.

XVII. RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

The Board will have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting and other advisors to assist it. In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Board may retain, if appropriate, independent legal, accounting and other advisors to assist the Board (or, when appropriate, the Independent Directors), and may determine the compensation of such advisors, and AIG will be responsible for any costs or expenses so incurred.

XVIII. AMENDMENT AND WAIVER

In the exercise of its business judgment, these Guidelines may be amended, modified or waived by the Board and, when permitted by these Guidelines, waivers may also be granted by the Nominating and Corporate Governance Committee.

Annex A

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS

A director having any of the following relationships will be deemed to have a material relationship1 with AIG2 and will not be considered “independent”:

•	The director is, or has been within the last three years, an employee of AIG, or an immediate family member[3] is, or has been within the last three years, an executive officer[4] of AIG[5].

•

During any twelve-month period within the last three years, (1) the director has received any direct compensation from AIG or (2) the director has an immediate family member who has received more than $100,000 in direct compensation from AIG for service as an executive officer, in any such case other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).[5]

•

(1) The director or an immediate family member is a current partner of a firm that is AIG’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on AIG’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AIG’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments[6] to, or received payments from, AIG for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the New York Stock Exchange listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in one or more of these standards shall not create a presumption that the director is or is not “independent”.

•	A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” refers to American International Group, Inc. and its consolidated subsidiaries.
[3]

“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the relevant look-back provisions of the standards, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

[4]

“Executive officer” refers to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

[5]

Employment or compensation received by a director for former service as an interim chairman or Chief Executive Officer does not need to be considered as a factor by the board in determining independence under this test.

[6]	Contributions to tax exempt organizations are not considered payments for purposes of this test.

•	A relationship arising solely from director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.

•	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit organization that engages in a transaction with AIG.

•

A relationship arising solely from a director’s affiliation with a charitable organization as a director, advisory director (or in a similar capacity) or executive officer that receives contributions from AIG, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of $200,000[7].

•	The ownership by a director of equity securities of AIG or of any fund managed by AIG.

•

The purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG, in each case, so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	A relationship or transaction arising from a combination of relationships or transactions which are not deemed material.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

[7]	Contributions made by AIG to charitable organizations under the AIG Matching Grants Program will not be taken into account for purposes of this test.

APPENDIX B

PROPOSED AMENDMENT TO ARTICLE FOUR OF AMERICAN INTERNATIONAL GROUP, INC.’S
RESTATED CERTIFICATE OF INCORPORATION RELATING TO PROPOSALS 3, 4, 5 and 6

ARTICLE FOUR.
Capital Stock.

If proposal 3 is approved and neither the reverse stock split described in proposal 4 nor proposal 5 is approved, the first paragraph of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 9,231,000,000, of which 6,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 9,225,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

If proposal 3, the reverse stock split described in proposal 4 and proposal 5 are approved, the one-for-twenty ratio would be applied and the first and second paragraphs of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 5,311,250,000, of which 100,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,211,250,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

“Effective as of [ • ] p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty shares of the Company’s Common Stock, par value $2.50 per share, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $2.50 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, by (b) the fraction of one share owned by the shareholder.”

If proposal 3 is not approved, the reverse stock split described in proposal 4 and proposal 5 are approved, the one-for-twenty ratio would be applied and the first and second paragraphs of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 5,100,000,000, of which 100,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,000,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

“Effective as of [ • ] p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty shares of the Company’s Common Stock, par value $2.50 per share, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $2.50 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, by (b) the fraction of one share owned by the shareholder.”

If proposal 3 and the reverse stock split described in proposal 4 are approved and proposal 5 is not approved, the one-for-twenty ratio would be applied and the first and second paragraphs of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 5,217,250,000, of which 6,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,211,250,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

“Effective as of [ • ] p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty shares of the Company’s Common Stock, par value $2.50 per share, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $2.50 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, by (b) the fraction of one share owned by the shareholder.”

If proposal 3 and proposal 5 are approved and the reverse stock split described in proposal 4 is not approved, the first paragraph of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 9,325,000,000, of which 100,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 9,225,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

If proposal 3 and the reverse stock split described in proposal 4 are not approved and proposal 5 is approved, the first paragraph of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 5,100,000,000, of which 100,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,000,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

If proposal 3 and proposal 5 are not approved and the reverse stock split described in proposal 4 is approved, the first and second paragraphs of Article Four would read as follows:

“The total number of shares of all classes of stock which the Company shall have authority to issue is 5,006,000,000, of which 6,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,000,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).”

“Effective as of [ • ] p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty shares of the Company’s Common Stock, par value $2.50 per share, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $2.50 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, by (b) the fraction of one share owned by the shareholder.”

If proposal 6 is approved, Article Four, other than the first paragraph and, if proposal 4 is approved, the second paragraph, would read as follows (the revised or new provisions are indicated in the markings):

The voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Serial Preferred Stock and the Common Stock, in addition to those set forth elsewhere herein, are as follows:

(1) The Serial Preferred Stock may be issued from time to time by the Board of Directors, as shares of one or more series of Serial Preferred Stock, and, subject to subdivisions (2) through (6) of this Article Four, the Board of Directors or a duly authorized committee thereof is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the relative rights, preferences or limitations of the shares of the series, including but not limited to the following:

(a) The distinctive serial designation of such series which shall distinguish it from other series;

(b) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided in the resolutions creating the series;

(c) The dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates (or the method of determining such date or dates) upon which such dividends shall be payable;

(d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e) The amount or amounts which shall be paid out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Company;

(f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part;

(g) The obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

(h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any other class of stock or into shares of any other series of Serial Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

(i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Serial Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Restated Certificate of Incorporation; ~~and~~

  (j) The relative preference or priority as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and

~~(j)~~ (k) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

(2) All Serial Preferred Stock ~~(a)~~ shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company; ~~and (b) ;shall be of equal rank with all other shares of the Serial;~~ provided, that, except as permitted by the terms of the UST Preferred Stock, the UST Preferred Stock shall have priority over the Junior Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.

~~(3) No dividend shall be paid upon, or declared or set apart for, any share of Serial Preferred Stock or any other share of preferred stock ranking on a parity with the Serial Preferred Stock as to dividends unless at the same time a like proportionate dividend, ratably in proportion to the respective dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Serial Preferred Stock and preferred stock of all series ranking on a parity as to dividends then issued and outstanding and on which dividends are accrued and payable for all dividend periods terminating on or prior to the dividend payment date.~~

(3) Unless otherwise provided in the resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Serial Preferred Stock, no holder of any share or shares of Junior Preferred Stock shall be entitled as of right to vote on any amendment or alteration of the Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any class or series of Serial Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Junior Preferred Stock that does not adversely affect in any material respect the rights of the series of Junior Preferred Stock held by such holder.

(4) Except as provided in the resolutions of the Board of Directors or a duly authorized committee thereof in establishing the terms of a series of Serial Preferred Stock, ~~in no event,~~ so long as any shares of UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to dividends shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock or Junior Preferred Stock, nor shall any shares of any junior stock or Junior Preferred Stock be purchased, redeemed or otherwise acquired for value by the Company, unless all dividends on the ~~Serial~~ UST Preferred Stock ~~of all series~~ and any series of ~~preferred stock~~ Serial Preferred Stock ranking on a parity with the ~~Serial~~ UST Preferred Stock as to dividends for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Comp any shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for the ~~any series of Serial Preferred Stock and preferred stock ranking on a parity with the Serial Preferred Stock as to dividends. The foregoing provisions of this sub-division (4) shall not, however, apply to a dividend payable on any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock~~ UST Preferred Stock or any Serial Preferred Stock ranking on a parity therewith as to dividends. If such payment shall have been made in full to the holders of the UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to dividends, dividends may then be paid on junior stock and Junior Preferred Stock, according to their respective rights and preferences.

(5) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock or Junior Preferred Stock, the holders of the UST Preferred Stock and any series of Serial Preferred Stock ~~and any shares of preferred stock~~ ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof~~, which in the case of Serial Preferred Stock shall be the amounts fixed in accordance with the provisions of subdivision (1) of this Article Four, together with accrued dividends to such distribution or payment date whether or not earned or declared~~. If such payment shall have been made in full to the holders of the ~~Serial~~ UST Preferred Stock and any series of ~~preferred stock~~ Serial Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Preferred Stock, according to their respective rights and preferences to pay in full the respective amounts of the liquidation preference thereof. If such payment shall have been made in full to the holders of Junior Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of UST Preferred Stock and any series of Serial Preferred Stock ~~and any series of preferred stock~~ ranking on a parity therewith as to liquidation, the holders of ~~all~~ UST Preferred Stock and any series of Serial Preferred Stock ~~and any series of preferred stock~~ ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this subdivision (5).

(6) No holder of Serial Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(7) As used herein with respect to the Serial Preferred Stock or in any resolution adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of any particular series of the Serial Preferred Stock as authorized by subdivision (1) of this Article Four, the following terms shall have the following meanings:

(a) The term “junior stock” shall mean the Common Stock and any other class of stock of the Company hereafter authorized over which the Serial Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

(b) The term “Series C Preferred Stock” shall mean the Series C Perpetual, Convertible, Participating Preferred Stock of the Company.

(c) The term “UST Preferred Stock” shall mean the Series ~~D~~E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company and~~, for the purpose of subdivison (2) of this Article Four~~ any other series of Serial Preferred Stock hereafter authorized that is initially issued to the United States Department of the Treasury.

(d) The term “Junior Preferred Stock” shall mean (1) the Series C Preferred Stock and (2) any other series of Serial Preferred Stock hereafter authorized that is not initially issued to the United States Department of the Treasury.

~~(b)~~ (e) The term “sinking fund” shall mean any fund or requirement for the periodic retirement of shares.

~~(c)~~ (f) The term “accrued dividends”, with respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

(8) No holder of any share or shares of stock of the Company shall be entitled as of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Company may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations, and associations and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

(9) The holders of the shares of Common Stock will be entitled to one vote per share of such stock on all matters except as herein or by statute otherwise provided.

APPENDIX C

PROPOSED AMENDMENTS TO ARTICLE EIGHT OF AMERICAN INTERNATIONAL GROUP, INC.’S RESTATED CERTIFICATE OF INCORPORATION RELATING TO PROPOSAL 7

Article Eight, Section (2)(a), which currently reads as follows:

“(2) The Board of Directors shall have power:

(a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the By-Laws of the Company; to fix and vary the amount to be reserved for any proper purpose and to abolish any such reserve in the manner in which it was created; to authorize and cause to be executed mortgages and liens upon any part of the property of the Company provided it be less than substantially all; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.”

shall be amended to read as follows (with the revised language underlined):

“(2) The Board of Directors shall have power:

(a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the By-Laws of the Company; to fix and vary the amount to be reserved for any proper purpose and to abolish any such reserve in the manner in which it was created; to authorize and cause to be executed mortgages and liens upon any part of the property of the Company or upon all or substantially all of the property of the Company; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.”

C-1

American International Group, Inc.

 PRINTED ON RECYCLED PAPER

AMERICAN INTERNATIONAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 30, 2009

American International Group, Inc. 72 Wall Street, Eighth Floor New York, New York 10270	proxy

Proxy solicited by Board of Directors for Annual Meeting — June 30, 2009.

Edward M. Liddy and David L. Herzog, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held on June 30, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, FOR Proposals 2, 3, 4, 5, 6, 7 and 8 and AGAINST Proposals 9, 10 and 11 and otherwise as determined in their discretion.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Submit a Proxy by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Submitting your proxy by phone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL

www.eproxy.com/aig	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to submit your proxy	From outside the U.S. or Canada call	card and return it in the
until 11:59 a.m. (Eastern Daylight	+1-816-737-9783, please note	postage-paid envelope provided.
Saving Time) on June 29, 2009.	international calling charges will apply.
Use a touch-tone telephone to
submit your proxy until 11:59 a.m.
(Eastern Daylight Saving Time)
on June 29, 2009.

If you submit your proxy by Internet or by Telephone, you do NOT need to mail back this Proxy Card.

00066430

COMPANY #

Address Change? Mark Box to the right and Indicate changes below: ☐	TO SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

ADDRESS BLOCK	TO SUBMIT A PROXY BY MAIL TO HAVE YOUR SHARES VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please Fold at the Score Line – DO NOT SEPARATE

The Board of Directors Recommends a Vote
FOR each of the Nominees for Election and FOR Proposals 2 through 8.

Election of directors:		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1a.	Dennis D. Dammerman	☐	☐	☐	1g.	George L. Miles, Jr.	☐	☐	☐

1b.	Harvey Golub	☐	☐	☐	1h.	Robert S. Miller	☐	☐	☐

1c.	Laurette T. Koellner	☐	☐	☐	1i.	Suzanne Nora Johnson	☐	☐	☐

1d.	Edward M. Liddy	☐	☐	☐	1j.	Morris W. Offit	☐	☐	☐

1e.	Christopher S. Lynch	☐	☐	☐	1k.	Douglas M. Steenland	☐	☐	☐

1f.	Arthur C. Martinez	☐	☐	☐

2.	To approve a non-binding shareholder resolution on executive compensation	☐	For	☐	Against	☐	Abstain

3.	To amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of common stock from 5,000,000,000 shares to 9,225,000,000 shares	☐	For	☐	Against	☐	Abstain

4.	To amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of AIG’s outstanding common stock at a ratio of one-for-twenty	☐	For	☐	Against	☐	Abstain

5.	To amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock from 6,000,000 to 100,000,000 shares.	☐	For	☐	Against	☐	Abstain

6.

To amend AIG’s Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of preferred stock that are not of equal rank and (ii) cause the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock and any other series of preferred stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of preferred stock

		☐	For	☐	Against	☐	Abstain

7.	To amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG	☐	For	☐	Against	☐	Abstain

8.	To ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009	☐	For	☐	Against	☐	Abstain

The Board of Directors recommends a vote AGAINST Proposals 9 through 11.

9.	Shareholder proposal relating to executive compensation retention upon termination of employment	☐	For	☐	Against	☐	Abstain

10.	Shareholder proposal relating to special meetings of shareholders	☐	For	☐	Against	☐	Abstain

11.	Shareholder proposal relating to reincorporation of AIG in North Dakota	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION, FOR PROPOSALS 2 THROUGH 8 AND AGAINST PROPOSALS 9, 10 AND 11.

Date _____________________________________________

Signature(s) in Box

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

AMERICAN INTERNATIONAL GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, June 30, 2009

American International Group, Inc.
72 Wall Street, Eighth Floor
New York, New York 10270

Proxy solicited by Board of Directors for Annual Meeting — June 30, 2009.

Edward M. Liddy and David L. Herzog, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock and the shares of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock of the undersigned, with all the powers which the undersigned would possess if a duly authorized representative of the undersigned were personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held on June 30, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR Proposal 5 and otherwise as determined in their discretion.

The Board of Directors Recommends a Vote FOR Proposal 5.

Proposal 5. To amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock from 6,000,000 to 100,000,000 shares.

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 5.

Date: ________, 2009

The United States Department of the Treasury

By:

Name:
Title:

AMERICAN INTERNATIONAL GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, June 30, 2009

American International Group, Inc.
72 Wall Street, Eighth Floor
New York, New York 10270

Proxy solicited by Board of Directors for Annual Meeting — June 30, 2009.

Edward M. Liddy and David L. Herzog, or either of them, each with the power of substitution, are hereby authorized to represent and vote the 100,000 shares of Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”), of the undersigned, with all the powers which the undersigned would possess if a duly authorized representative of the undersigned were personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held on June 30, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be entitled to vote, both as a single class with the AIG Common Stock and, in the case of Proposals 5 and 6, as a separate class, on all of the Proposals in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR Proposals 2 through 8 and AGAINST Proposals 9, 10 and 11 and otherwise as determined in their discretion. A vote for Proposal 5 and 6 will constitute both a vote as a single class with AIG’s common stock, par value $2.50 per share, and a vote as a separate class.

The Board of Directors Recommends a Vote FOR Proposals 1 through 8.

1a.	Dennis D. Dammerman	☐ For	☐ Against	☐ Abstain

1b.	Harvey Golub	☐ For	☐ Against	☐ Abstain

1c.	Laurette T. Koellner	☐ For	☐ Against	☐ Abstain

1d.	Edward M. Liddy	☐ For	☐ Against	☐ Abstain

1fe	Christopher S. Lynch	☐ For	☐ Against	☐ Abstain

1f.	Arthur C. Martinez	☐ For	☐ Against	☐ Abstain

1g.	George L. Miles, Jr.	☐ For	☐ Against	☐ Abstain

1h.	Robert S. Miller	☐ For	☐ Against	☐ Abstain

1i.	Suzanne Nora Johnson	☐ For	☐ Against	☐ Abstain

1j.	Morris W. Offit	☐ For	☐ Against	☐ Abstain

1k.	Douglas M. Steenland	☐ For	☐ Against	☐ Abstain

2. To approve a non-binding shareholder resolution on executive compensation

☐ For	☐ Against	☐ Abstain

3. To amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of common stock from 5,000,000,000 shares to 9,225,000,000 shares

☐ For	☐ Against	☐ Abstain

4. To amend AIG’s Restated Certificate of Incorporation to effect a reverse stock split of AIG’s outstanding common stock at a ratio of one-for-twenty

☐ For	☐ Against	☐ Abstain

5. To amend AIG’s Restated Certificate of Incorporation to increase the authorized shares of preferred stock from 6,000,000 to 100,000,000 shares

☐ For	☐ Against	☐ Abstain

6. To amend AIG’s Restated Certificate of Incorporation to (i) permit AIG’s Board of Directors to issue series of preferred stock that are not of equal rank and (ii) cause the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock and any other series of preferred stock subsequently issued to the United States Department of the Treasury to rank senior to all other series of preferred stock

☐ For	☐ Against	☐ Abstain

7. To amend AIG’s Restated Certificate of Incorporation to eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG

☐ For	☐ Against	☐ Abstain

8. To ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2009

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote AGAINST Proposals 9 through 11.

9. Shareholder proposal relating to executive compensation retention upon termination of employment

☐ For	☐ Against	☐ Abstain

10. Shareholder proposal relating to special meetings of shareholders

☐ For	☐ Against	☐ Abstain

11. Shareholder proposal relating to reincorporation of AIG in North Dakota

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 2 THROUGH 8 AND AGAINST PROPOSALS 9, 10 AND 11.

Date: ________, 2009

AIG CREDIT FACILITY TRUST

By:

Name: Jill M. Considine
Title: Trustee

By:

Name: Chester B. Feldberg
Title: Trustee

By:

Name: Douglas L. Foshee
Title: Trustee